AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 27, 1998
                                                 REGISTRATION NO. 333-29495
=============================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                            ------------------

                             AMENDMENT NO. 5
                                    TO
                                 FORM S-3
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933

                            ------------------

                 PARTNERS FIRST RECEIVABLES FUNDING, LLC
                (Originator of the Trust described herein)
          (Exact name of registrant as specified in its charter)

                 PARTNERS FIRST CREDIT CARD MASTER TRUST
                (Issuer with respect to the Certificates)


               DELAWARE                                  52-2072056
   (State or other jurisdiction of                    (I.R.S. employer
    incorporation or organization)                 identification number)


                 PARTNERS FIRST RECEIVABLES FUNDING, LLC
                        900 ELKRIDGE LANDING ROAD
                                SUITE 301
                      LINTHICUM, MARYLAND 21090-2925
                              (410) 855-8600
      (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ------------------

                         TERENCE F. BROWNE, ESQ.
                             GENERAL COUNSEL
                       PARTNERS FIRST HOLDINGS, LLC
                        900 ELKRIDGE LANDING ROAD
                                SUITE 300
                      LINTHICUM, MARYLAND 21090-2925
                              (410) 865-8700
   (Name, address, including zip code, and telephone number, including area code, of agents for service)

                            ------------------

                                COPIES TO:

        ANDREW M. FAULKNER, ESQ.                EDWARD M. DESEAR, ESQ.
    SKADDEN, ARPS, SLATE, MEAGHER &      ORRICK, HERRINGTON & SUTCLIFFE LLP
            FLOM LLP                              666 FIFTH AVENUE
          919 THIRD AVENUE                     NEW YORK, NEW YORK 10103
     NEW YORK, NEW YORK 10022-9931                (212) 506-5000
           (212) 735-2853

                            ------------------


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective as determined by market conditions.

If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|_| _______________


If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ____________


If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                            ------------------

                                    CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS      AMOUNT TO      PROPOSED MAXIMUM    PROPOSED  MAXIMUM       AMOUNT OF
OF SECURITIES TO BE    BE REGISTERED     OFFERING PRICE     OFFERING PRICE (1)   REGISTRATION FEE
     REGISTERED                           PER UNIT (1)
-------------------------------------------------------------------------------------------------
Asset Backed
   Certificates......   $1,000,000           100%               $1,000,000         $303.03(2)

--------------------

(1) Estimated solely for purpose of calculating the registration fee.

(2) $303.03 of which was previously paid in connection with the original filing of the Registration Statement.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE
OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE
WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
============================================================================



[FLAG]

The information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.





              SUBJECT TO COMPLETION, DATED FEBRUARY 27, 1998

                                PROSPECTUS


                 PARTNERS FIRST CREDIT CARD MASTER TRUST
                        ASSET BACKED CERTIFICATES

                 PARTNERS FIRST RECEIVABLES FUNDING, LLC
                                TRANSFEROR
                       PARTNERS FIRST HOLDINGS, LLC
                                 SERVICER


                             ---------------



      Partners First Receivables Funding, LLC ("PFRF"), as transferor (in such capacity, the "Transferor"), may sell from time to time one or more series (each, a "Series") of asset backed certificates (the "Certificates") evidencing undivided interests in certain assets of the Partners First Credit Card Master Trust (the "Trust"), to be created pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement") among the Transferor, Partners First Holdings, LLC, as Servicer (in such capacity, the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). The property of the Trust will include, among other things, the receivables (the "Receivables") that are generated from time to time in a portfolio of consumer revolving credit card accounts (the "Accounts"), collections thereon, funds on deposit in certain accounts of the Trust, any Participation Interests (as defined herein) included in the Trust, collections thereon and any Credit Enhancement (as defined herein) with respect to any particular Series or Class as more fully described herein and, with respect to a Series offered hereby, in the related Prospectus Supplement (as defined below). The Receivables in the Accounts are sold to PFRF and then transferred by PFRF to the Trust as more fully described herein. All of the Receivables in the Trust on the date hereof were originated by BankBoston (NH), National Association ("BKB") and Harris Trust and Savings Bank ("Harris"). As more fully set forth herein, it is anticipated that in the future, Receivables originated by financial institutions other than BKB and Harris may be included in the Trust, upon satisfaction of certain conditions, including the Rating Agency Condition.


      Certificates will be sold from time to time under this Prospectus on terms determined for each Series at the time of the sale and described in the related prospectus supplement (each, a "Prospectus Supplement"). Each Series will consist of one or more classes of Certificates (each, a "Class"). Each Certificate will represent an undivided interest in certain assets of the Trust and the interest of the holders of each Class or Series will include the right to receive a varying percentage of each month's collections with respect to the Receivables at the times, in the manner and to the extent described herein and, with respect to any Series offered hereby, in the related Prospectus Supplement. Interest and principal payments with respect to each Series offered hereby will be made as specified in the related Prospectus Supplement. A Series offered hereby (or any Class within such Series) may be entitled to the benefits of a cash collateral account or guaranty, spread account, yield supplement account, collateral interest, letter of credit, surety bond, insurance policy or other form of credit enhancement as specified in the Prospectus Supplement relating to such Series. In addition, any Series offered hereby may include one or more Classes which are subordinated in right and priority of payment to one or more other Classes of such Series or another Series, in each case to the extent described in the related Prospectus Supplement. Each Series of Certificates or Class offered hereby will be rated in one of the four highest categories by at least one nationally recognized statistical rating organization.


POTENTIAL INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH IN "RISK FACTORS" COMMENCING ON PAGE 28 HEREIN.


                             ---------------

THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR RECOURSE OBLIGATIONS OF THE TRANSFEROR, THE SERVICER OR ANY AFFILIATE OF EITHER OF THEM. A CERTIFICATE IS NOT A DEPOSIT AND NEITHER THE CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------

      Certificates may be sold by the Transferor directly to purchasers, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. If underwriters or agents are involved in the offering of the Certificates of any Series offered hereby, the name of the managing underwriter or underwriters or agents will be set forth in the related Prospectus Supplement. If an underwriter, agent or dealer is involved in the offering of the Certificates of any Series offered hereby, the underwriter's discount, agent's commission or dealer's purchase price will be set forth in, or may be calculated from, the related Prospectus Supplement, and the net proceeds to the Transferor from such offering will be the public offering price of such Certificates less such discount in the case of an underwriter, the purchase price of such Certificates less such commission in the case of an agent or the purchase price of such Certificates in the case of a dealer, and less, in each case, the other expenses of the Transferor associated with the issuance and distribution of such Certificates. See "Plan of Distribution."

      THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF CERTIFICATES OF ANY SERIES UNLESS ACCOMPANIED BY THE RELATED PROSPECTUS SUPPLEMENT.

                                   ---------------

             THE DATE OF THIS PROSPECTUS IS FEBRUARY __, 1998




                            TABLE OF CONTENTS

                                                                       Page
                                                                       ----

PROSPECTUS SUPPLEMENT....................................................6

REPORTS TO CERTIFICATEHOLDERS............................................6

AVAILABLE INFORMATION....................................................6

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..........................6

PROSPECTUS SUMMARY.......................................................8

RISK FACTORS............................................................28

USE OF PROCEEDS.........................................................38

THE TRUST...............................................................39

CREDIT CARD ACTIVITIES..................................................39
      General...........................................................39
      Business Strategy.................................................40
      Processing and Servicing of Credit Card Accounts..................41
      Account Origination...............................................41
      Underwriting Procedures...........................................42
      Additional Accounts...............................................43
      Billing and Payments..............................................43
      Interchange.......................................................45
      Collection of Delinquent Accounts.................................46
      Recoveries........................................................46
      Fraud Prevention..................................................47

PARTNERS FIRST HOLDINGS, LLC............................................47

PARTNERS FIRST RECEIVABLES FUNDING, LLC.................................48

THE ACCOUNTS............................................................48

DESCRIPTION OF THE CERTIFICATES.........................................49
      General...........................................................49
      Book-Entry Registration...........................................49
      Definitive Certificates...........................................52
      Interest..........................................................53
      Principal.........................................................53
      Pay Out Events and Reinvestment Events............................55
      Servicing Compensation and Payment of Expenses....................56
      Termination of the Trust..........................................57

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT......................57
      Conveyance of Receivables.........................................57
      Representations and Warranties....................................58
      Transferor Certificates...........................................60
      Additions of Accounts or Participation Interests..................60
      Removal of Accounts...............................................61
      Discount Option...................................................61
      Yield Supplement Account..........................................62
      Premium Option....................................................62
      Indemnification...................................................63
      Collection and Other Servicing Procedures.........................63
      New Issuances.....................................................64
      Collection Account................................................66
      Allocations.......................................................67
      Groups of Series..................................................68
      Reallocations Among Certificates of Different Series
         within a Reallocation Group....................................68
      Sharing of Excess Finance Charge Collections Among
         Excess Allocation Series.......................................69
      Shared Principal Collections......................................70
      Paired Series.....................................................70
      Special Funding Account...........................................71
      Funding Period; Pre-Funding Account...............................71
      Defaulted Receivables; Rebates and Fraudulent Charges.............72
      Credit Enhancement................................................72
      Interest Rate Swaps and Related Caps, Floors and Collars..........74
      Servicer Covenants................................................75
      Certain Matters Regarding the Servicer............................75
      Servicer Default..................................................75
      Evidence as to Compliance.........................................77
      Amendments........................................................77
      List of Certificateholders........................................78
      The Trustee.......................................................78

DESCRIPTION OF THE PURCHASE AGREEMENTS..................................78
      PFR Purchase Agreements...........................................78
      Transferor Purchase Agreement.....................................80
      Formation Transactions; Account Origination.......................81
      Limitations on Liability..........................................82

CERTAIN LEGAL ASPECTS OF THE RECEIVABLES................................82
      Transfer of Receivables...........................................82
      Certain Matters Relating to Insolvency............................83
      Consumer Protection Laws..........................................85
      Proposed Legislation..............................................86

U.S. FEDERAL INCOME TAX CONSEQUENCES....................................86
      General...........................................................86
      Characterization of the Certificates as Indebtedness..............86
      Taxation of Interest Income of Certificateholders.................87
      Sale of a Certificate.............................................88
      Tax Characterization of the Trust.................................88
      FASIT ............................................................90
      Foreign Investors.................................................90
      Defeasance........................................................91

STATE AND LOCAL TAXATION................................................91

ERISA CONSIDERATIONS....................................................93

PLAN OF DISTRIBUTION....................................................95

LEGAL MATTERS...........................................................96

INDEX OF DEFINED TERMS..................................................97





                          PROSPECTUS SUPPLEMENT

      The Prospectus Supplement relating to any Series will, among other things, set forth with respect to such Series: (a) the initial aggregate principal amount of each Class of such Series; (b) the rate of interest on each Certificate (the "Certificate Rate") (or method of determining the Certificate Rate) of each such Class; (c) the expected date or dates on which the Invested Amount with respect to each such Class will have been paid to the holders of the Certificates of such Class ("Certificateholders"); (d) the extent to which any Class within a Series is subordinated to any other Class of such Series or any other Series;
(e) the Distribution Dates for the respective Classes; (f) relevant financial information with respect to the Receivables; (g) additional information with respect to any Series Enhancement relating to such Series; and (h) the plan of distribution of such Series.


                      REPORTS TO CERTIFICATEHOLDERS

      Unless and until Definitive Certificates (as defined herein) are issued, monthly and annual unaudited reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Certificates pursuant to the Pooling and Servicing Agreement. Such reports will be made available by DTC and its participants to the Certificateholders in accordance with the rules, regulations and procedures creating and affecting DTC. See "Description of the Pooling and Servicing Agreement -- Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Pooling and Servicing Agreement does not require the sending of, and the Transferor does not intend to send, any of its financial reports to the Certificateholders or to the owners of beneficial interests in the Certificates ("Certificate Owners").


                          AVAILABLE INFORMATION

      The Transferor, as originator of the Trust, has filed a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") with respect to the Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and amendments thereof and exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Seven World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Servicer will file with the Commission such periodic reports, if any, with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. In addition, the Commission maintains a public access site on the Internet through the World Wide Web at which site reports, proxy and information statements and other information regarding registrants, including all electronic filings, may be viewed. The Internet address of the Commission's World Wide Web site is http://www.sec.gov.


             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      All reports and other documents filed by the Servicer, on behalf of the Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained herein or in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.


      The Servicer will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to Partners First Holdings, LLC; 900 Elkridge Landing Road, Suite 300, Linthicum, Maryland 21090-2925; Attention: Chief Financial Officer. Telephone requests for such copies should be directed to (410) 865-8700.


                            PROSPECTUS SUMMARY


      The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in any accompanying Prospectus Supplement. Reference is made to the Index of Defined Terms beginning on page 96 herein for the location herein of the definitions of certain capitalized terms used herein. Unless the context requires otherwise, certain capitalized terms, when used herein and in any accompanying Prospectus Supplement, relate only to the particular Series being offered by such Prospectus Supplement.


Issuer........................     Partners First Credit Card Master
                                   Trust (the "Trust"). The Trust, as a
                                   master trust, is expected to issue
                                   series of Certificates (each, a
                                   "Series") from time to time. See "The
                                   Trust."


Servicer......................     Partners First Holdings, LLC, a
                                   Delaware limited liability company
                                   ("Holdings"), as Servicer (in such
                                   capacity, the "Servicer"). The
                                   Servicer will receive a fee as
                                   servicing compensation from the Trust
                                   in respect of each Series in the
                                   amounts and at the times specified in
                                   the related Prospectus Supplement (the
                                   "Servicing Fee"). The Servicing Fee
                                   may be payable from Finance Charge
                                   Receivables, Interchange or other
                                   amounts as specified in the related
                                   Prospectus Supplement.

                                   In certain limited circumstances,
                                   Holdings may resign or be removed, in
                                   which event the Trustee or, so long as
                                   it meets certain eligibility standards
                                   set forth in the Pooling and Servicing
                                   Agreement, a third-party Servicer may
                                   be appointed as successor Servicer
                                   (Holdings, or any such successor
                                   Servicer, is referred to herein as the
                                   "Servicer"). Holdings is permitted to
                                   delegate certain of its duties as
                                   Servicer to any of its affiliates or,
                                   subject to certain conditions, to
                                   third party service providers, but any
                                   such delegation will not relieve the
                                   Servicer of its liability and
                                   responsibility with respect to such
                                   duties under the Pooling and Servicing
                                   Agreement or any Supplement. Holdings
                                   has delegated certain of its servicing
                                   duties to First Data Resources Inc.
                                   ("FDR"). See "Description of the
                                   Certificates -- Servicing Compensation
                                   and Payment of Expenses."


Trustee.......................     The Bank of New York (the "Trustee"), a
                                   New York banking corporation.


Transferor....................     Partners First Receivables Funding,
                                   LLC ("PFRF" or, in its capacity as
                                   transferor, the "Transferor"), a
                                   Delaware limited liability company and
                                   a special purpose wholly owned
                                   subsidiary of Partners First
                                   Receivables, LLC ("PFR"), a Delaware
                                   limited liability company. PFR is a
                                   wholly owned subsidiary of Holdings.

Account Originators...........     Pursuant to separate Contribution
                                   Agreements (each, a "Contribution
                                   Agreement"), on January 29, 1998, the
                                   date of issuance of the first Series
                                   of Certificates (the "Initial Series
                                   Issuance Date") BankBoston (NH),
                                   National Association ("BKB"), a
                                   national banking association organized
                                   under the laws of the United States,
                                   and Harris Trust and Savings Bank, a
                                   bank chartered under the laws of the
                                   State of Illinois ("Harris"), each
                                   contributed to Partners First
                                   Holdings, LLC ("Holdings") all of
                                   their respective rights under
                                   specified consumer revolving credit
                                   card accounts originated by BKB or
                                   Harris, as applicable, except (i) the
                                   related cardholder agreements, (ii)
                                   all rights to create, enforce and
                                   collect receivables and any other
                                   amounts owing under the Partners First
                                   Portfolio (as defined below) and (iii)
                                   all rights to amend and modify the
                                   related cardholder agreements
                                   (collectively, the "Retained Rights").
                                   As used herein "Partners First
                                   Portfolio" means (i) the credit card
                                   accounts originated or acquired by BKB
                                   and Harris and contributed to Holdings
                                   pursuant to the Contribution
                                   Agreements on the Initial Series
                                   Issuance Date, (ii) any other consumer
                                   revolving credit card accounts
                                   originated by BKB or Harris, as
                                   applicable, following the Initial
                                   Series Issuance Date and transferred
                                   to Holdings by BKB or Harris pursuant
                                   to the Assistance Agreements and (iii)
                                   any other credit card accounts over
                                   which Holdings has acquired control
                                   pursuant to an agreement with the
                                   financial institution which originated
                                   or acquired such credit card accounts.

                                   Under the Contribution Agreements and
                                   the Assistance Agreements, Holdings
                                   has the right to designate the
                                   financial institutions that will
                                   exercise the Retained Rights with
                                   respect to the credit card accounts in
                                   the Partners First Portfolio. On the
                                   Initial Series Issuance Date, Holdings
                                   designated each of BKB and Harris as
                                   the Account Originator with respect to
                                   specified credit card accounts in the
                                   Partners First Portfolio. As used
                                   herein, "Account Originator" means, as
                                   of any date of determination, each
                                   financial institution which (i) has
                                   been designated by Holdings as the
                                   financial institution that will
                                   exercise the Retained Rights with
                                   respect to credit card accounts in the
                                   Partners First Portfolio; (ii) if such
                                   financial institution is not an
                                   affiliate of Holdings, has entered
                                   into a written agreement with Holdings
                                   in the form of, or substantially
                                   similar to, the Assistance Agreements
                                   (as defined below) and (iii) has
                                   entered into a receivables purchase
                                   agreement with PFR in, or
                                   substantially in, the form of the PFR
                                   Purchase Agreements (as defined
                                   below).

                                   On the Initial Series Issuance Date,
                                   Holdings entered into separate
                                   Assistance Agreements (each, an
                                   "Assistance Agreement") with each of
                                   BKB and Harris, pursuant to which each
                                   of BKB and Harris appointed Holdings
                                   its sole and exclusive agent to
                                   exercise all of its rights and perform
                                   all of its obligations with respect to
                                   the credit card accounts in the
                                   Partners First Portfolio originated by
                                   BKB and Harris, respectively, except
                                   for the power to determine the terms
                                   under which new credit card accounts
                                   will be originated, whether to extend
                                   credit under the credit card accounts,
                                   and to effect Interchange (as defined
                                   below) settlement. In connection with
                                   such appointment, Holdings authorized
                                   each of BKB and Harris to use, on a
                                   non-exclusive basis, Holdings' rights
                                   under the credit card accounts in the
                                   Partners First Portfolio and related
                                   assets including certain proprietary
                                   information related thereto, to the
                                   extent necessary for each of BKB and
                                   Harris to perform the forgoing
                                   functions. In its capacity as agent
                                   under the Assistance Agreements,
                                   Holdings will perform certain
                                   functions including, making
                                   recommendations with respect to the
                                   Credit Card Guidelines (as defined
                                   below), administering the Credit Card
                                   Guidelines, managing the Partners
                                   First Portfolio, arranging for the
                                   billing and collection of any
                                   receivables arising thereunder, and
                                   otherwise servicing and administering
                                   the credit card accounts in the
                                   Partners First Portfolio and the
                                   related receivables. As used herein,
                                   "Credit Card Guidelines" means, with
                                   respect to any credit card account and
                                   the related receivables, the
                                   respective policies and procedures of
                                   the applicable Account Originator,
                                   relating to (i) the determination of
                                   the creditworthiness of cardholders
                                   and potential cardholders, (ii) the
                                   extension of credit under the credit
                                   card accounts, and (iii) the
                                   maintenance and enforcement of the
                                   credit card accounts and the
                                   collection of the related receivables.

                                   Until some time prior to end of March
                                   1998, each of BKB and Harris will
                                   remain Account Originators, originate
                                   new credit card accounts into the
                                   Partners First Portfolio and exercise
                                   the Retained Rights with respect to
                                   the credit card accounts originated by
                                   BKB and Harris, respectively. In March
                                   1998, Holdings will designate BKB as
                                   the Account Originator with respect to
                                   the existing credit card accounts in
                                   the Partners First Portfolio,
                                   including the Accounts. Harris will
                                   continue to be an Account Originator
                                   with respect to any new credit card
                                   accounts, including any New Accounts,
                                   originated by it. In addition, it is
                                   anticipated that Holdings will
                                   establish or acquire a federally
                                   insured financial institution (the
                                   "Bank"), which will be a wholly owned
                                   subsidiary of Holdings, and will
                                   designate the Bank as the sole Account
                                   Originator with respect to the credit
                                   card accounts in the Partners First
                                   Portfolio, including the Accounts and
                                   any New Accounts. Effective as of the
                                   date of the Banks's appointment as
                                   Account Originator each of BKB and
                                   Harris will cease to be an Account
                                   Originator.

                                   It is anticipated that the Partners
                                   First Portfolio may include credit
                                   card accounts originated by financial
                                   institutions other than BKB, Harris or
                                   the Bank. In addition, prior to the
                                   establishment or acquisition of the
                                   Bank, Holdings may designate other
                                   financial institutions as Account
                                   Originators with respect to the
                                   Partners First Portfolio, including
                                   the Accounts. Any such financial
                                   institution would originate credit
                                   card accounts. However, any such
                                   credit card accounts and any credit
                                   card accounts originated by the Bank
                                   may only be designated as Accounts and
                                   the related Receivables may only be
                                   included in the Trust, if certain
                                   conditions, including the Rating
                                   Agency Condition, are satisfied.

Transfer of Receivables.......     Pursuant to separate PFR Purchase
                                   Agreements (as defined below) entered
                                   into between PFR and each of BKB and
                                   Harris on the Initial Series Issuance
                                   Date, each of BKB and Harris sold and
                                   will sell to PFR, all of their
                                   respective right, title and interest
                                   in and to (i) the receivables existing
                                   on the Initial Series Issuance Date in
                                   designated credit card accounts
                                   originated by BKB and Harris, as
                                   applicable, (ii) all of the
                                   receivables created in such credit
                                   card accounts following the Initial
                                   Series Issuance Date and (iii) the
                                   receivables in each new designated
                                   credit card account originated
                                   following the Initial Series Issuance
                                   Date by BKB and Harris, as applicable,
                                   whether such receivables are then
                                   existing or are thereafter created.
                                   Pursuant to the PFR Purchase
                                   Agreements, on the Initial Series
                                   Issuance Date, PFR acquired
                                   approximately $1,870,000,000 aggregate
                                   principal amount of receivables of
                                   which approximately $1,190,000,000
                                   aggregate principal amount of
                                   receivables were conveyed to PFR by
                                   BKB and approximately $680,000,000
                                   aggregate principal amount of
                                   receivables were conveyed to PFR by
                                   Harris. As used herein, "PFR Purchase
                                   Agreement" means a receivables
                                   purchase agreement entered into
                                   between PFR and an Account Originator
                                   providing for the sale by such Account
                                   Originator to PFR of all of its right,
                                   title and interest in and to
                                   receivables created under specified
                                   credit card accounts originated by
                                   such Account Originator. See
                                   "Description of the Purchase
                                   Agreements - PFR Purchase Agreements."

                                   In connection with the anticipated
                                   establishment or acquisition by
                                   Holdings of the Bank, PFR and the Bank
                                   will enter into one or more
                                   receivables purchase agreements in, or
                                   substantially in, the form of the PFR
                                   Purchase Agreements entered into
                                   between PFR and each of BKB and
                                   Harris.

                                   Pursuant to the receivables purchase
                                   agreement entered into between PFR and
                                   the Transferor on the Initial Series
                                   Issuance Date (the "Transferor
                                   Purchase Agreement" and, together with
                                   the PFR Purchase Agreements, the
                                   "Purchase Agreements"), PFR sells to
                                   the Transferor all of the Eligible
                                   Receivables included in the
                                   receivables purchased from BKB and
                                   Harris immediately upon giving effect
                                   to any such purchase by PFR. Subject
                                   to satisfaction of certain conditions,
                                   including the Rating Agency Condition,
                                   pursuant to the Transferor Purchase
                                   Agreement, upon the execution of a PFR
                                   Purchase Agreement between PFR and the
                                   Bank or any other Account Originator,
                                   PFR will sell to the Transferor all of
                                   the Eligible Receivables included in
                                   the receivables acquired by PFR
                                   pursuant to the PFR Purchase Agreement
                                   with such other Account Originator.
                                   Pursuant to the Transferor Purchase
                                   Agreement, on the Initial Series
                                   Issuance Date, PFR transferred
                                   approximately $1,846,000,000 aggregate
                                   principal amount of Receivables (the
                                   "Initial Receivables") to the
                                   Transferor, which in turn transferred
                                   the Initial Receivables to the Trust.
                                   The Initial Receivables constituted
                                   all of the Eligible Receivables
                                   acquired by PFR from BKB and Harris on
                                   the Initial Series Issuance Date.

                                   If so provided in a PFR Purchase
                                   Agreement, the Account Originator will
                                   assign to PFR the right to Recoveries
                                   (as defined herein) and Interchange
                                   (as defined herein) allocable to the
                                   receivables subject to such PFR
                                   Purchase Agreement. Pursuant to their
                                   respective PFR Purchase Agreements,
                                   each of BKB and Harris assigns to PFR
                                   the right to Recoveries and
                                   Interchange allocable to the
                                   receivables conveyed by BKB or Harris,
                                   as applicable, to PFR or its
                                   approximate equivalent in the form of
                                   Discount Option Receivables (as
                                   defined herein) allocable to the
                                   Receivables. See "Description of the
                                   Purchase Agreements."

                                   Pursuant to the Transferor Purchase
                                   Agreement, PFR assigns to the
                                   Transferor all of its rights to
                                   Recoveries, if any, and Interchange,
                                   if any, assigned to it pursuant to the
                                   PFR Purchase Agreements. See
                                   "Description of the Purchase
                                   Agreements - Transferor Purchase
                                   Agreement."

                                   The Transferor in turn transfers the
                                   Receivables and the rights to
                                   Recoveries and Interchange acquired by
                                   it under the Transferor Purchase
                                   Agreement to the Trust pursuant to the
                                   Pooling and Servicing Agreement. See
                                   "Description of the Pooling and
                                   Servicing Agreement -- Conveyance of
                                   Receivables."

Trust Assets..................     The assets of the Trust (the "Trust
                                   Assets") include the receivables
                                   ("Receivables") arising under certain
                                   VISA(R)and MasterCard(R)* revolving
                                   credit card accounts (the "Accounts"),
                                   and the proceeds thereof, including
                                   recoveries on charged-off Receivables
                                   ("Recoveries"), and any other fees,
                                   proceeds of credit insurance policies
                                   relating to the Receivables and may
                                   include the right to receive
                                   Interchange (as defined herein), if
                                   any, allocable to the Certificates,
                                   funds on deposit in certain accounts
                                   of the Trust for the benefit of
                                   Certificateholders, Participation
                                   Interests (as defined herein), if any,
                                   and any Credit Enhancement (as defined
                                   herein) issued with respect to a
                                   particular Series (the drawing on or
                                   payment of any Series Enhancement for
                                   the benefit of a Series or Class of
                                   Certificateholders will not be
                                   available to the Certificateholders of
                                   any other Series or Class).
                                   "Interchange" consists of certain fees
                                   received by Account Originators from
                                   VISA and MasterCard as partial
                                   compensation for taking credit risk,
                                   absorbing fraud losses and funding
                                   receivables for a limited period prior
                                   to initial billing. "Series
                                   Enhancement" means, with respect to
                                   any Series or Class of Certificates,
                                   any Credit Enhancement (as defined
                                   herein), interest rate swap agreement,
                                   interest rate cap agreement or other
                                   similar arrangement for the benefit of
                                   Certificateholders of such Series or
                                   Class. The subordination of any Series
                                   or Class of Certificates to another
                                   Series or Class of Certificates shall
                                   be deemed to be a Series Enhancement.
                                   "Participation Interests" means
                                   participations representing undivided
                                   interests in a pool of assets
                                   primarily consisting of revolving
                                   credit card receivables, charge card
                                   receivables and other self-liquidating
                                   financial assets. See "Description of
                                   the Pooling and Servicing Agreement --
                                   Additions of Accounts or Participation
                                   Interests."

-----------
    * VISA and MasterCard are registered trademarks of VISA U.S.A. Inc. ("VISA") and MasterCard International Incorporated ("MasterCard"), respectively.


                                   To the extent provided in any
                                   Supplement (as defined herein), or in
                                   an amendment to the Pooling and
                                   Servicing Agreement, all or a portion
                                   of the Receivables or Participation
                                   Interests conveyed to the Trust and
                                   all collections received with respect
                                   thereto may be allocated to one or
                                   more Series or groups of Series (each,
                                   a "Group") as long as the Rating
                                   Agency Condition (as defined herein)
                                   shall have been satisfied with respect
                                   to such allocation, and the Servicer
                                   shall have delivered an officer's
                                   certificate to the Trustee to the
                                   effect that the Servicer reasonably
                                   believes such allocation will not have
                                   an Adverse Effect (as defined herein).

The Certificates..............     The Certificates will be issued in
                                   Series, each of which will consist of
                                   one or more Classes. The specific
                                   terms of a Series or Class will be
                                   established as described herein under
                                   "Description of the Pooling and
                                   Servicing Agreement-- New Issuances."
                                   However, while the specific terms of
                                   any Series or Class offered hereby
                                   will be described in the related
                                   Prospectus Supplement, the terms of
                                   such Series or Class will not be
                                   subject to prior review by, or consent
                                   of, the holders of the Certificates of
                                   any previously issued Series.


                                   The Certificates of a Series offered
                                   hereby will generally be available for
                                   purchase in minimum denominations of
                                   $1,000 and in integral multiples
                                   thereof and will only be available in
                                   book-entry form except in certain
                                   limited circumstances as described
                                   herein under "Description of the
                                   Certificates -- Definitive
                                   Certificates" and in the related
                                   Prospectus Supplement. Interests in
                                   the Trust Assets will be allocated
                                   among (a) the Certificateholders,
                                   including Credit Enhancers (as defined
                                   herein) holding uncertificated
                                   subordinated interests (each, an
                                   "Enhancement Invested Amount"), of a
                                   particular Series (the
                                   "Certificateholders' Interest"), (b)
                                   the Certificateholders (including such
                                   holders of Enhancement Invested
                                   Amounts) of other Series, if any, (c)
                                   the holders of any Participations and
                                   (d) the interest of the Transferor and
                                   its permitted transferees (the
                                   "Transferor's Interest"), as described
                                   below. The Invested Amount of a Series
                                   offered hereby will, except as
                                   otherwise provided herein and except
                                   with respect to Certificates with a
                                   variable principal amount, remain
                                   fixed at the aggregate initial
                                   principal amount of the Certificates
                                   of such Series. The
                                   Certificateholders' Interest of a
                                   Series will include the right to
                                   receive (but only to the extent needed
                                   to make required payments under the
                                   Pooling and Servicing Agreement,
                                   including the related Supplement, and
                                   subject to any reallocation of such
                                   amounts if the related Supplement so
                                   provides) varying percentages of
                                   collections of Finance Charge
                                   Receivables and Principal Receivables
                                   and will be allocated a varying
                                   percentage of the Receivables in
                                   Defaulted Accounts with respect to
                                   each calendar month (each, a "Monthly
                                   Period"). See "Description of the
                                   Certificates -- Interest" and "--
                                   Principal." If the Certificates of a
                                   Series offered hereby include more
                                   than one Class of Certificates, the
                                   collections allocable to the Invested
                                   Amount of such Series may be further
                                   allocated among each Class in such
                                   Series as described in the related
                                   Prospectus Supplement.


The Transferor's
Interest......................     The Transferor's Interest at any time
                                   represents the right to the Trust
                                   Assets in excess of the
                                   Certificateholders' Interest, the
                                   interest of any holder of a
                                   Participation and Enhancement Invested
                                   Amounts of all Series then
                                   outstanding. The principal amount of
                                   the Transferor's Interest (the
                                   "Transferor Amount") will fluctuate as
                                   the amount of the Principal
                                   Receivables held by the Trust changes
                                   from time to time. In addition, the
                                   Transferor intends to cause the
                                   issuance of Series from time to time
                                   and any such issuance will have the
                                   effect of decreasing the Transferor
                                   Amount to the extent of the initial
                                   Invested Amount of such Series. See
                                   "Risk Factors-- Issuance of New
                                   Series."

                                   The level of the "Required Transferor
                                   Amount," which equals the sum of the
                                   Series Required Transferor Amounts for
                                   each outstanding Series, is intended
                                   to enable the Transferor's Interest to
                                   absorb fluctuations in the amount of
                                   Principal Receivables held by the
                                   Trust from time to time (due to, among
                                   other things, seasonal purchase and
                                   payment habits of cardholders or
                                   adjustments in the amount of Principal
                                   Receivables because of rebates,
                                   refunds, fraudulent charges or
                                   otherwise). See "Risk Factors --
                                   Generation of Additional Receivables;
                                   Dependency on Cardholder Repayments"
                                   and "Description of the Pooling and
                                   Servicing Agreement -- Defaulted
                                   Receivables; Rebates and Fraudulent
                                   Charges."


Issuance of New Series........     The Pooling and Servicing Agreement
                                   authorizes the Trustee to issue four
                                   types of certificates: (a) one or more
                                   Series of Certificates, (b)
                                   Participations representing
                                   participation interests in the
                                   Receivables, as described below, (c) a
                                   certificate evidencing the
                                   Transferor's Interest in the Trust
                                   retained by the Transferor (the
                                   "Transferor Certificate"), which
                                   Transferor Certificate will be held by
                                   the Transferor, and (d) certificates
                                   ("Supplemental Certificates") held by
                                   transferees of a portion of the
                                   Transferor Certificate. The Transferor
                                   Certificate and any Supplemental
                                   Certificates are collectively referred
                                   to as the "Transferor Certificates."
                                   See "Description of the Pooling and
                                   Servicing Agreement -- The Transferor
                                   Certificates." On the Initial Series
                                   Issuance Date, the Transferor will
                                   issue a Supplemental Certificate to an
                                   affiliate of the Transferor.

                                   The Pooling and Servicing Agreement
                                   provides that, pursuant to any one or
                                   more supplements to the Pooling and
                                   Servicing Agreement (each, a
                                   "Supplement"), the Transferor may
                                   cause the Trustee without the consent
                                   of the Certificateholders to issue one
                                   or more new Series and accordingly
                                   cause a reduction in the Transferor's
                                   Interest represented by the Transferor
                                   Certificates. There can be no
                                   assurance that the terms of any Series
                                   might not have an impact on the timing
                                   or amount of payments received by a
                                   Certificateholder of another Series.
                                   Under the Pooling and Servicing
                                   Agreement, the Transferor may define,
                                   with respect to any Series, the
                                   Principal Terms of such Series. See
                                   "Description of the Pooling and
                                   Servicing Agreement -- New Issuances."
                                   The Transferor may offer any Series to
                                   the public or other investors under a
                                   disclosure document (a "Disclosure
                                   Document"), which will consist of a
                                   Prospectus Supplement in the case of a
                                   Series offered hereby, in transactions
                                   either registered under the Securities
                                   Act or exempt from registration
                                   thereunder, directly or through one or
                                   more underwriters or placement agents,
                                   in fixed-price offerings or in
                                   negotiated transactions or otherwise.
                                   See "Plan of Distribution."


                                   A new Series may be issued only upon
                                   satisfaction of the conditions
                                   described herein under "Description of
                                   the Pooling and Servicing Agreement --
                                   New Issuances" including, among
                                   others, that (a) such issuance will
                                   satisfy the Rating Agency Condition
                                   (as defined herein) and (b) the
                                   Transferor shall have delivered to the
                                   Trustee and certain providers of
                                   Series Enhancement a certificate of an
                                   authorized officer to the effect that,
                                   in the reasonable belief of the
                                   Transferor, such issuance will not,
                                   based on the facts known to such
                                   representative at the time of such
                                   certification, have an Adverse Effect.

                                   The Pooling and Servicing Agreement
                                   provides that, pursuant to any one or
                                   more supplements to the Pooling and
                                   Servicing Agreement (each, a
                                   "Participation Supplement"), the
                                   Transferor may direct the Trustee to
                                   issue on behalf of the Trust one or
                                   more participations (each, a
                                   "Participation"), to be delivered to
                                   or upon the order of the Transferor
                                   upon the satisfaction of certain
                                   conditions described herein under
                                   "Description of the Pooling and
                                   Servicing Agreement --New Issuances."


                                   In addition to the foregoing, it is a
                                   condition to the issuance of each
                                   Series offered hereby, that on the
                                   related Series Issuance Date, the
                                   aggregate amount of Receivables which
                                   are more than 30-days past due, will
                                   not exceed 20% of the aggregate amount
                                   of Receivables in the Trust.

The Accounts..................     The Accounts generally consist of VISA
                                   and MasterCard consumer revolving
                                   credit card accounts included in the
                                   Partners First Portfolio, which were
                                   designated from time to time by the
                                   Transferor (or an affiliate thereof),
                                   that, in each case, meet the criteria
                                   provided in the Pooling and Servicing
                                   Agreement for an Eligible Account (as
                                   defined herein), but do not include
                                   any Removed Accounts (as defined
                                   herein). The Accounts are not being
                                   sold or transferred to the Trust and
                                   will continue to be controlled and
                                   held by the Account Originators unless
                                   transferred as described herein. See
                                   "Credit Card Activities" and
                                   "Description of the Purchase
                                   Agreements."

                                   The Transferor conveyed to the Trust
                                   Receivables existing on the Initial
                                   Series Issuance Date in certain VISA
                                   and MasterCard consumer revolving
                                   credit card accounts (the "Initial
                                   Accounts") that met the criteria
                                   provided in the Pooling and Servicing
                                   Agreement for an Eligible Account as
                                   of the Initial Series Issuance Date
                                   and will convey Receivables arising in
                                   the Initial Accounts from time to time
                                   thereafter until the termination of
                                   the Trust. The Initial Accounts
                                   constituted all of the Eligible
                                   Accounts in the Partners First
                                   Portfolio on the Initial Series
                                   Issuance Date. In addition, pursuant
                                   to the Pooling and Servicing
                                   Agreement, the Transferor expects
                                   (subject to certain limitations and
                                   conditions), and in some circumstances
                                   will be obligated, to have Additional
                                   Accounts designated, the Receivables
                                   of which will be included in the Trust
                                   or, in lieu thereof or in addition
                                   thereto, to include Participation
                                   Interests in the Trust. Additional
                                   Accounts include New Accounts and
                                   Aggregate Addition Accounts (as
                                   defined herein). The Transferor will
                                   convey to the Trust all Receivables in
                                   Additional Accounts, whether such
                                   Receivables are then existing or
                                   thereafter created. The addition to
                                   the Trust of Receivables in Aggregate
                                   Addition Accounts or Participation
                                   Interests will be subject to certain
                                   conditions, including, among others,
                                   that (a) unless such addition is a
                                   required addition or a designation of
                                   New Accounts, such addition will
                                   satisfy the Rating Agency Condition
                                   and (b) the Transferor shall have
                                   delivered to the Trustee a certificate
                                   of an authorized officer to the effect
                                   that, in the reasonable belief of the
                                   Transferor, such addition will not
                                   have an Adverse Effect. The Transferor
                                   will also have the right, in certain
                                   circumstances, to remove from the
                                   Trust all Receivables of certain
                                   designated Accounts (the "Removed
                                   Accounts"). See "Description of the
                                   Pooling and Servicing Agreement --
                                   Additions of Accounts or Participation
                                   Interests;" "-- Removal of Accounts"
                                   and "Risk Factors -- Addition of Trust
                                   Assets."

The Receivables...............     The Receivables include (a) periodic
                                   finance charges, cash advance fees,
                                   late charges, annual membership fees,
                                   returned check fees, overlimit fees
                                   and other miscellaneous fees and the
                                   interest portion of any Participation
                                   Interests as determined pursuant to
                                   the applicable Supplement (the
                                   "Finance Charge Receivables"), and (b)
                                   amounts charged by cardholders for
                                   merchandise and services, amounts
                                   advanced to cardholders as cash
                                   advances and the principal portion of
                                   any Participation Interests as
                                   determined pursuant to the applicable
                                   Supplement (the "Principal
                                   Receivables"). Recoveries attributed
                                   to charged- off Receivables up to the
                                   amount of Defaulted Receivables in any
                                   Monthly Period will be treated as
                                   collections of Principal Receivables.
                                   The excess, if any, of Recoveries over
                                   Defaulted Receivables will be treated
                                   as collections of Finance Charge
                                   Receivables. In addition, certain
                                   Interchange or its equivalent in the
                                   form of Discount Option Receivables
                                   attributed to cardholder charges for
                                   merchandise and services in the
                                   Accounts will be treated as
                                   collections of Finance Charge
                                   Receivables. See "Credit Card
                                   Activities-- Interchange."

                                   All receivables arising in the
                                   Partners First Portfolio will
                                   automatically be sold to PFR. Pursuant
                                   to the Transferor Purchase Agreement,
                                   all new Eligible Receivables arising
                                   in the Accounts during the term of the
                                   Trust will automatically be sold by
                                   PFR to the Transferor and then
                                   transferred by the Transferor to the
                                   Trust. Accordingly, the amount of
                                   Receivables in the Trust will
                                   fluctuate from day to day as new
                                   Receivables are generated and as
                                   existing Receivables are collected,
                                   charged-off as uncollectible or
                                   otherwise adjusted.


                                   If so specified in the related
                                   Prospectus Supplement, the Servicer
                                   will establish and maintain a Yield
                                   Supplement Account for the benefit of
                                   the Certificateholders of such Series.
                                   Amounts on deposit in the Yield
                                   Supplement Account for any Series
                                   (together with investment earnings
                                   thereon) will be released and
                                   deposited into the Collection Account
                                   in the amounts and at the times
                                   specified in the Prospectus Supplement
                                   for such Series. Each such deposit
                                   into the Collection Account will be
                                   treated as collections of Finance
                                   Charge Receivables allocable to the
                                   Certificates of the related Series.
                                   The Yield Supplement Account for any
                                   Series will be funded with proceeds
                                   from the offering of the related
                                   Series of Certificates.


Clearance and
Settlement....................     Unless otherwise specified in the
                                   related Prospectus Supplement, the
                                   Certificates will be available for
                                   purchase in minimum denominations of
                                   $1,000 and integral multiples thereof
                                   in book- entry form only.
                                   Certificateholders may elect to hold
                                   their Certificates through any of DTC
                                   (in the United States) or Cedel Bank,
                                   societe anonyme ("Cedel") or the
                                   Euroclear System ("Euroclear") (in
                                   Europe). See "Description of the
                                   Certificates -- Book-Entry
                                   Registration."


Interest......................     Interest will accrue on the Invested
                                   Amount or outstanding principal amount
                                   of the Certificates of a Series or
                                   Class offered hereby at the per annum
                                   rate either specified in or determined
                                   in the manner specified in the related
                                   Prospectus Supplement. Except as
                                   otherwise provided herein, collections
                                   of Finance Charge Receivables and
                                   certain other amounts allocable to the
                                   Invested Amount of a Series offered
                                   hereby will generally be used to make
                                   interest payments to
                                   Certificateholders of such Series on
                                   each Interest Payment Date with
                                   respect thereto; provided that if an
                                   Early Amortization Period commences
                                   with respect to such Series,
                                   thereafter interest will be
                                   distributed to such Certificateholders
                                   monthly on each Special Payment Date
                                   (defined herein). If the Interest
                                   Payment Dates for a Series or Class
                                   occur less frequently than monthly,
                                   such collections or other amounts (or
                                   the portion thereof allocable to such
                                   Class) will be deposited in one or
                                   more trust accounts (each, an
                                   "Interest Funding Account") and used
                                   to make interest payments to
                                   Certificateholders of such Series or
                                   Class on the following Interest
                                   Payment Date with respect thereto. If
                                   a Series has more than one Class of
                                   Certificates, each such Class may have
                                   a separate Interest Funding Account.
                                   See "Description of the Certificates--
                                   Interest."

Principal.....................     The principal of the Certificates of
                                   each Series offered hereby will be
                                   scheduled to be paid either (a) in
                                   full on an expected date specified in
                                   the related Prospectus Supplement (the
                                   "Expected Final Payment Date"), in
                                   which case such Series will have a
                                   Controlled Accumulation Period as
                                   described below under "-- Controlled
                                   Accumulation Period," or (b) in
                                   installments commencing on a date
                                   specified in the related Prospectus
                                   Supplement (the "Principal
                                   Commencement Date"), in which case
                                   such Series will have a Controlled
                                   Amortization Period as described below
                                   under "--Controlled Amortization
                                   Period." If a Series has more than one
                                   Class of Certificates, each Class may
                                   have a different method of paying
                                   principal, Expected Final Payment Date
                                   or Principal Commencement Date. The
                                   payment of principal with respect to
                                   the Certificates of a Series or Class
                                   may commence earlier than the
                                   applicable Expected Final Payment Date
                                   or Principal Commencement Date, and
                                   the final principal payment with
                                   respect to the Certificates of a
                                   Series or Class may be made later than
                                   the applicable Expected Final Payment
                                   Date or other expected date, if a Pay
                                   Out Event occurs with respect to such
                                   Series or Class or under certain other
                                   circumstances described herein. See
                                   "Risk Factors-- Generation of
                                   Additional Receivables; Dependency on
                                   Cardholder Repayments" for a
                                   description of factors that may affect
                                   the timing of principal payments on
                                   Certificates. See "Description of the
                                   Certificates -- Principal."


Revolving Period..............     The Certificates of each Series
                                   offered hereby will have a revolving
                                   period (the "Revolving Period") that
                                   will commence on the date of issuance
                                   of the related Series (the "Series
                                   Closing Date") or on a date prior
                                   thereto specified in the related
                                   Supplement and, for a Series offered
                                   hereby, the related Prospectus
                                   Supplement (the "Series Cut-Off Date")
                                   and continue until the earlier of (a)
                                   the commencement of the Early
                                   Amortization Period or Early
                                   Accumulation Period with respect to
                                   such Series and (b) the date specified
                                   in the related Prospectus Supplement
                                   as the end of the Revolving Period
                                   with respect to such Series. If the
                                   related Prospectus Supplement provides
                                   that a Series is a Principal Sharing
                                   Series (as defined herein), during the
                                   Revolving Period with respect to such
                                   Series, collections of Principal
                                   Receivables and certain other amounts
                                   otherwise allocable to the
                                   Certificateholders' Interest of such
                                   Series will be treated as Shared
                                   Principal Collections and will be
                                   distributed to, or for the benefit of,
                                   the Certificateholders of other
                                   Principal Sharing Series or the
                                   holders of the Transferor Certificates
                                   or deposited into the Special Funding
                                   Account, as more fully described in
                                   the related Prospectus Supplement. If
                                   the related Prospectus Supplement
                                   provides that a Series is not a
                                   Principal Sharing Series, during the
                                   Revolving Period with respect to such
                                   Series, collections of Principal
                                   Receivables and certain other amounts
                                   otherwise allocable to the
                                   Certificateholders' Interest of such
                                   Series will be paid to the holders of
                                   the Transferor Certificates or
                                   deposited into the Special Funding
                                   Account, as more fully described in
                                   the related Prospectus Supplement. See
                                   "Description of the Certificates--
                                   Principal," and "--Pay Out Events and
                                   Reinvestment Events" for a discussion
                                   of the events that might lead to the
                                   termination of the Revolving Period
                                   with respect to a Series prior to its
                                   scheduled date.


Controlled Accumulation
Period........................     If the related Prospectus Supplement
                                   so specifies, unless an Early
                                   Amortization Period or, if so
                                   specified in the related Prospectus
                                   Supplement, an Early Accumulation
                                   Period commences with respect to a
                                   Series offered hereby, the
                                   Certificates of such Series will have
                                   a scheduled accumulation period (the
                                   "Controlled Accumulation Period") that
                                   will commence at the close of business
                                   on the date or dates specified in or
                                   determined as specified in such
                                   Prospectus Supplement and continue
                                   until the earliest of (a) the
                                   commencement of the Early Amortization
                                   Period or, if so specified in the
                                   related Prospectus Supplement, an
                                   Early Accumulation Period with respect
                                   to such Series, (b) payment in full of
                                   the Invested Amount, including the
                                   Enhancement Invested Amount, if any,
                                   of the Certificates of such Series,
                                   and (c) the series termination date
                                   with respect to such Series (the
                                   "Series Termination Date"). The
                                   Controlled Accumulation Period may be
                                   postponed under the conditions set
                                   forth in "Description of the
                                   Certificates -- Principal." During the
                                   Controlled Accumulation Period with
                                   respect to a Series, collections of
                                   Principal Receivables and, if so
                                   specified in the related Prospectus
                                   Supplement, certain other amounts
                                   allocable to the Certificateholders'
                                   Interest of such Series (including
                                   Shared Principal Collections (as
                                   defined herein), if any, allocable to
                                   such Series) will be deposited on each
                                   Distribution Date in a trust account
                                   established for the benefit of the
                                   Certificateholders of such Series
                                   (each, a "Principal Funding Account")
                                   and used to make principal
                                   distributions to the
                                   Certificateholders of such Series or
                                   any Class thereof when due. The amount
                                   to be deposited in the Principal
                                   Funding Account (the "Controlled
                                   Deposit Amount") for any Series
                                   offered hereby on any Distribution
                                   Date may, but will not necessarily, be
                                   limited to an amount equal to an
                                   amount specified in or determined as
                                   specified in the related Prospectus
                                   Supplement (the "Controlled
                                   Accumulation Amount") plus any
                                   existing deficit controlled
                                   accumulation amount arising from prior
                                   Distribution Dates. If the Prospectus
                                   Supplement for a Series so specifies,
                                   the amount to be deposited in the
                                   Principal Funding Account on a
                                   Distribution Date may be a variable
                                   amount. If a Series has more than one
                                   Class of Certificates, each Class may
                                   have a separate Principal Funding
                                   Account and Controlled Accumulation
                                   Amount and the Controlled Accumulation
                                   Period with respect to each Class may
                                   commence on different dates. In
                                   addition, the related Prospectus
                                   Supplement may describe certain
                                   priorities among such Classes with
                                   respect to deposits of principal into
                                   such Principal Funding Accounts.

Early Accumulation
Period........................     If so specified and under the
                                   conditions set forth in the Prospectus
                                   Supplement relating to a Series having
                                   a Controlled Accumulation Period,
                                   during the period from the day on
                                   which a Reinvestment Event (as defined
                                   herein) has occurred, until the
                                   earliest of (a) the commencement of
                                   the Early Amortization Period (if
                                   any), (b) payment in full of the
                                   Invested Amount, including the
                                   Enhancement Invested Amount, if any,
                                   of the Certificates of such Series,
                                   and (c) the Series Termination Date
                                   with respect to such Series (the
                                   "Early Accumulation Period"),
                                   collections of Principal Receivables
                                   and, if so specified in the related
                                   Prospectus Supplement, certain other
                                   amounts allocable to the
                                   Certificateholders' Interest of such
                                   Series (including Shared Principal
                                   Collections, if any, allocable to such
                                   Series) will be deposited on each
                                   Distribution Date in the Principal
                                   Funding Account and used to make
                                   distributions of principal to the
                                   Certificateholders of such Series or
                                   any Class thereof on the Expected
                                   Final Payment Date. The amount to be
                                   deposited in the Principal Funding
                                   Account during the Early Accumulation
                                   Period will not be limited to any
                                   Controlled Deposit Amount. See
                                   "Description of the Certificates --
                                   Pay Out Events and Reinvestment
                                   Events" for a discussion of the events
                                   which might lead to commencement of an
                                   Early Accumulation Period.

Controlled Amortization
Period........................     If the related Prospectus Supplement
                                   so specifies, unless an Early
                                   Amortization Period commences with
                                   respect to a Series offered hereby,
                                   the Certificates of such Series will
                                   have an amortization period (the
                                   "Controlled Amortization Period") that
                                   will commence at the close of business
                                   on the date specified in such
                                   Prospectus Supplement and continue
                                   until the earliest of (a) the
                                   commencement of the Early Amortization
                                   Period with respect to such Series,
                                   (b) payment in full of the Invested
                                   Amount, including the Enhancement
                                   Invested Amount, if any, of the
                                   Certificates of such Series and (c)
                                   the Series Termination Date with
                                   respect to such Series. During the
                                   Controlled Amortization Period with
                                   respect to a Series, collections of
                                   Principal Receivables and certain
                                   other amounts allocable to the
                                   Certificateholders' Interest of such
                                   Series (including Shared Principal
                                   Collections, if any, allocable to such
                                   Series) will be used on each
                                   Distribution Date to make principal
                                   distributions to Certificateholders of
                                   such Series or any Class thereof then
                                   scheduled to receive such
                                   distributions. The amount to be
                                   distributed to Certificateholders of
                                   any Series offered hereby on any
                                   Distribution Date may, but will not
                                   necessarily, be limited to an amount
                                   (the "Controlled Distribution Amount")
                                   equal to an amount (the "Controlled
                                   Amortization Amount") specified in the
                                   related Prospectus Supplement plus any
                                   existing deficit controlled
                                   amortization amount arising from prior
                                   Distribution Dates. If a Series has
                                   more than one Class of Certificates,
                                   each Class may have a different
                                   Controlled Amortization Amount. In
                                   addition, the related Prospectus
                                   Supplement may describe certain
                                   priorities among such Classes with
                                   respect to such distributions.

Early Amortization
Period........................     During the period from the day on
                                   which a Pay Out Event has occurred
                                   with respect to a Series to the date
                                   on which the Invested Amount,
                                   including the Enhancement Invested
                                   Amount, if any, of the Certificates of
                                   such Series has been paid in full or
                                   the related Series Termination Date
                                   has occurred (the "Early Amortization
                                   Period"), collections of Principal
                                   Receivables and certain other amounts
                                   allocable to the Certificateholders'
                                   Interest of such Series (including
                                   Shared Principal Collections, if any,
                                   allocable to such Series) will be
                                   distributed as principal payments to
                                   the Certificateholders of such Series
                                   monthly on each Distribution Date
                                   beginning with the first Special
                                   Payment Date with respect to such
                                   Series. During the Early Amortization
                                   Period with respect to a Series,
                                   distributions of principal to
                                   Certificateholders will not be subject
                                   to any Controlled Deposit Amount or
                                   Controlled Distribution Amount. In
                                   addition, upon the commencement of the
                                   Early Amortization Period with respect
                                   to a Series, any funds on deposit in a
                                   Principal Funding Account with respect
                                   to such Series will be paid to the
                                   Certificateholders of the relevant
                                   Class or Series on the first Special
                                   Payment Date with respect to such
                                   Series. See "Description of the
                                   Certificates -- Pay Out Events and
                                   Reinvestment Events" for a discussion
                                   of the events that might lead to the
                                   commencement of the Early Amortization
                                   Period with respect to a Series.

Allocations Among Series......     Pursuant to the Pooling and Servicing
                                   Agreement, during each Monthly Period,
                                   the Servicer is required to first
                                   allocate to each Series collections of
                                   Principal Receivables and Finance
                                   Charge Receivables and the Defaulted
                                   Receivables with respect to such
                                   Monthly Period based on the Series
                                   Allocation Percentage (as defined
                                   herein). See "Description of the
                                   Pooling and Servicing Agreement--
                                   Allocations." Subject to reallocation
                                   among Series in a Reallocation Group,
                                   such amounts allocated to each Series
                                   are then further allocated within each
                                   Series to the Certificateholders, any
                                   Series Enhancement and the holders of
                                   the Transferor Certificates pursuant
                                   to the terms of the related
                                   Supplement.

Sharing of Excess Finance
Charge Collections Among
Excess Allocation Series......     If the Prospectus Supplement for a
                                   Series so provides, any Series may be
                                   designated as a Series that shares
                                   with other Series similarly
                                   designated, subject to certain
                                   limitations, certain Excess Finance
                                   Charge Collections (as defined herein)
                                   allocable to any such Series (an
                                   "Excess Allocation Series"). Subject
                                   to certain limitations described under
                                   "Description of the Pooling and
                                   Servicing Agreement-- Sharing of
                                   Excess Finance Charge Collections
                                   Among Excess Allocation Series,"
                                   collections of Finance Charge
                                   Receivables and certain other amounts
                                   allocable to the Certificateholders'
                                   Interest of any Series that is
                                   designated as an Excess Allocation
                                   Series in excess of the amounts
                                   necessary to make required payments
                                   with respect to such Series (including
                                   payments to the provider of any
                                   related Series Enhancement) will be
                                   applied to cover shortfalls with
                                   respect to amounts payable from
                                   collections of Finance Charge
                                   Receivables allocable to any other
                                   Series designated as an Excess
                                   Allocation Series, in each case pro
                                   rata based upon the amount of the
                                   shortfall with respect to amounts
                                   payable from Collections of Finance
                                   Charge Receivables, if any, with
                                   respect to each other Excess
                                   Allocation Series. See "Description of
                                   the Pooling and Servicing Agreement--
                                   Sharing of Excess Finance Charge
                                   Collections Among Excess Allocation
                                   Series."

Shared Principal
Collections...................     If the Prospectus Supplement for a
                                   Series so provides, any Series may be
                                   designated as a Series that shares
                                   with other Series similarly
                                   designated, subject to certain
                                   limitations, certain excess
                                   collections of Principal Receivables
                                   and certain other amounts allocable to
                                   the Certificateholders' Interest of
                                   such Series (a "Principal Sharing
                                   Series"). To the extent that
                                   collections of Principal Receivables
                                   and certain other amounts that are
                                   allocated to the Certificateholders'
                                   Interest of any Principal Sharing
                                   Series are not needed to make payments
                                   to the Certificateholders of such
                                   Series or required to be deposited in
                                   a Principal Funding Account for such
                                   Series and to the extent that any
                                   amounts are specified in any
                                   Participation Supplement to be treated
                                   as Shared Principal Collections, such
                                   amounts may be applied to cover
                                   principal payments due to or for the
                                   benefit of Certificateholders of
                                   another Principal Sharing Series. Any
                                   such reallocation will not result in a
                                   reduction in the Invested Amount of
                                   the Series to which such collections
                                   were initially allocated. See
                                   "Description of the Pooling and
                                   Servicing Agreement-- Shared Principal
                                   Collections."

Reallocations Among Series
in a Reallocation Group.......     If so provided in the related
                                   Prospectus Supplement, the
                                   Certificates of a Series may be
                                   included in a Group that will be
                                   subject to reallocations of
                                   collections of Finance Charge
                                   Receivables and other amounts or
                                   obligations among the Series in such
                                   Group (a "Reallocation Group").
                                   Collections of Finance Charge
                                   Receivables allocable to each Series
                                   in a Reallocation Group will be
                                   aggregated and made available for
                                   certain required payments for all
                                   Series in such Group. Consequently,
                                   the issuance of new Series in such
                                   Group may have the effect of reducing
                                   or increasing the amount of
                                   collections of Finance Charge
                                   Receivables allocable to the
                                   Certificates of other Series in such
                                   Group. See "Risk Factors-- Issuance of
                                   New Series."

Paired Series.................     If so provided in the related
                                   Prospectus Supplement, a Series of
                                   Certificates may be issued (a "Paired
                                   Series") that is paired with one or
                                   more other Series or a portion of one
                                   or more other Series previously issued
                                   by the Trust (a "Prior Series"). A
                                   Paired Series may be issued at or
                                   after the commencement of a Controlled
                                   Accumulation Period or Controlled
                                   Amortization Period for a Prior
                                   Series. As the Invested Amount of the
                                   Prior Series having a Paired Series is
                                   reduced, the Invested Amount of the
                                   Paired Series will increase by an
                                   equal amount. Upon payment in full of
                                   such Prior Series, the Invested Amount
                                   of the Paired Series will be equal to
                                   the amount of the Invested Amount paid
                                   to Certificateholders of such Prior
                                   Series. If a Pay Out Event or
                                   Reinvestment Event occurs with respect
                                   to the Prior Series having a Paired
                                   Series or with respect to the Paired
                                   Series when such Prior Series is in a
                                   Controlled Amortization Period or
                                   Controlled Accumulation Period, the
                                   percentage specified in the applicable
                                   Prospectus Supplement for the
                                   allocation of collections of Principal
                                   Receivables to the Certificateholders'
                                   Interest of such Prior Series (the
                                   "Principal Allocation Percentage") and
                                   the Series Allocation Percentage for
                                   the Prior Series and the Principal
                                   Allocation Percentage and the Series
                                   Allocation Percentage for the Paired
                                   Series will be reset as specified in
                                   the related Prospectus Supplement and
                                   the Controlled Amortization Period,
                                   Controlled Accumulation Period, Early
                                   Amortization Period or Early
                                   Accumulation Period for such Prior
                                   Series could be lengthened.


Special Funding Account.......     If on any date the Transferor Amount
                                   is less than or equal to the Required
                                   Transferor Amount, the Servicer will
                                   not distribute to the holders of the
                                   Transferor Certificates any
                                   collections of Principal Receivables
                                   that otherwise would be distributed to
                                   the holders of the Transferor
                                   Certificates, but shall deposit such
                                   funds in the Special Funding Account.


                                   Funds on deposit in the Special
                                   Funding Account will be withdrawn and
                                   paid to the holders of the Transferor
                                   Certificates on any Distribution Date
                                   to the extent that, after giving
                                   effect to such payment, the Transferor
                                   Amount exceeds the Required Transferor
                                   Amount on such date; provided,
                                   however, that if a Controlled
                                   Accumulation Period, Early
                                   Accumulation Period, Controlled
                                   Amortization Period or Early
                                   Amortization Period commences with
                                   respect to any Series, any funds on
                                   deposit in the Special Funding Account
                                   will be released and treated as
                                   collections of Principal Receivables
                                   to the extent needed to cover
                                   principal payments due to or for the
                                   benefit of such Series. See
                                   "Description of the Pooling and
                                   Servicing Agreement -- Special Funding
                                   Account."


Funding Period; Pre-Funding
Account........................    The Prospectus Supplement relating to
                                   a Series of Certificates may specify
                                   that for a period beginning on the
                                   Series Closing Date and ending on a
                                   specified date before the commencement
                                   of a Controlled Amortization Period or
                                   Controlled Accumulation Period with
                                   respect to such Series (the "Funding
                                   Period"), the aggregate amount of
                                   Principal Receivables in the Trust
                                   allocable to such Series may be less
                                   than the aggregate principal amount of
                                   the Certificates of such Series and an
                                   amount equal to the amount of such
                                   deficiency (the "Pre- Funding Amount")
                                   will be held in a trust account
                                   established with the Trustee for the
                                   benefit of Certificateholders of such
                                   Series (the "Pre-Funding Account")
                                   pending the transfer of additional
                                   Principal Receivables to the Trust or
                                   pending the reduction of the Invested
                                   Amounts of other Series issued by the
                                   Trust. The related Prospectus
                                   Supplement will specify the initial
                                   Invested Amount on the Series Closing
                                   Date with respect to such Series, the
                                   aggregate principal amount of the
                                   Certificates of such Series (the "Full
                                   Invested Amount") and the date by
                                   which the Invested Amount is expected
                                   to equal the Full Invested Amount. The
                                   Invested Amount will increase as
                                   Principal Receivables are delivered to
                                   the Trust or as the Invested Amounts
                                   of other Series of the Trust are
                                   reduced. The Invested Amount may also
                                   decrease due to the occurrence of a
                                   Pay Out Event as specified in the
                                   related Prospectus Supplement. See
                                   "Risk Factors -- Pre- Funding
                                   Account."

                                   During the Funding Period, funds on
                                   deposit in the Pre-Funding Account for
                                   a Series of Certificates will be
                                   withdrawn and paid to the Transferor
                                   to the extent of any increases in the
                                   Invested Amount. In the event that the
                                   Invested Amount does not for any
                                   reason equal the Full Invested Amount
                                   by the end of the Funding Period, any
                                   amount remaining in the Pre-Funding
                                   Account and any additional amounts
                                   specified in the related Prospectus
                                   Supplement will be payable to the
                                   Certificateholders of such Series in a
                                   manner and at such time as set forth
                                   in the related Prospectus Supplement.

                                   If so specified in the related
                                   Prospectus Supplement, funds in the
                                   Pre-Funding Account with respect to
                                   any Series will be invested by the
                                   Trustee in Eligible Investments or
                                   will be subject to a guaranteed rate
                                   or investment agreement or other
                                   similar arrangement, and investment
                                   earnings and any applicable payment
                                   under any such investment arrangement
                                   will be applied to pay interest on the
                                   Certificates of such Series.


Credit Enhancement............     The credit enhancement (the "Credit
                                   Enhancement") with respect to a Series
                                   offered hereby may include a letter of
                                   credit, a cash collateral account or
                                   guaranty, spread account, yield
                                   supplement account, a collateral
                                   interest, a surety bond, an insurance
                                   policy, guaranteed rate agreement,
                                   maturity liquidity facility, tax
                                   protection agreement or any other form
                                   of credit enhancement described in the
                                   related Prospectus Supplement. Credit
                                   Enhancement may also be provided to a
                                   Class or Classes of a Series or to a
                                   Series by subordination provisions
                                   which require that distributions of
                                   principal or interest be made with
                                   respect to the Certificates of such
                                   Class or Classes or such Series before
                                   distributions are made to one or more
                                   other Classes of such Series or to
                                   another Series (if the Supplement for
                                   such Series so provides).

                                   The type, characteristics and amount
                                   of the Credit Enhancement with respect
                                   to any Series will be determined based
                                   on several factors, including the
                                   characteristics of the Receivables and
                                   Accounts underlying or comprising the
                                   Trust Assets as of the Series Closing
                                   Date with respect thereto, and will be
                                   established on the basis of
                                   requirements of each applicable Rating
                                   Agency. The terms of the Credit
                                   Enhancement with respect to any Series
                                   offered hereby will be described in
                                   the related Prospectus Supplement. If
                                   so specified in the Prospectus
                                   Supplement for a Series, the level of
                                   Credit Enhancement for such Series may
                                   be reduced if such reduction satisfies
                                   the Rating Agency Condition. See
                                   "Description of the Pooling and
                                   Servicing Agreement -- Credit
                                   Enhancement" and "Risk Factors --
                                   Limited Nature of Rating."


Servicing.....................     Holdings, in its capacity as Servicer
                                   under the Pooling and Servicing
                                   Agreement, is the initial Servicer for
                                   the Trust. The Servicer is responsible
                                   for servicing, managing and making
                                   collections on the Receivables. The
                                   "Distribution Date" for a Series will
                                   be the day occurring in each month
                                   (or, if such day is not a business
                                   day, the next business day) or such
                                   other date specified in the Supplement
                                   for a Series. The "Transfer Date" for
                                   a Series will be the business day
                                   preceding each Distribution Date or
                                   such other date specified in the
                                   Supplement for a Series. On the
                                   earlier of (a) the second business day
                                   following the Date of Processing and
                                   (b) the day on which the Servicer
                                   deposits any collections into the
                                   Collection Account, subject to certain
                                   exceptions described herein, the
                                   Servicer will pay to the holders of
                                   the Transferor Certificates and any
                                   Participations their allocable portion
                                   of any collections then held by the
                                   Servicer. The "Date of Processing" is
                                   the business day on which a record of
                                   any transaction is first recorded
                                   pursuant to the Servicer's data
                                   processing procedures. The
                                   "Determination Date" for a Series will
                                   be the third business day preceding
                                   the Distribution Date in each Monthly
                                   Period, or such other date specified
                                   in the Supplement for a Series. On
                                   each Determination Date, the Servicer
                                   will calculate the amounts to be
                                   allocated to the Certificateholders of
                                   each Class or Series, the holders of
                                   any Participations and the holders of
                                   the Transferor Certificates as
                                   described herein in respect of
                                   collections of Receivables received
                                   with respect to the preceding Monthly
                                   Period.


Income Tax Withholding........     Interest on the Certificates will be
                                   subject to United States withholding
                                   tax and backup withholding unless the
                                   holder complies with applicable IRS
                                   identification requirements.

Tax Status....................     Except to the extent otherwise
                                   specified in the related Prospectus
                                   Supplement, it is anticipated that
                                   special tax counsel will be of the
                                   opinion that the Certificates of each
                                   Class offered hereby of each Series
                                   will be characterized as indebtedness
                                   for Federal income tax purposes.
                                   Except to the extent otherwise
                                   specified in the related Prospectus
                                   Supplement, the Certificate Owners
                                   will agree to treat the Certificates
                                   offered hereby as debt for Federal
                                   income tax purposes. See "U.S. Federal
                                   Income Tax Consequences" for
                                   additional information concerning the
                                   application of Federal income tax
                                   laws.

ERISA Considerations..........     See "ERISA Considerations" herein and
                                   "Summary of Series Terms -- ERISA
                                   Considerations" in the applicable
                                   Prospectus Supplement.

Certificate Rating............     It will be a condition to the issuance
                                   of each Series of Certificates or
                                   Class thereof offered pursuant to this
                                   Prospectus and the related Prospectus
                                   Supplement that they be rated in one
                                   of the four highest applicable rating
                                   categories by at least one nationally
                                   recognized statistical rating
                                   organization selected by the
                                   Transferor, as specified in the
                                   applicable Supplement (each rating
                                   agency rating any Series, a "Rating
                                   Agency"). The rating or ratings
                                   applicable to the Certificates of each
                                   such Series or Class thereof will be
                                   set forth in the related Prospectus
                                   Supplement. A security rating should
                                   be evaluated independently of similar
                                   ratings of different types of
                                   securities. A rating is not a
                                   recommendation to buy, sell or hold
                                   securities and may be subject to
                                   revision or withdrawal at any time by
                                   the assigning Rating Agency. Each
                                   rating should be evaluated
                                   independently of any other rating. See
                                   "Risk Factors-- Limited Nature of
                                   Rating."

Listing.......................     If so specified in the Prospectus
                                   Supplement relating to a Series,
                                   application will be made to list the
                                   Certificates of such Series, or all or
                                   a portion of any Class thereof, on the
                                   Luxembourg Stock Exchange or any other
                                   specified exchange.


                               RISK FACTORS

      Investors should consider the following risk factors in connection with the purchase of the Certificates.


      Limited Liquidity. It is anticipated that, to the extent permitted, the underwriters of any Series of Certificates offered hereby will make a market in such Certificates, but in no event will any such underwriters be under an obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide Certificateholders of any Series offered hereby with liquidity of investment or that it will continue for the life of such Certificates.

      Limited Operating History. Holdings was formed in December 1997 and has no operating history, underwriting or servicing experience, or delinquency, default and loss experience with respect to credit card accounts, other than through BKB and Harris. Holdings will delegate substantially all of its servicing functions to FDR, which will service the credit card accounts in the Partners First Portfolio, including the Accounts. BKB began originating and servicing credit card accounts in September 1995 and therefore, has limited underwriting and servicing experience, and limited delinquency, default and loss experience with respect to the Accounts. As of the Initial Series Issuance Date, approximately 63% of the Receivables designated to be included in the Trust were originated or purchased by BKB. Until some time prior to the end of March 1998, each of BKB and Harris will remain Account Originators and will exercise the Retained Rights with respect to the Accounts originated by BKB and Harris, as applicable. In March 1998, Holdings will designate BKB as the sole Account Originator with respect to the existing credit card accounts in the Partners First Portfolio, including the Accounts. Harris will continue to be an Account Originator with respect to new credit card accounts originated by it, including New Accounts. In addition, it is anticipated that upon the establishment or acquisition by Holdings of the Bank, Holdings will designate the Bank as the sole Account Originator with respect to the credit card accounts in the Partners First Portfolio, including the Accounts and any New Accounts, and, in connection therewith, each of BKB and Harris will cease to be an Account Originator. As an Account Originator, the Bank will also originate credit card accounts; however, none of such credit card accounts may be designated as Accounts and none of the related receivables may be transferred to the Trust unless certain conditions, including the Rating Agency Condition, are satisfied. The Bank will have little or no operating history, underwriting or servicing experience, or delinquency, default or loss experience with respect to credit card accounts, and will rely on the experience of Holdings to assist the Bank in setting the Credit Card Guidelines, including assisting the Bank in determining the underwriting and origination policies with respect to the Accounts and will rely on FDR for the implementation of such policies.

      The average age of a credit card issuer's portfolio of accounts is an indicator of the stability of delinquency and loss levels of that portfolio. A portfolio of older accounts generally behaves more predictably than a newly originated portfolio. Approximately 95% of the Receivables transferred to the Trust that were created under Accounts in the BKB Portfolio were generated under Accounts which BKB originated within the 24-month period preceding the Initial Series Issuance Date and over 48% of such Receivables were generated under Accounts which BKB originated within the 12-month period preceding the Initial Series Issuance Date. Approximately 12% of the Receivables transferred to the Trust that were created under Accounts in the Harris Portfolio were generated under Accounts which Harris originated within the 24-month period preceding the Initial Series Issuance Date. The Accounts originated or purchased by BKB represent a significant portion of the Trust's initial portfolio. The levels of such delinquencies and losses may increase as the average age of the Accounts increases, until the Accounts become more seasoned.

      Limited History of Trust and Transferor. The Transferor was formed in January 1998, and the Trust was formed on the Initial Series Issuance Date. The Transferor and the Trust have no substantial assets other than their respective interests in the Receivables and the proceeds thereof as described herein.

      Reliance on First Data Resources Inc. Holdings has delegated the majority of both the credit card processing and account servicing functions to FDR, a subsidiary of First Data Corp. ("FDC"), pursuant to a seven-year contract, automatically renewable for an additional two-year period, entered into on the Initial Series Issuance Date. Under the terms of this contract, Holdings will be required to obtain some of these services from FDR on an exclusive basis. If FDR should fail to perform its functions or become insolvent or if the agreement is terminated, a Pay Out Event could occur and delays in payments on the Receivables and possible reductions in the dollar amounts thereof could also occur. See "Credit Card Activities -- Processing and Servicing of Credit Card Accounts."

      Non-Recourse to the Account Originators, PFR, the Transferor or Affiliates Thereof. No Certificateholder will have recourse for payment of its Certificates to any assets of the Account Originators, PFR, the Transferor (other than the Transferor Certificate, to the extent described herein), or any affiliate thereof. Consequently, Certificateholders must rely solely upon payments on the Receivables for the payment of principal of and interest on the Certificates. Furthermore, under the Pooling and Servicing Agreement, the Certificateholders have an interest in the Receivables and collections thereon only to the extent of the Certificateholders' Interest and, to the limited extent described herein, the Transferor's Interest. Should the Certificates not be paid in full on a timely basis, Certificateholders may not look to any assets of any of the Account Originators, PFR, the Transferor (other than the Transferor Certificate, to the extent described herein), or any affiliate thereof to satisfy their claims.

      Characteristics as a Sale; Insolvency and Receivership Risks. Each Account Originator and PFR represents and warrants in the applicable Purchase Agreement that the transfer of all Receivables pursuant thereto to the applicable purchaser is a valid sale and assignment of such Receivables from such party to such purchaser, or if notwithstanding their intent, the respective sales of Receivables are not treated as sales, the respective Purchase Agreements will be deemed to create a security interest in the Receivables.

      With respect to Receivables conveyed by an Account Originator to PFR, in a receivership or conservatorship of the Account Originator, if the conveyance of Receivables by such Account Originator is not treated as a sale, but is deemed to create a security interest in the Receivables conveyed, PFR's interest in such Receivables may be subject to tax or other governmental liens relating to the Account Originator arising before the subject Receivables came into existence and to certain administrative expenses of the receivership, conservatorship or bankruptcy proceeding. Each of the Account Originators has taken or will take certain actions required to perfect PFR's interest in the Receivables conveyed by such Account Originator.

      A conservator or receiver would have the power under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") to repudiate contracts of, and to request a stay of up to 90 days of any judicial action or proceeding involving, an Account Originator. However, notwithstanding the insolvency of, or the appointment of a receiver or conservator for, an Account Originator, subject to certain qualifications, a valid perfected security interest of PFR in the Receivables conveyed to it by the Account Originator should be enforceable (to the extent of PFR's "actual direct compensatory damages" (as described below)) and payments to PFR with respect to the subject Receivables (up to the amount of such damages) should not be subject to an automatic stay of payment or to recovery by such a conservator or receiver. If, however, the conservator or receiver were to assert that the security interest was unperfected or unenforceable, or were to require PFR to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, or the conservator or receiver were to request a stay of proceedings with respect to the Account Originator, as provided under FIRREA, delays in payments to the Trust and on the Certificates and possible reductions in the amount of those payments could occur. In the event of a repudiation of obligations by a conservator or receiver, FIRREA provides that a claim for the repudiated obligation is limited to "actual direct compensatory damages" determined as of the date of the appointment of the conservator or receiver (which in most cases are expected to include the outstanding principal on the Certificates plus interest accrued thereon to the date of payment). The Federal Deposit Insurance Corporation ("FDIC") has not adopted a formal policy statement on payment of principal and interest on collateralized borrowings of banks that are repudiated. The Transferor believes that the general practice of the FDIC in such circumstances is to permit the collateral to be applied to pay the principal owed plus interest at the contract rate up to the date of payment, together with the costs of liquidation of the collateral if provided for in the contract. In one case involving the repudiation by the Resolution Trust Corporation (the "RTC") of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that "actual direct compensatory damage" in the case of a marketable security meant the value of the repudiated bonds as of the date of repudiation. If that court's view were applied to determine PFR's "actual direct compensatory damages" in the event a conservator or receiver of an Account Originator repudiated the Purchase Agreement pursuant to which the subject Receivables were conveyed, the amount paid to Certificateholders could, depending upon circumstances existing on the date of the repudiation, be less than the principal of the Certificates and the interest accrued thereon to the date of payment. See "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Insolvency."

      In addition, in the event of a Servicer Default, if the Servicer were to become subject to a bankruptcy proceeding or if a conservator or receiver were to be appointed for the Servicer, and no Servicer Default other than such bankruptcy proceeding, conservatorship or receivership exists, the bankruptcy trustee or the Servicer, as debtor in possession, or the conservator or receiver, as the case may be, may have the power to prevent either the Trustee or the majority of the Certificateholders from effecting a transfer of servicing to a successor Servicer.

      With respect to Receivables conveyed by PFR to the Transferor, if PFR were to become subject to a bankruptcy proceeding and the conveyance of Receivables by PFR to the Transferor is not treated as a sale, but is deemed to create a security interest in the Receivables conveyed, the Transferor's interest in such Receivables may be subject to tax or other governmental liens relating to PFR arising before the Receivables came into existence and to certain administrative expenses of the bankruptcy proceeding. PFR has taken or will take certain actions required to perfect the Transferor's interest in the Receivables conveyed to it by the Account Originators.


      In a receivership or conservatorship of an Account Originator, or in a bankruptcy proceeding involving PFR, if a receiver or conservator for the Account Originator, or if a bankruptcy trustee for PFR, PFR as debtor in possession, or a creditor of PFR were to take the view that the transfer of the Receivables from PFR to the Transferor should be recharacterized as a pledge of such Receivables, then delays in payments on the Certificates or (should the bankruptcy court rule in favor of any such trustee, debtor in possession or creditor) reductions in such payments on such Certificates could result. In addition, in a bankruptcy proceeding involving Holdings or PFR, if a bankruptcy trustee for Holdings, Holdings as debtor in possession, or a creditor of Holdings, or if a bankruptcy trustee for PFR, PFR as debtor in possession, or a creditor of PFR were to take the view that any of Holdings, PFR or the Transferor should be substantively consolidated, then delays in payments on the Certificates or (should the bankruptcy court rule in favor of any such trustee, debtor in possession or creditor) reductions in such payments on such Certificates could result.


      Although the Pooling and Servicing Agreement provides that the Transferor will transfer all of its right, title, and interest in and to the Receivables to the Trust, a court could treat such transactions as an assignment of collateral as security for the benefit of holders of Certificates issued by the Trust. It is possible that the risk of such treatment may be increased by the retention by the Transferor of the Transferor Certificate and any other Class of Certificates that may be issued and retained by the Transferor or by the issuance of a Supplemental Certificate to an Affiliate of the Transferor. The Transferor represents and warrants in the Pooling and Servicing Agreement that the transfer of the Receivables to the Trust is either a valid transfer and assignment of the Receivables to the Trust or the grant to the Trust of a security interest in the Receivables. The Transferor has taken and will take certain actions required to perfect the Trust's interest in the Receivables and warrants that if the transfer to the Trust is deemed to be a grant to the Trust of a security interest in the Receivables, the Trustee will have a first priority perfected security interest therein, subject only to tax or government lien or other nonconsensual liens. If the transfer of the Receivables to the Trust is deemed to create a security interest therein under the Uniform Commercial Code "UCC", a tax or government lien or other nonconsensual lien on property of the Transferor arising before Receivables come into existence may have priority over the Trust's interest in such Receivables. In the event of the insolvency of the Transferor, certain administrative expenses may also have priority over the Trust's interest in such Receivables. See "Certain Legal Aspects of the Receivables -- Transfer of Receivables."


      To the extent that the Transferor is deemed to have granted a security interest in the Receivables to the Trust and such security interest was validly perfected before any insolvency of the Transferor and was not granted or taken in contemplation of insolvency or with the intent to hinder, delay, or defraud the Transferor or its creditors, such security interest should not be subject to avoidance in the event of insolvency or receivership of the Transferor, and payments to the Trust with respect to the Receivables should not be subject to recovery by a bankruptcy trustee or receiver of the Transferor. If, however, such a bankruptcy trustee or receiver were to assert a contrary position, delays in payments on the Certificates and possible reductions in the amount of those payments could occur.


      In the event of a Servicer Default relating to the bankruptcy or insolvency of the Servicer, and no Servicer Default other than such bankruptcy or insolvency-related Servicer Default exists, the bankruptcy trustee, conservator or receiver may have the power to prevent either the Trustee or the Certificateholders from appointing a successor Servicer. If the Transferor consents or fails to object to the appointment of a bankruptcy trustee or conservator, receiver or liquidator in any bankruptcy, insolvency or similar proceedings of or relating to the Transferor, or the commencement of an action for the appointment of a bankruptcy trustee or conservator, receiver or liquidator in any insolvency or similar proceedings, or for the winding-up, insolvency, bankruptcy, reorganization, conservatorship, receivership or liquidation of the Transferor's affairs, or notwithstanding an objection by the Transferor any such action remains undischarged or unstayed for a period of 60 days; or the Transferor admits in writing its inability to pay its debts generally as they become due, files, or consents or fails to object (or objects without dismissal of any such filing within 60 days of such filing) to the filing of, a petition to take advantage of any applicable bankruptcy, insolvency or reorganization, receivership or conservatorship statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations (any such event being an "Insolvency Event"), new Principal Receivables would not be transferred by the Transferor to the Trust. In the event of an Insolvency Event, the Trustee would sell the Receivables (unless Holders (as defined herein) of Certificates evidencing undivided interests aggregating more than 50% of the aggregate unpaid principal amount of each Series (or with respect to any Series with two or more Classes, 50% of the unpaid principal amount of each Class) and certain other persons specified in the Supplement for a Series instruct otherwise and provided that a trustee for the Transferor does not order a sale despite such instructions not to sell), thereby causing early termination of the Trust. The entire proceeds of such sale or liquidation will be treated as collections of Receivables and allocated accordingly among the Certificateholders of each Series, the holders of any Participations and the Transferor. Upon the occurrence of a Pay Out Event, if a trustee, receiver or conservator is appointed for the Transferor and no Pay Out Event other than such insolvency of the Transferor exists, the trustee may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Early Amortization Period or Early Accumulation Period and may be able to require that new Principal Receivables be transferred to the Trust. In addition, the trustee, receiver or conservator for the Transferor may have the power to cause early sale of the Receivables and the early payment of the Certificates or to prohibit the continued transfer of Receivables to the Trust. See "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Insolvency."

      While Holdings is the Servicer, cash collections held by Holdings may, subject to certain conditions, be commingled and used for the benefit of Holdings prior to each Transfer Date and, in the event of the insolvency or bankruptcy of Holdings or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected security interest in such collections and accordingly, be entitled to such collections. Holdings will be allowed to make monthly rather than daily deposits of collections to the Collection Account if either (i) Holdings or an affiliate of Holdings acceptable to the Rating Agencies obtains a commercial paper rating of at least A-1 and P-1 (or its equivalent) by the applicable Rating Agency or (ii) or Holdings makes other arrangements that satisfy the Rating Agency Condition. Unless otherwise provided in the related Prospectus Supplement, if either of the foregoing conditions are not satisfied, then Holdings will, within five business days, commence the deposit of collections directly into the Collection Account within two business days of the Date of Processing.

      Consumer Protection Laws. The Accounts and Receivables are subject to numerous Federal and state consumer protection laws which impose requirements on the solicitation, making, enforcement and collection of consumer loans. Such laws, as well as any new laws or rulings which may be adopted (including, but not limited to, federal or state interest rate caps on credit cards), may adversely affect the Servicer's ability to collect on the Receivables or maintain the required level of periodic finance charges, annual membership fees and other fees. In addition, failure by the Servicer to comply with such requirements could adversely affect the ability of the Servicer, as agent for and on behalf of the related Account Originator, to enforce the Accounts or Receivables.

      Pursuant to the Pooling and Servicing Agreement, the Transferor makes certain representations and warranties relating to the validity and enforceability of the Accounts and the Receivables and pursuant to the applicable Purchase Agreement the Account Originators and PFR make similar representations and warranties with respect to the Receivables conveyed by each such party. However, it is not anticipated that the Trustee will make any examination of the Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. The sole remedy if any such representation or warranty is not complied with and such noncompliance continues beyond the applicable cure period, is that the Receivables affected thereby will be reassigned to the Transferor (for reassignment, in turn, to PFR). In addition, in the event of the breach of certain representations and warranties, the Transferor may be obligated to accept the reassignment of the entire Trust Portfolio. The proceeds of any such reassignment will be deposited in the Collection Account and treated as collections of Principal Receivables. If the proceeds from such reassignment and any amounts on deposit in the Collection Account, the Reserve Account and any amounts available from any Credit Enhancement are not sufficient to pay any Certificates in full, the amount of principal returned to Certificateholders will be reduced and some or all of the Certificateholders will incur a loss. In addition, because the proceeds of any such reassignment will be distributed to Certificateholders as principal prior to the scheduled date of such repayment, Certificateholders would not receive the benefit of the interest rate on the Certificates specified in the applicable Prospectus Supplement for the period of time originally expected on the amount of such early repayment, and accordingly, Certificateholders will bear the reinvestment risk resulting from faster payment of principal of the Certificates. There can be no assurance that a Certificateholder would be able to reinvest such early repayment amount at a similar rate of return. See "Description of the Pooling and Servicing Agreement -- Representations and Warranties" and "-- Servicer Covenants" and "Certain Legal Aspects of the Receivables -- Consumer Protection Laws."


      Application of federal and state bankruptcy and debtor relief laws would affect the interests of Certificateholders in the Receivables if such laws result in any Receivables being written off as uncollectible when there are no funds available pursuant to any applicable Credit Enhancement or other sources. See "Description of the Pooling and Servicing Agreement -- Defaulted Receivables; Rebates and Fraudulent Charges."

      Proposed Legislation -- Limitation on Finance Charges. Congress and the states may enact new laws and amendments to existing laws to regulate further the credit card industry or to reduce finance charges or other fees or charges applicable to credit card accounts. The potential effect of any such legislation could be to reduce the yield on the Accounts. If such yield is reduced, a Pay Out Event or Reinvestment Event could occur, and the Early Amortization Period or Early Accumulation Period would commence. See "Description of the Certificates -- Pay Out Events and Reinvestment Events."


      Generation of Additional Receivables; Dependency on Cardholder Repayments. On the Initial Series Issuance Date, each of BKB and Harris contributed to Holdings all of their respective rights under the credit card accounts in the Partners First Portfolio, including the Accounts, except (i) the related cardholder agreements, (ii) all rights to create, enforce and collect receivables and any other amounts arising under the credit card accounts in the Partners First Portfolio and (iii) all rights to amend and modify the related cardholder agreements. Under the Contribution Agreements and the Assistance Agreements, Holdings designated each of BKB and Harris as the Account Originators with respect to the credit card accounts in the Partners First Portfolio originated by BKB and Harris, respectively. In March 1998, upon the anticipated designation of BKB as the Account Originator with respect to the credit card accounts in the Partners First Portfolio, including the Accounts, BKB will maintain the cardholder relationships under such credit counts, including the Accounts and any New Accounts originated by BKB. Upon the anticipated formation or acquisition of the Bank, the Bank will maintain the cardholder relationships under all of the Accounts originated by each of BKB and Harris. There can be no assurance that holders of Harris credit cards whose account relationships will be maintained by BKB, or that the holders of BKB and Harris credit cards, whose account relationships will be maintained by the Bank, will be willing to continue their credit card relationship with BKB or the Bank, as applicable. The failure of BKB or the Bank to retain sufficient numbers of these account relationships could have a material adverse effect on the Trust. The Receivables may be paid at any time and there is no assurance that there will be additional Receivables created in the Accounts, that Receivables will be added to the Trust from Additional Accounts designated to the Trust, or that any particular pattern of cardholder repayments will occur. The commencement and continuation of a Controlled Amortization Period or a Controlled Accumulation Period will be dependent upon the continued generation of new Receivables to be conveyed to the Trust. A significant decline in the amount of Receivables generated could result in the occurrence of a Pay Out Event or Reinvestment Event and the commencement of the Early Amortization Period or the Early Accumulation Period. The full payment of the Invested Amount of a Series or Class is dependent on cardholder repayments and will not be made if such repayment amounts are insufficient to pay such Series or Class its Invested Amount in full by the Series Termination Date. The Pooling and Servicing Agreement provides that the Transferor will be required, and the Transferor Purchase Agreement provides that PFR and the Transferor will be required (subject to certain conditions), to designate Additional Accounts, the Receivables of which will be added to the Trust in the event that the amount of the Principal Receivables is not maintained at the Required Minimum Principal Balance or if the Transferor Amount is less than the Required Transferor Amount. Under the PFR Receivables Purchase Agreement, the receivables in each newly originated credit card account are sold to PFR. However, if the Account Originators fail to originate enough new credit card accounts and as a result Additional Accounts are not designated by the Transferor and PFR when required, a Pay Out Event or Reinvestment Event may occur and result in the commencement of an Early Amortization Period or Early Accumulation Period. In addition, a decrease in the effective yield on the Receivables due to, among other things, a change in the annual percentage rates applicable to the Accounts, an increase in the level of delinquencies or an increase in convenience use (i.e., where cardholders pay their Receivables early and thus avoid all finance charges on purchases) could cause the commencement of an Early Amortization Period or Early Accumulation Period as well as result in decreased protection to Certificateholders against defaults under the Accounts.

      Non-relationship Accounts. For business reasons, BKB has excluded from the BKB Portfolio accounts of cardholders with whom BKB had banking relationships or potential banking relationships in addition to the credit card relationship. Accordingly, the Receivables in the Trust which arise under the Accounts included in the BKB Portfolio include only credit card accounts with cardholders that do not have and are not expected to have any other significant banking relationship with BKB.

      Limitations on Liability. In the event of a breach of a representation or warranty by BKB or Harris under their respective Purchase Agreements or Assignment and Assumption Agreements, BKB or Harris, as applicable, will be liable to PFR for damages. Holdings has agreed to indemnify BKB and Harris for any losses suffered by BKB or Harris, as applicable, resulting from, among other things, damages payable to PFR in respect of a breach by BKB or Harris of any of their respective representations or warranties under the applicable Assignment and Assumption Agreement, to the extent that BKB or Harris, as applicable, would not have suffered such losses under the Initial Receivables Purchase Agreements, and except for any such losses caused by the gross negligence or willful misconduct of BKB or Harris, as applicable. In each of the Assistance Agreements, Holdings agrees to indemnify BKB and Harris for any losses suffered by BKB or Harris, as applicable, resulting from, among other things, damages payable to PFR in respect of a breach by BKB or Harris, of any of their respective representations or warranties under the Additional Receivables Purchase Agreements, except to the extent caused by the gross negligence or wilful misconduct of BKB or Harris, as applicable. Under the Additional Receivables Purchase Agreements, the liability of BKB and Harris for any breach of any representation or warranty is limited to the amount of any recovery by BKB or Harris, as applicable, from Holdings pursuant to Holdings' obligation to indemnify BKB and Harris.

      Social, Legal,Technological, Economic and Other Factors. Changes in card use and payment patterns by cardholders result from a variety of social, legal, technological and economic factors. Social factors include potential changes in consumers' attitudes towards financing purchases with debt. Legal factors include changes in the laws affecting creditor's rights. Technological factors include new methods of payment, such as debit cards, electronic billing and payment services and personal computer banking services. Economic factors include the rate of inflation, unemployment levels, tax law changes, bankruptcy levels and relative interest rates. The use of incentive programs (e.g., gift awards for card usage) may also affect card use. The Transferor and Holdings are unable to determine and have no basis to predict whether or to what extent legal, economic or social factors will affect card use or repayment patterns. See "The Accounts."

      Competition in the Credit Card Industry. The credit card industry is highly competitive and operates in a legal and regulatory environment increasingly focused on the cost of services charged for credit cards. As new credit card issuers seek to enter the market and issuers seek to expand their market share, there is increased use of advertising, target marketing and pricing competition. Congress and the states may enact new laws and amendments to existing laws to regulate further the credit card industry or to reduce finance charges or other fees or charges applicable to credit card accounts. In addition, certain credit card issuers assess annual percentage rates or other fees or charges at rates lower than the rate currently being assessed on most of the Accounts. If cardholders choose to utilize competing sources of credit, the rate at which new Receivables are generated in the Accounts may be reduced and certain purchase and payment patterns with respect to Receivables may be affected. The Trust will be dependent upon the continued ability of the Account Originator to generate new Receivables. If the rate at which new Receivables are generated declines significantly and the Transferor and PFR do not designate Additional Accounts, a Pay Out Event or Reinvestment Event could occur, in which event an Early Amortization Period or Early Accumulation Period would commence.

      In September 1994, the United States Court of Appeals for the Tenth Circuit reversed a 1992 Utah federal court decision that the VISA association violated antitrust laws when it denied membership in VISA to a subsidiary of Sears Roebuck & Co., on the basis that another former Sears subsidiary at the time was the issuer of the Discover credit card, a competitor of the VISA credit card. In June 1995, the United States Supreme Court declined to review the decision of the court of appeals. MasterCard has settled a similar lawsuit. This settlement by MasterCard or a similar lawsuit against VISA could result in increased competition among issuers of VISA and MasterCard credit cards and thereby have adverse consequences for members of the MasterCard and VISA associations, such as the Account Originators.

      Ability of Holdings and the Account Originators to Change Terms of the Accounts; Decrease in Finance Charges. Pursuant to the Pooling and Servicing Agreement, the Transferor is not transferring to the Trust the Accounts but only the Receivables arising in the Accounts. The Account Originators and, upon the anticipated acquisition or formation of the Bank, the Bank will have the right to determine the annual percentage rates and the fees which are applicable from time to time to the Accounts, to alter the Minimum Monthly Payment required under the Accounts and to change various other terms with respect to the Accounts. A decrease in the annual percentage rates or a reduction in fees would decrease the effective yield on the Accounts and could result in the occurrence of a Pay Out Event or Reinvestment Event and the commencement of an Early Amortization Period or Early Accumulation Period. An alteration of payment terms may result in fewer payments on Receivables being made in any month. Under the Pooling and Servicing Agreement and under the applicable Purchase Agreement, each Account Originator agrees that, unless required by law or unless it deems it necessary to maintain on a competitive basis its credit card business or a program operated by such credit card business based on a good faith assessment by it of the nature of the competition with respect to the credit card business or such program, it will not take any action which would have the effect of reducing the Portfolio Yield (as defined herein) to a level that could reasonably be expected to cause any Series to experience a Pay Out Event or Reinvestment Event based on the insufficiency of the Series Adjusted Portfolio Yield or any similar test or take any action that would have the effect of reducing the Portfolio Yield to less than the highest Average Rate (as defined herein) for any Group. "Portfolio Yield" means, with respect to the Trust as a whole and, with respect to any Monthly Period, the annualized percentage equivalent of a fraction (a) the numerator of which is the aggregate of the sum of the Series Allocable Finance Charge Collections (as defined herein) for all Series during the immediately preceding Monthly Period calculated on a cash basis after subtracting therefrom the Series Allocable Defaulted Amount (as defined herein) for all Series for such Monthly Period and (b) the denominator of which is the total amount of Principal Receivables as of the last day of such immediately preceding Monthly Period. Unless otherwise provided in the Prospectus Supplement with respect to any Series, "Average Rate" means, with respect to any Group, the percentage equivalent of a decimal equal to the sum of the amounts for each outstanding Series (or each Class within a Series consisting of more than one Class) within such Group obtained by multiplying (a) the certificate rate for such Series or Class (adjusted to take into account any payments made pursuant to any interest rate agreements) and (b) a fraction, the numerator of which is the aggregate unpaid principal amount of the Certificates of such Series or Class and the denominator of which is the aggregate unpaid principal amount of all Certificates within such Group. In addition, each Account Originator also agrees that, unless required by law and except as provided above, such Account Originator will take no action with respect to the applicable credit card agreements or the applicable credit card guidelines that, at the time of such action, such Account Originator reasonably believes will have a material adverse effect on PFR and the Transferor and the Certificateholders, as assignees. In servicing the Accounts, each of the Servicer and any successor Servicer will be required to exercise the same care and apply the same policies that it exercises in handling similar matters for its own or other comparable accounts. Except as specified above, there are no restrictions specified in the Purchase Agreements on the ability of an Account Originator to change the terms of its Accounts.

      There can be no assurances that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by an Account Originator to decrease customer finance charges, fees or otherwise take actions which would change other Account terms. Under certain circumstances, the Transferor will have the right and the Transferor and PFR may be required from time to time to designate Receivables from time to time existing in Additional Accounts or Participation Interests for inclusion in the Trust. However, such Additional Accounts or Participation Interests may not be of the same credit quality or have the same characteristics as the Accounts, the Receivables of which have been conveyed to the Trust. See "Description of the Pooling and Servicing Agreement -- Additions of Accounts or Participation Interests."

      Pre-Funding Account. With respect to any Series having a Pre-Funding Account, in the event there is an insufficient amount of Principal Receivables in the Trust at the end of the applicable Funding Period, the Certificateholders of such Series will be repaid principal from amounts on deposit in the Pre-Funding Account (to the extent of such insufficiency) following the end of such Funding Period, as described more fully in the Prospectus Supplement. As a result of such repayment, Certificateholders would receive a principal payment earlier than they expected. In addition, Certificateholders would not receive the benefit of the interest rate on the Certificates specified in the applicable Prospectus Supplement for the period of time originally expected on the amount of such early repayment and, accordingly, Certificateholders will bear the reinvestment risk resulting from faster payment of principal of the Certificates. There can be no assurance that a Certificateholder would be able to reinvest such early repayment amount at a similar return.


      Premium Option. Under the Pooling and Servicing Agreement the Transferor may, by exercising the Premium Option, at any time or from time to time designate a specified percentage of the amount of Receivables arising in all or a specified portion of the Accounts that otherwise would be treated as Finance Charge Receivables to be treated as Principal Receivables. The Transferor might exercise the Premium Option because an increase in the amount of collections of Principal Receivables could result in a faster repayment of principal to Certificateholders during an Amortization Period or accumulation of principal during an Accumulation Period. Exercise of the Premium Option by the Transferor could result in a reduction of the portfolio yield with respect to collections of Finance Charge Receivables thereby reducing amounts initially allocated to make interest payments with respect to the Certificates and cover losses allocated to the Certificates. See "Description of the Pooling and Servicing Agreement -- Premium Option."


      Basis Risk. The Accounts generally have finance charges set at a variable rate above the prime rate or another specified index. Any Class of Certificates offered hereby may bear interest at a floating rate based on a different floating rate index. If there is a decline in the Prime Rate or such other specified index, the amount of collections of Finance Charge Receivables on the Accounts may be reduced, whereas the amounts payable as interest with respect to the Certificates and other amounts required to be funded out of collections of Finance Charge Receivables may not be similarly reduced.


      Risks of Swaps. The Trustee on behalf of the Trust may enter into interest rate swaps and related caps, floors and collars to minimize the risk to Certificateholders from adverse changes in interest rates. However, such transactions will not eliminate fluctuations in the value of the Receivables or prevent such losses if the value of the Receivables decline.

      The Trust's ability to hedge all or a portion of its portfolio of Receivables through transactions in Swaps (as defined herein) depends on the degree to which interest rate movements in the market generally correlate with interest rate movements in the Receivables.

      The Trust's ability to engage in transactions involving Swaps will depend on the degree to which the Trust can identify acceptable counterparties (as defined herein). There can be no assurance that acceptable counterparties will be available for a specific Swap at any specific time.

      The costs to the Trust of hedging transactions vary among the various hedging techniques and also depend on such factors as market conditions and the length of the contract. Furthermore, the Trust's ability to engage in hedging transactions may be limited by tax considerations.


      Swaps are not traded on markets regulated by the Commission or the Commodity Futures Trading Commission, but are arranged through financial institutions acting as principals or agents. In an over-the-counter environment, many of the protections afforded to exchange participants are not available. For example, there are no daily fluctuation limits, and adverse market movements could therefore continue to an unlimited extent over a period of time. Because the performance of over-the-counter Swaps is not guaranteed by any settlement agency, there is a risk of counterparty default.


      The Trust may consider taking advantage of investment opportunities in Swaps that are not presently contemplated for use by the Trust or that are not currently available but that may be developed, to the extent such opportunities are both consistent with the Trust's objectives and legally permissible investments for the Trust. Such opportunities, if they arise, may involve risks that differ from or exceed those involved in the activities described above and will be more fully described in the applicable Prospectus Supplement. See "Description of the Pooling and Servicing Agreement -- Interest Rate Swaps and Related Caps, Floors and Collars."


      Limited Nature of Rating. Any rating assigned to the Certificates of a Series or a Class by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Certificateholders of such Series or Class will receive the payments of interest and principal required to be made under the Pooling and Servicing Agreement and the related Supplement and will be based primarily on the value of the Receivables in the Trust and the availability of any Credit Enhancement with respect to such Series or Class. Any such rating will therefore generally address credit risk and will not, unless otherwise specified in the related Prospectus Supplement with respect to any Class or Series offered hereby, address the likelihood that the principal of, or interest on, any Certificates of such Class or Series will be prepaid, paid on a scheduled date or paid on any particular date before the applicable Series Termination Date. In addition, any such rating will not address the possibility of the occurrence of a Pay Out Event or Reinvestment Event with respect to such Class or Series or the possibility of the imposition of United States withholding tax with respect to non-U.S. Certificateholders. Further, the available amount of any Credit Enhancement with respect to any such Series or Class will be limited and will be subject to reduction from time to time as described in the related Prospectus Supplement. In addition, the rating of any Series or Class may be dependent upon the rating of any provider of Series Enhancement for such Series or Class. The rating of the Certificates of a Class or Series will not be a recommendation to purchase, hold or sell such Certificates, and such rating will not comment as to the marketability of such Certificates, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant.


      Issuance of New Series. The Trust, as a master trust, is expected to issue new Series from time to time. While the terms of any Series will be specified in a Supplement, the provisions of a Supplement and, therefore, the terms of any new Series, will not be subject to the prior review or consent of holders of the Certificates of any previously issued Series. Such terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or other Series Enhancements, provisions subordinating such Series to other Series or subordinating other Series (if the Supplement relating to such Series so permits) to such Series, and any other amendment or supplement to the Pooling and Servicing Agreement which is made applicable only to such Series. The obligation of the Trustee to issue any new Series is subject to the following conditions, among others: (a) such issuance will not result in any Rating Agency reducing or withdrawing its then existing rating of the Certificates of any outstanding Series or Class with respect to which it is a Rating Agency (the notification in writing by each Rating Agency to the Transferor, the Servicer and the Trustee that any action will not result in such a reduction or withdrawal is referred to herein as the "Rating Agency Condition") and (b) the Transferor shall have delivered to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor, such issuance will not (i) result in the occurrence of a Pay Out Event or Reinvestment Event or (ii) materially adversely affect the timing or amount of payments to Certificateholders of any Series or Class (any of the conditions referred to in the preceding clauses (i) and (ii) are referred to herein as an "Adverse Effect"). There can be no assurance, however, that the issuance of any other Series, including any Series issued from time to time hereafter, might not have an impact on the timing or amount of payments received by a Certificateholder. In addition, the Supplements relating to Series which are part of a Group as described herein may provide that collections of Receivables allocable to such Series will be reallocated among all Series in the Group. Consequently, the issuance of new Series in a Group may have the effect of reducing the amount of collections of Receivables which are reallocated to the Certificates of existing Series in such Group. For example, in a Reallocation Group, which will provide for the reallocation of collections of Finance Charge Receivables allocable to a Series among all Series in such Group, an additional Series which is issued with a larger claim with respect to monthly interest than that of previously issued Series in such Group (due to a higher certificate rate) will receive a proportionately larger reallocation of collections of Finance Charge Receivables. Such issuance will reduce the amount of collections of Finance Charge Receivables which are reallocated to the existing Series in such Group. Furthermore, there can be no assurance that, for any Series in a Group, the Trust will issue any other Series in such Group. Accordingly, the anticipated benefits of sharing or reallocation collections of Receivables may not be realized. See "Description of the Pooling and Servicing Agreement -- New Issuances" and "-- Groups of Series."

      Addition of Trust Assets. The Transferor may from time to time designate Participation Interests to be conveyed to the Trust or may designate Additional Accounts, the Receivables in which will be conveyed to the Trust. In addition, under certain circumstances, the Transferor will be obligated to designate Aggregate Addition Accounts or, at the Transferor's option, Participation Interests for inclusion in the Trust. "Aggregate Addition Accounts" means revolving credit card accounts established pursuant to a credit card agreement between the Account Originators and the person or persons obligated to make payments thereunder, excluding any merchant, which is designated by the Transferor to be included as an Account. Aggregate Addition Accounts may be subject to different eligibility criteria than the Initial Accounts and may include accounts originated using criteria different from those which were applied to the Initial Accounts, because such accounts were originated at a later date or were part of a portfolio of credit card accounts which were not part of the Initial Accounts or which were acquired from another credit card issuer. Moreover, Aggregate Addition Accounts may not be accounts of the same type previously included in the Trust. Consequently, there can be no assurance that such Aggregate Addition Accounts will be of the same credit quality as the Accounts, the Receivables of which were initially included in the Trust. In addition, such Aggregate Addition Accounts may consist of credit card accounts which have different terms than the Accounts, the Receivables of which are now included in the Trust, including lower periodic finance charges, which may have the effect of reducing the average yield on the portfolio of Accounts. The designation of Aggregate Addition Accounts will be subject to the satisfaction of certain conditions, including that (a) such addition will satisfy the Rating Agency Condition and (b) the Transferor shall have delivered to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor, such addition will not have an Adverse Effect. The Transferor expects to convey from time to time to the Trust the Receivables arising in certain Aggregate Addition Accounts in accordance with the provisions of the Pooling and Servicing Agreement.


      After obtaining the consent of each Rating Agency, the Transferor may also, from time to time, at its sole discretion, designate newly originated Eligible Accounts to be included as Accounts ("New Accounts") subject to the limitations and conditions specified in this paragraph. For purposes of the definition of New Accounts, Eligible Accounts will be deemed to include only types of revolving credit card accounts which are included as Initial Accounts or which have previously been included in any Aggregate Addition if the assignment related to such Aggregate Addition provides that such type of revolving credit card account is permitted to be designated as a New Account. Until such time as each applicable Rating Agency otherwise consents, the number of New Accounts may be subject to certain restrictions. To the extent New Accounts are designated for inclusion in the Trust, the Transferor will deliver to the Trustee, at least semiannually, an opinion of counsel with respect to the New Accounts included as Accounts confirming the validity and perfection of each transfer of such New Accounts. If such opinion of counsel with respect to any New Accounts is not so received, all Receivables arising in the New Accounts to which such failure relates will be removed from the Trust. The Transferor will designate New Accounts subject to the following conditions, among others: (a) the New Accounts will all be Eligible Accounts; (b) such conveyance will not result in the occurrence of a Pay Out Event or Reinvestment Event; and (c) such conveyance will not have been made in contemplation of an insolvency event with respect to the Transferor, PFR, Holdings or any Account Originator. New Accounts and Aggregate Addition Accounts are collectively referred to herein as "Additional Accounts."

      Any Participation Interests to be included as Trust Assets or any Eligible Accounts, other than New Accounts, to be included as Accounts after the Initial Series Issuance Date, are collectively referred to herein as an "Aggregate Addition." "Eligible Account" means a revolving credit card account owned by the applicable Account Originator which, as of the respective date of designation, (a) is a revolving credit card account in existence and maintained by the applicable Account Originator,
(b) is payable in United States dollars, (c) has a cardholder whose address is in the United States or its territories or possessions or a military address, (d) except as provided below has a cardholder who has not been identified by the Servicer in its computer files as being involved in any voluntary or involuntary bankruptcy proceeding, (e) has not been identified as an account with respect to which the related card has been lost or stolen, (f) is not sold or pledged to any other party except for any sale by the applicable Account Originator to PFR, (g) does not have receivables which have been sold or pledged by the applicable Account Originator to any other party other than PFR, (h) except as provided below, does not have receivables that are Defaulted Receivables,
(i) does not have any receivables that have been identified by the Servicer or the related cardholder as having been incurred as a result of fraudulent use of any related credit card, (j) was created in accordance with the credit card guidelines of the applicable Account Originator, and
(k) with respect to Additional Accounts, certain other accounts which shall have satisfied the Rating Agency Condition. Accounts which relate to bankrupt obligors or certain charged-off receivables may be designated as Accounts provided that the amount of Principal Receivables in any such Account is deemed to be zero for purposes of all allocations under the Pooling and Servicing Agreement. See "Description of the Pooling and Servicing Agreement -- Addition of Accounts or Participation Interests."


      Allocations. To the extent provided in any Supplement, or any amendment to the Pooling and Servicing Agreement, portions of the Receivables or Participation Interests conveyed to the Trust and all collections received with respect thereto may be allocated to one or more Series or Groups as long as the Rating Agency Condition shall have been satisfied with respect to such allocation and the Servicer shall have delivered an officer's certificate to the Trustee to the effect that the Servicer reasonably believes such allocation will not have an Adverse Effect.


                             USE OF PROCEEDS


      Unless otherwise specified in the related Prospectus Supplement, the net proceeds from the sale of the Certificates of any Series offered hereby, before the deduction of expenses, will be paid to the Transferor. Unless otherwise specified in the related Prospectus Supplement, the Transferor will use such proceeds to pay PFR the purchase price of the Receivables, which in turn will apply such amounts to pay the Account Originators the purchase price of the Receivables acquired from such parties.



                                THE TRUST


      The Trust has been formed pursuant to the Pooling and Servicing Agreement. The Trust does not and will not engage in any business activity other than acquiring and holding the Receivables and the other assets of the Trust and proceeds therefrom, issuing Certificates, the Transferor Certificate, Participations and any Supplemental Certificate and making payments thereon and on any Series Enhancements and related activities. As a consequence, the Trust does not and is not expected to have any source of capital other than the Trust Assets. The Trust is administered in accordance with the laws of the State of Delaware.

      The Transferor conveyed to the Trust, without recourse, its interests in all Eligible Receivables existing in the Initial Accounts at the close of business on the Initial Series Issuance Date, and will convey to the Trust, without recourse, its interest in all Eligible Receivables arising under such Accounts thereafter, in exchange for the net cash proceeds from the sale of one or more Series of Certificates plus the Transferor Certificate representing the Transferor's Interest. In addition, the Transferor may convey from time to time to the Trust, without recourse, except as provided in the Pooling and Servicing Agreement, its interests in all Eligible Receivables existing in certain Additional Accounts and Participation Interests, if any, at the close of business on each applicable date of designation thereof. The Trust Assets consist of the Eligible Receivables arising under certain VISA(R) and MasterCard(R) revolving credit card accounts (the "Accounts"), and the proceeds thereof, including recoveries on charged-off Receivables, proceeds of credit insurance policies relating to the Receivables and may include the right to receive Interchange, if any, allocable to the Certificates, funds on deposit in certain accounts of the Trust for the benefit of Certificateholders, Participation Interests, if any, and any Credit Enhancement issued with respect to a particular Series (the drawing on or payment of any Series Enhancement for the benefit of a Series or Class of Certificateholders will not be available to the Certificateholders of any other Series or Class). Pursuant to the Transferor Purchase Agreement, the Transferor has the right (subject to certain limitations and conditions, including satisfaction of the Rating Agency Condition) and in some circumstances under the Pooling and Servicing Agreement is obligated, to require PFR to designate from time to time Additional Accounts to be included as Accounts and the Transferor will convey to the Trust, pursuant to the Pooling and Servicing Agreement, its interests in all Eligible Receivables of such Additional Accounts or Participation Interests. Under the Pooling and Servicing Agreement, the Transferor may convey Participation Interests to the Trust. See "Description of the Pooling and Servicing Agreement -- Additions of Accounts or Participation Interests." In addition, the Transferor may, but is not obligated to, designate from time to time Participation Interests or Receivables from Accounts to be removed from the Trust. See "Description of the Pooling and Servicing Agreement -- Removal of Accounts."



                          CREDIT CARD ACTIVITIES

GENERAL


      The Receivables conveyed and to be conveyed to the Trust pursuant to the Pooling and Servicing Agreement have been or will be generated from transactions made by holders of certain credit card accounts (the "Trust Portfolio") that have been selected from the total portfolio of VISA and MasterCard accounts originated by BKB (the "BKB Portfolio") and Harris (the "Harris Portfolio"). The BKB Portfolio includes all credit card accounts originated by it with the exception of those accounts of cardholders having other banking relationships or potential banking relationships with BKB or its affiliates including cardholders with billing addresses in Massachusetts, Rhode Island, Connecticut and New Hampshire and student, VIP, foreign accounts and accounts with employees of BKB and its affiliates. The Harris Portfolio includes all of its credit card accounts except corporate accounts. The Receivables also will include all fees billed to the Accounts. The Accounts were generated under the VISA and MasterCard associations of which BKB and Harris are members. The Accounts and Receivables will primarily be serviced by First Data Resources Inc. ("FDR"). It is anticipated that in the future, Receivables originated by financial institutions other than BKB and Harris may be included in the Trust Portfolio, upon satisfaction of certain conditions, including the Rating Agency Condition.

      The BKB Portfolio and the Harris Portfolio include VISA Classic and MasterCard standard accounts, which are standard accounts, and VISA Gold and Gold MasterCard accounts, which are premium accounts. Premium accounts are generally subject to stricter underwriting criteria than standard accounts, including higher income requirements. Premium accounts generally have higher credit limits and provide cardholders with services not available to cardholders of standard accounts. For the BKB originated accounts, the same finance charges are applied to its premium and standard accounts. In general, for the Harris Portfolio, premium accounts are priced at a lower annual percentage rate than standard accounts; however, there are exceptions based on risk profile and cardholder behavior. With regard to both portfolios, for accounts with an annual membership fee, premium accounts are assessed a higher fee than standard accounts.

      Cardholders may use their VISA and MasterCard credit cards for three types of transactions: credit card purchases, cash advances and convenience checks issued by the Account Originator. Cardholders obtain cash advances when they use their VISA or MasterCard credit card to obtain cash from a financial institution or via an automated teller machine. Cardholders may also effect balance consolidations by transferring their balances from credit card accounts at other financial institutions to their credit card account at the Account Originator. The balances so transferred are then consolidated with their account at the Account Originator. Balance consolidations, which have been treated by BKB in the same manner as purchases and by Harris as cash advances, may be done by cardholders either at the time an account is originated or anytime thereafter. The Servicer will treat balance consolidations for the BKB Portfolio in the same manner as purchases and by the end of 1998, consistent with the conversion of the Harris Portfolio to the FDR processing system, the Servicer will treat balance consolidations for the Harris Portfolio in the same manner as purchases. Cardholders also receive and may utilize special convenience checks issued by an Account Originator. Convenience checks may be used by cardholders to draw against their VISA and MasterCard credit card accounts at any time. The Servicer treats such draws in the same manner as cash advances. All amounts due with respect to purchases, cash advances and convenience checks are included in the Receivables.

      Each cardholder is subject to an agreement with the Account Originator governing the terms and conditions of the related VISA or MasterCard credit card account. Pursuant to each such agreement, except as described herein, the Account Originator reserves the right, subject to advance notice to the cardholder as may be required by law, to add to, delete or change the terms and conditions of its VISA or MasterCard credit card accounts at any time, including increasing or decreasing periodic finance charges, fees, other charges or minimum monthly payment requirements.


BUSINESS STRATEGY


      Holdings will design and market its credit card program based on an empirical analysis of the credit card business at the level of the individual cardholder. Holdings will collect information about credit card issuers, the consumer credit market, and current as well as historical behavior of individual customers and prospects from both internal and external sources. Factors which Holdings will consider include credit scores, balance amounts, purchase types and amounts, finance charges paid and other indicia of cardholder behavior over time.

      It is anticipated that following the establishment of the Bank, the Bank may enter into alliances with credit card issuers who have concluded, among other things, that their current size and operational capacities are too limited to allow them to maintain successful credit card businesses on a stand alone basis. It is anticipated that such arrangements may involve the selling of such credit card issuer's non-strategic accounts to the Bank for fair market value and the retention by such credit card issuer of those assets it considers strategic (e.g. relationship or regional accounts). Any such non-strategic accounts acquired by the Bank would be included as Accounts and the Receivables arising thereunder added to the Trust only if certain conditions, including the Rating Agency Condition, are satisfied.

      Holdings may provide management and advisory services for the strategic credit card accounts retained by any such credit card issuer; however, any such retained strategic credit card accounts would not be included in the Partners First Portfolio and the receivables arising in such credit card accounts would not be included in the Trust.


PROCESSING AND SERVICING OF CREDIT CARD ACCOUNTS


      Historically, BKB delegated the processing and servicing of its accounts exclusively to FDR. In addition, BKB utilized the management services of First Annapolis Marketing Information Services, Inc.
("FAMIS") to perform functions related to credit policy and risk management, marketing acquisition and account management, data mining and FDR oversight.

      Historically, the Harris Portfolio was serviced by Harris' employees in Buffalo Grove, Illinois. As of the Initial Series Issuance Date, the accounts in the Harris Portfolio were maintained on the system utilized by Harris prior to the Initial Series Issuance Date, which is the CardPac System. FDR has recently acquired the Buffalo Grove facility, has hired certain of its employees and is servicing the Harris Portfolio. The Harris Portfolio is expected to be converted to the FDR processing system in March 1998.

      Holdings has delegated the majority of both the credit card processing and account servicing functions to FDR, a subsidiary of First Data Corp. ("FDC"), pursuant to a seven-year contract, automatically renewable for an additional two-year period, entered into on the Initial Series Issuance Date. All database management functions, data mining activities, predictive model creating and daily oversight of FDR and FDR activities will be performed in-house by employees of Holdings as of the Initial Series Issuance Date. The remainder of the processing and servicing work will be performed by a combination of alternative vendors and in-house staff. FDR facilities currently located in Omaha, Nebraska, Tulsa, Oklahoma, Buffalo Grove, Illinois, Atlanta, Georgia, Matteson, Illinois and Phoenix, Arizona are utilized to clear transactions through the VISA and MasterCard systems, post transactions to cardholder accounts, create billing statements, provide credit processing, operational support (including customer service), and perform collections activity on delinquent accounts according to the policies and procedures recommended by Holdings. Transactions creating the Receivables flow through both the VISA and MasterCard systems and the FDR processing system. If FDR should fail to perform its functions or become insolvent, or should either the VISA or MasterCard system materially curtail its activities, or should the Account Originators cease to be members of either VISA or MasterCard associations for any reason, a Pay Out Event could occur and delays in payments on the Receivables and possible reductions in the dollar amounts thereof could also occur.




ACCOUNT ORIGINATION


      BKB began originating accounts in September 1995 through (i) direct mail solicitations of individuals residing in the United States who had been prescreened at credit bureaus on the basis of criteria furnished by the BKB; (ii) direct mail solicitations of individuals residing in the United States without prescreening; (iii) outbound telemarketing programs and (iv) applicant initiated requests made at the BKB's branch offices or by telephone or via written letter. BKB applied the same credit criteria without distinction among the foregoing sources of applications, as described below in "-- Underwriting Procedures." In addition, BKB purchased a credit card portfolio consisting of approximately 324,000 accounts with outstanding principal receivables of approximately $311 million in July 1996 from BayBank, N.A., of which approximately $19 million of Receivables were transferred to the Trust on the Initial Series Issuance Date.

      In 1966, Harris began originating accounts through applicant initiated requests. In 1983, Harris began soliciting new cardholders through mass mailings from bureau extracts. Outbound telemarketing programs conducted in 1994 and 1995 were an additional source of applications for Harris. Credit policy, as described below in "Underwriting Procedures" does not vary with application source; however, it has varied over time. In September 1990, Harris purchased a portfolio of credit card accounts with approximately $207 million of outstanding receivables from United Jersey Bank ("UJB"). As of December 1997, the UJB portfolio comprised approximately 36,830 active accounts and $80 million of receivables outstanding.

      In March 1998, Holdings will designate BKB as the Account Originator with respect to the credit card accounts in the Partners First Portfolio, including the Accounts, originated by Harris. Harris will continue to be an Account Originator with respect to new credit card accounts originated by it, including any New Accounts. Prior to the establishment of the Bank, Holdings may designate other financial institutions as Account Originators and any such Account Originator would originate credit card accounts into the Partner First Portfolio. Following the establishment or acquisition of the Bank, the Bank will be the sole Account Originator with respect to the Accounts and any New Accounts. In addition, it is anticipated that the Bank or Holdings will acquire accounts through the selective acquisition of portfolios. None of the credit card accounts originated by the Bank or any Account Originator may be designated as Accounts and none of the receivables arising under such credit card accounts may be transferred to the Trust unless certain conditions, including the Rating Agency Condition, are satisfied.

      Going forward, the Account Originators will continue to originate accounts through pre-approved and non-prescreened direct mail solicitations to creditworthy consumers on a nationwide basis.


UNDERWRITING PROCEDURES


      Historically, BKB and Harris reviewed all applications for credit card accounts for completeness and creditworthiness based on credit underwriting criteria established by BKB and Harris, as applicable. They used credit reports issued by independent credit reporting agencies and, in the event of any discrepancies between the application and the credit report and in certain other circumstances, they verified certain information regarding applicants.

      Going forward, the primary new account source for the Account Originators will be prescreened direct mail solicitation of qualified prospective cardholders. Underwriting criteria included in the Credit Card Guidelines recommended by Holdings, will be utilized by the Account Originator at the credit bureaus to generate a list of qualifying prospective cardholders. Account Originators will also obtain credit scores using scoring models licensed by the credit bureaus from Fair Isaac & Company ("FICO"), which specializes in developing credit scoring models. The credit scoring models to be used by Account Originators are intended to provide a general indication, based on the information available, of the applicant's willingness and ability to repay the applicant's obligations. Credit scoring will evaluate a potential cardholder's credit profile and certain of the information provided by the applicant in the credit application in order to statistically quantify credit risk. Models for credit scoring will be developed by using statistics to evaluate common characteristics and their correlation with credit risk. The credit scoring models used will often be reviewed and updated to reflect more current statistical data.

      Holdings will also use information obtained on behalf of the Account Originators from various third-party sources and Holdings' internal database and then apply various predictive models to the list of potential cardholders supplied by the credit bureaus to determine the most creditworthy and more profitable prospects to solicit by mail. Potential cardholders who receive direct mail solicitations will be required to complete and return an acceptance certificate. The information supplied by the potential cardholder on the acceptance certificate will be used by Holdings to verify the potential cardholder's credit information. As part of the verification process Holdings will review a new credit bureau report and credit score which will be updated based on the information supplied by the applicant and established lending criteria. Credit lines will be established by the Account Originators after this verification process has been completed and will be commensurate with the new cardholder's updated credit profile, credit score and income.

      Non-prescreened applicants for credit cards will be reviewed for completeness and accuracy. The Servicer will credit score all non-prescreened applicants utilizing a FICO supplied credit scorecard. Applicants who score above or below pre-set thresholds will be accepted or rejected by the Account Originators accordingly. Applicants whose credit score lies between these pre-set thresholds will be reviewed manually by a credit analyst as part of the determination as to the applicant's creditworthiness. Account Originators have the ability to override decisions made by the scorecard upon receipt of additional information from the applicant. Credit lines will be assigned by the Account Originators based upon the cardholder's credit score, income and credit profile.

      Generally, the Account Originators will issue credit cards that expire two years after issuance and will reissue credit cards with two-year expiration dates, so long as the payment behavior and usage of the cardholder satisfies certain criteria.


ADDITIONAL ACCOUNTS


      Eligible Receivables from Additional Accounts, if needed, will be added to the Trust from accounts originated or acquired by the Account Originators through pre-approved applications and other sources, as described above. See "Risk Factors -- Addition of Trust Assets."


BILLING AND PAYMENTS


      The VISA and MasterCard credit card accounts of the BKB Portfolio are currently grouped into twenty-one billing cycles and of the Harris Portfolio are currently grouped into twenty-four billing cycles (each, a "Billing Cycle") ending on various days throughout each month. Consistent with the conversion to the FDR system in March 1998, the Harris Portfolio will be grouped into 21 Billing Cycles. Each Billing Cycle has its own monthly billing date, at which time the activity in the related accounts during the month ending on such billing date is processed and mailed to such cardholders. FDR sends a monthly billing statement to each BKB Portfolio cardholder with a debit or credit balance of at least one dollar at the end of the Billing Cycle or when a finance charge has been imposed. Monthly statements are sent to each Harris Portfolio cardholder unless (i) the account has been charged off, (ii) the account has a zero balance with no activity, (iii) the account is coded as having a bankrupt or deceased cardholder, (iv) the account activity has been confirmed as fraudulent or (v) the account has had a credit balance for more than six months.

      With respect to the BKB Portfolio, each month cardholders generally are required to make at least a minimum payment (the "Minimum Monthly Payment") equal to the sum of (i) the greater of 2.0% of the new balance of purchases and $15, or if the new balance of purchases is less than $15, the amount of the new balance of purchases, (ii) the greater of 2.0% of the new balance of cash advances and $15, or if the new balance of cash advances is less than $15, the amount of the new balance of cash advances, (iii) any past due amount from prior months, and (iv) at the option of the Account Originator, the excess of the unpaid balance for an account over the assigned credit limit.

      With respect to the Harris Portfolio, the Minimum Monthly Payment equals (i) for accounts where the current balance is less than the credit limit, the greater of 1/36th of the current balance (not including amounts in dispute) or $15.00 and (ii) for accounts that are overlimit, the amount the account balance is above the credit limit.

      Going forward, BKB's policy will generally continue to be applied to new accounts in the Partners First Portfolio.

      With regard to the BKB Portfolio, BKB reserves the option to allow individual cardholders or groups of cardholders to skip their Minimum Monthly Payments for one or more months. Finance charges in connection with such skipped payments continue to accrue, and the amount of the next Minimum Monthly Payment is determined as described above, based on the account balance at the end of the next Billing Cycle. The effect of skipped payments is to increase the amount of Finance Charge Receivables and to decrease the rate of payments of Principal Receivables during the Billing Cycles for which the offers apply. BKB's policy will continue to be applied with respect to both new accounts originated by the Account Originators and accounts from the Harris Portfolio.

      Currently, for both the BKB Portfolio and the Harris Portfolio the monthly periodic finance charges are calculated for both cash advances and purchases by multiplying the applicable monthly periodic rate by the average daily cash advance balance or average daily purchase balance, respectively. Monthly periodic finance charges are calculated on cash advances and purchases for the BKB Portfolio (including certain fees and unpaid finance charges) from the date of the transaction or the first day of the Billing Cycle in which the transaction is posted to the account (whichever is later). Monthly periodic finance charges are calculated on cash advances and purchases for the Harris Portfolio on the date the transaction is posted to the account. The monthly periodic finance charges in new accounts originated by the Account Originators will mirror BKB policy. Following the conversion of the Harris portfolio to the FDR processing system, monthly periodic finance charges will be calculated in accordance with the BKB portfolio. Monthly periodic finance charges are not assessed in most circumstances on purchases if the purchases new balance shown in the billing statement is paid by the due date specified in the monthly billing statement, or if the purchases previous balance is zero. The next statement closing date is on average 25-28 days after the billing date. The average annual percentage rates for purchases and cash advances for virtually every account are variable rates. For the BKB Portfolio, the current annual percentage rate for purchases is a variable rate based on The Wall Street Journal prime rate plus a spread generally ranging from 3.75% to 7.90%. The current annual percentage rate for cash advances is a variable rate based on The Wall Street Journal prime rate plus a spread generally ranging from 5.75% to 9.90%. Spreads in the BKB Portfolio vary depending on risk profile and cardholder behavior. For the Harris Portfolio, the current annual percentage rate for both purchases and cash advances is a variable rate based on The Wall Street Journal prime rate plus a spread generally ranging from 5.90% to 7.90%. Spreads vary depending on account type (premium or standard), risk profile and behavior.

      For the BKB Portfolio, for accounts with an annual membership fee, generally the annual membership fee is $18.00 for standard accounts and $28.00 for premium accounts. Approximately 83% of BKB Portfolio Accounts are assessed an annual fee. BKB reserves the right to waive the annual membership fee, or a portion thereof, at its discretion, in connection with solicitations for new accounts, or when BKB determines a waiver to be necessary to operate its credit card business on a competitive basis. For the Harris Portfolio accounts with an annual membership fee, generally the annual membership fee is $20.00 for standard accounts and $35.00 for premium accounts. Approximately 13% of the Harris Portfolio accounts are assessed an annual fee. Harris reserved the right to waive the annual membership fee, or a portion thereof, at its discretion, in connection with solicitations for new accounts, or when Harris determined a waiver to be necessary to operate its credit card business on a competitive basis. In general for the Harris Portfolio, membership fees have not been waived. If a fee is billed and is not paid, the account becomes delinquent and will be processed by a collection representative. Generally, an account is closed upon determining that the related cardholder is unwilling to pay the fee. The annual membership fee for both the BKB and the Harris Portfolio accounts is non-refundable. The annual fee policy for new accounts will mirror the previous BKB policy of pricing cardholders according to their behavior and risk profile. Harris Portfolio accounts will be repriced gradually over time to achieve consistency with this policy.
 However, certain Harris relationship accounts may be given a more favorable structure.

      With reference to the BKB Portfolio, in addition to the annual membership fee, accounts are charged certain other fees including: (i) a late fee, generally in the amount of $25.00 with respect to any monthly payment if the required minimum monthly payment is not received by the payment due date shown on the monthly billing statement; (ii) a cash advance fee of 2.5% of the amount of the advance subject to a minimum fee of $3.50 per transaction, (iii) a returned check charge, generally in the amount of $25.00 and (iv) an over-the-limit fee, generally in the amount of $25.00 with respect to any account more than a specified amount over its credit limit at the time the monthly billing statement is created. With reference to the Harris Portfolio, in addition to the annual membership fee, accounts are charged certain other fees including: (i) a late fee, generally in the amount of $20.00 with respect to any monthly payment if the required minimum monthly payment is not received by the payment due date shown on the monthly billing statement; (ii) a cash advance fee of 2.0% of the amount of the advance subject to a minimum fee of $5.00 and a maximum of $15.00 per transaction, unless the cash advance is done through an automatic teller machine, in which case, the cash advance fee is $2.00, (iii) a returned check charge, generally in the amount of $20.00 and (iv) an over-the-limit fee, generally in the amount of $20.00 with respect to any account more than a specified amount over its credit limit at the time the monthly billing statement is created. Finance charge policies for new accounts will mirror the previous BKB policy of pricing cardholders according to their behavior and risk profile. Harris accounts will be re-priced gradually over time to achieve consistency with this policy.

      With regard to the BKB Portfolio, payments by cardholders are processed and applied first to annual membership fees, next to billed and unpaid finance charges, next to any billed fees and other amounts not subject to finance charges and then to billed and unpaid transactions. Any excess is applied to unbilled transactions in the order determined by BKB and then to unbilled finance charges. With regard to the Harris Portfolio, payments are applied in the following priority: (i) retail interest not paid, (ii) retail past due and overlimit fees, (iii) retail insurance billed not paid, (iv) retail membership fees billed not paid,
(v) retail current month's balance, (vi) retail statement balance, (vii) cash interest billed not paid, (viii) cash service charge billed not paid, (ix) cash current month's balance, and (x) cash statement balance. Consistent with the conversion of the Harris Portfolio to the FDR processing system, Harris Portfolio cardholder payments will be processed and applied in the same manner that BKB Portfolio is processed and applied.





      With respect to pricing, the accounts in the Harris Portfolio will gradually be repriced according to policy established and utilized for the BKB Portfolio. Annual fees and annual percentage rates will be assigned to accounts based on risk profile and cardholder behavior. It is expected that, eventually, most accounts will be subject to the same late, overlimit, cash advance and returned check fees. There can be no assurance that monthly periodic finance charges, fees and other charges imposed by the Account Originators will remain at current levels in the future.


INTERCHANGE


      Members participating in the VISA and MasterCard associations receive certain fees ("Interchange") as partial compensation for taking credit risk, absorbing fraud losses, and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems, a portion of this Interchange in connection with cardholder charges for merchandise and services is passed from banks which clear the transactions for merchants to credit card-issuing banks. Interchange ranges from approximately 1% to 2% of the transaction amount, although VISA and MasterCard associations may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. Interchange with respect to each Account Originator will be allocated to PFR in an amount equal to the product of (i) the total Interchange with respect to the Account Originator's entire portfolio of credit card accounts and (ii) a fraction, the numerator of which is the total credit card sales charges arising in the credit card accounts included in the Partner First Portfolio originated by such Account Originator, and the denominator of which is the total credit card sales charges arising in the Account Originator's entire portfolio of credit card accounts. Interchange received by PFR will be allocated to the Trust in an amount equal to the product of (i) the aggregate Interchange received by PFR from the Account Originators and (ii) a fraction, the numerator of which is the total amount of Receivables arising in the Accounts in the Trust Portfolio and the denominator of which is the total credit card sales charges arising in all of the credit card accounts in the Partners First Portfolio. Such amount is an estimate of the actual Interchange and may be greater or less than the actual amount of the Interchange relating to the Accounts from time to time. Unless otherwise stated in the related Prospectus Supplement, Interchange will be included in collections of Finance Charge Receivables for purposes of calculating the Portfolio Yield for a Series.


COLLECTION OF DELINQUENT ACCOUNTS


      With regard to both the Harris Portfolio and the BKB Portfolio, an account is delinquent if a minimum payment due thereunder is not received by the Servicer by the time the cardholder's next billing statement is generated, which was generally within five days after the due date printed in the previous statement. Delinquent accounts are routed to the pre-collections system at FDR where they are prioritized and early stage collection efforts were initiated. These early efforts include the printing of the overdue amount on the next billing statement and either a telephone call or letter requesting payment of the past due amount. If these early stage collection efforts are ineffective, contact by telephone and/or mail is escalated and efforts to collect past due amounts are made more frequently subject to all applicable legal requirements.

      In general, an account is restricted and charging privileges are suspended when the account becomes fifteen (15) to thirty (30) days past due for the BKB Portfolio and thirty (30) days past due for the Harris Portfolio, or when a cardholder exceeds the account's credit limit within pre-set parameters. At sixty (60) days past due, no additional extensions of credit would be authorized for any reason. Each of BKB and Harris reserves the right to enter into agreements with delinquent cardholders to extend or otherwise change an account's payment schedule. A delinquent account could be re-aged once in any twelve (12) month period if the delinquent cardholder makes a payment equal to three minimum payments over a ninety (90) day period.

      The policy for both portfolios is to charge-off as uncollectible any account which is six billing cycles past due (i.e., 180 days delinquent). However, for the BKB Portfolio, if notice is received that a cardholder has filed for bankruptcy then the account is charged-off as soon as is practicable but generally no later than 25 days after receipt of such notice. For the Harris Portfolio, bankrupt and deceased accounts are charged off manually every month. Credit evaluation, servicing and charge-off policies and collection practices may change over time in accordance with the business judgment of the applicable Account Originator, applicable law, guidelines established by applicable regulatory authorities and market conditions.

      Consistent with the conversion of the Harris Portfolio to the FDR processing system, the collection of all delinquent accounts will be performed consistent with BKB originated accounts.


RECOVERIES


      The Transferor and the Servicer will be required, pursuant to the terms of the Pooling and Servicing Agreement, to transfer to the Trust all amounts received by the Servicer (net of out-of-pocket costs of collecting such amounts, which the Transferor believes represents an immaterial portion of the total collections with respect to the Receivables), including insurance proceeds, with respect to Defaulted Receivables, including amounts received by the Transferor or the Servicer from the purchaser or transferee with respect to the sale or other disposition of Defaulted Receivables ("Recoveries"). In the event of any such sale or other disposition of Receivables, Recoveries will not include amounts received by the purchaser or transferee of such Receivables but will be limited to amounts received by the Transferor or the Servicer from the purchaser or transferee. Collections of Recoveries will be treated as collections of Principal Receivables; provided, however, that to the extent the aggregate amount of Recoveries received with respect to any monthly period exceeds the aggregate amount of Principal Receivables (other than Ineligible Receivables) on the day such Receivables became Defaulted Receivables for each day in such monthly period, the amount of such excess will be treated as collections of Finance Charge Receivables.

      For the BKB Portfolio, the Servicer utilizes FDR's facilities to administer the recovery of defaulted receivables. The Servicer will prioritize defaulted receivables according to the likelihood of successful recovery and selects a collection method based on the information supplied by FDC. Included among the collection methods utilized by the Servicer are primary and secondary third-party collection agencies, which are retained to recover the defaulted receivables. As compensation for their services, the collection agencies receive a percentage of the amounts they collect. For the Harris portfolio, Harris utilized internal facilities to administer the recovery of defaulted receivables. However, by the end of the first half of 1998, consistent with the conversion of the Harris Portfolio to the FDR processing system, FDR will administer the recovery of defaulted receivables consistent with the BKB originated accounts.


FRAUD PREVENTION


      Historically, for both the BKB and Harris Portfolios, each organization reviewed all applications for potential fraud by comparing the information on the credit card application against the information supplied by the credit bureaus. In addition, all applications were checked against information supplied by the Issuers' Clearinghouse, a national fraud database maintained jointly by VISA and MasterCard. For the BKB Portfolio, once an account is approved, transactions are monitored by FDR which scores each transaction based upon its likelihood of being fraudulent. For the Harris Portfolio, the majority of fraud functions were performed internally; however, both FDR and VISA monitored transactions and attempted to identify potential fraudulent activity. Potential fraudulent activity was researched by investigators and, dependent upon their findings, accounts may be blocked or closed. Going forward, Holdings' recommended fraud policy will follow that of BKB.



                       PARTNERS FIRST HOLDINGS, LLC


      Partners First Holdings, LLC is a limited liability company organized in the State of Delaware on December 17, 1997. Its principal executive office is located at 900 Elkridge Landing Road, Suite 300, Linthicum, MD 21090-2925, and its telephone number is (410) 865-8700. The Prospectus Supplement for each Series will provide additional information relating to the Servicer.

      Holdings was formed in December 1997 pursuant to a Master Agreement for the Formation of a Limited Liability Company, dated as of September 2, 1997 (the "Master Formation Agreement"), among BankBoston Corporation ("BankBoston"), a Massachusetts corporation, of which BKB is an indirect subsidiary, Bankmont Financial Corp., a Delaware corporation ("Bankmont"), Harris, which is an indirect subsidiary of Bankmont, and First Annapolis Consulting, Inc., a Maryland corporation ("First Annapolis"). After consummation of the transactions contemplated by the Master Formation Agreement, including the contributions by BKB and Harris described above, the owners of Holdings are BKB, EFS (U.S.), Inc., a Delaware corporation and subsidiary of Bankmont, and First Annapolis Marketing Information Services, Inc. ("FAMIS"), a Maryland corporation and wholly-owned subsidiary of First Annapolis. EFS (U.S.), Inc., BKB and FAMIS have a 69%, 19% and 12% interest respectively, in the common equity of Holdings. Holdings has been appointed as Servicer with respect to the Accounts and the related Receivables. Holdings has delegated certain of its servicing duties to FDR.



                 PARTNERS FIRST RECEIVABLES FUNDING, LLC


      PFRF was organized under the laws of the State of Delaware on January 26, 1998 and is a special purpose wholly owned subsidiary of PFR. PFRF's principal office is currently located at 900 Elkridge Landing Road, Suite 301, Linthicum, MD 21090-2925, and its telephone number is
(410) 855-8600. The Transferor was organized for the limited purposes of facilitating the type of transactions described herein, purchasing, holding, owning and selling receivables, and any activities incidental to and necessary or convenient for the accomplishment of such purposes. Neither the PFR nor the Transferor's board of managers intends to change the business purpose of the Transferor.



                               THE ACCOUNTS


      The Receivables arise in certain credit card accounts that have been selected from the total portfolio of MasterCard and VISA accounts in the Partners First Portfolio on the basis of criteria set forth in the Pooling and Servicing Agreement. An account must be an Eligible Account to be included in the Trust Portfolio. On the Initial Series Issuance Date, the Trust Portfolio represented approximately 97% of the credit card accounts in the Partners First Portfolio.

      Pursuant to the Transferor Purchase Agreement and the Pooling and Servicing Agreement, the Transferor has the right or is obligated (subject to certain limitations and conditions) to require and PFR is obligated (subject to certain limitations and conditions) to designate, from time to time, additional qualifying VISA and MasterCard consumer revolving credit card accounts to be included as Accounts and to convey to the Transferor for ultimate conveyance to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. Those Accounts must meet the eligibility criteria set forth in the Pooling and Servicing Agreement as of the date the Transferor designates such Accounts as Additional Accounts. PFR will convey the Receivables then existing or thereafter created under such Additional Accounts to the Transferor which in turn will convey such Receivables to the Trust. Under the Pooling and Servicing Agreement, the Transferor also has the right to convey Participation Interests to the Trust subject to the conditions described in the Pooling and Servicing Agreement. See "Description of the Pooling and Servicing Agreement -- Additions of Accounts or Participation Interests."

      As of each date with respect to which Additional Accounts are designated, PFR will represent and warrant to the Transferor that the Receivables generated under the Additional Accounts meet the eligibility requirements set forth in the Purchase Agreement and the Transferor will represent and warrant to the Trust that such Receivables or Participation Interests, if any, meet the eligibility requirements set forth in the Pooling and Servicing Agreement. See "Description of the Pooling and Servicing Agreement -- Conveyance of Receivables." Because the Initial Accounts were designated as of the Initial Series Issuance Date and subsequent Aggregate Addition Accounts may be designated from time to time, there can be no assurance that all of such Accounts will continue to meet the eligibility requirements as of any Series Closing Date. In the Pooling and Servicing Agreement the Transferor is required to make certain representations and warranties with respect to the Accounts and the Receivables as of each Series Closing Date (or as of the related addition date with respect to Additional Accounts). In the event of a breach of any such representation or warranty by the Transferor, the Transferor may be required to accept reassignment of the related Receivables and, to the extent such breach relates to an Account, such Account will no longer be included as an Account. See "Description of the Pooling and Servicing Agreement -- Representations and Warranties."


      Subject to certain limitations and restrictions, the Transferor may also designate certain Accounts or Participation Interests, if any, for removal from the Trust, in which case such Participation Interests or the Receivables of the Removed Accounts will be reassigned to the Transferor. Throughout the term of the Trust, the Receivables in the Trust will consist of Receivables generated under the Accounts, Participation Interests, if any, and the Receivables generated under Additional Accounts, but will not include the Receivables generated under Removed Accounts or removed Participation Interests.

      The Prospectus Supplement relating to a Series will provide certain information about the Trust Portfolio as of the date specified. Such information will include the amount of Principal Receivables, the amount of Finance Charge Receivables, the range of principal balances of the Accounts and the average thereof, the range of credit lines of the Accounts and the average thereof, the range of ages of the Accounts and the average thereof, information with respect to the geographic distribution of the Accounts, the types of Accounts and delinquency statistics relating to the Accounts.


                     DESCRIPTION OF THE CERTIFICATES

GENERAL

      The Certificates will be issued pursuant to the Pooling and Servicing Agreement and the related Supplement substantially in the forms filed as exhibits to the Registration Statement of which this Prospectus is a part. The following summary describes certain terms of the Pooling and Servicing Agreement and the related Supplement and is qualified in its entirety by reference to the Pooling and Servicing Agreement and the related Supplement.

      The Certificates will evidence undivided beneficial interests in the Trust Assets allocated to such Certificates, representing the right to receive from such Trust Assets funds up to (but not in excess of) the amounts required to make payments of interest and principal in the manner described below.


      The Certificates will initially be represented by one or more Certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Transferor, the "Depository"), except as set forth below. Unless otherwise stated in the related Prospectus Supplement, the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Transferor has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of the Certificates. Except under the limited circumstances described herein, no Certificateholder will be entitled to receive a Certificate in fully registered, certificated form ("Definitive Certificates") representing such person's interest in the Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants (as defined herein), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Certificates, for distribution to the beneficial owners of the Certificates in accordance with DTC procedures. See "-- Book-Entry Registration" and "-- Definitive Certificates."


      Payments of interest and principal will be made on each related Interest Payment Date to the Certificateholders in whose names the Certificates were registered on the last day of the calendar month preceding such Interest Payment Date, unless otherwise specified in the related Prospectus Supplement (each, a "Record Date").


BOOK-ENTRY REGISTRATION


      Unless otherwise specified in the related Prospectus Supplement, Certificateholders may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

      Cede, as nominee for DTC, will hold the global Certificate or Certificates. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective Depositaries (as defined herein) which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Cedel and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear (in such capacities, the "Depositaries").


      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").


      Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants (as defined herein) and Euroclear Participants (as defined herein) will occur in accordance with their respective rules and operating procedures.


      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its Depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same- day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

      Certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificateholders will receive all distributions of principal and interest on the Certificates from the Trustee through DTC and its Participants. Under a book-entry format, Certificateholders will receive payments after the related Distribution Date, as the case may be, because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants, which thereafter will be required to forward them to Indirect Participants or holders of beneficial interests in the Certificates. It is anticipated that the only "Certificateholder" will be Cede, as nominee of DTC, and that holders of beneficial interests in the Certificates will not be recognized by the Trustee as Certificateholders under the Pooling and Servicing Agreement. Holders of beneficial interests in the Certificates will only be permitted to exercise the rights of Certificateholders under the Pooling and Servicing Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC. The Trustee, the Transferor, the Servicer and any paying agent, transfer agent or registrar may treat the registered holder in whose name any Certificate is registered (expected to be Cede) as the absolute owner thereof (whether or not such Certificate shall be overdue and notwithstanding any notice of ownership or writing thereon or any notice to the contrary) for the purpose of making payment and for all other purposes.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. Participants and Indirect Participants with which holders of beneficial interests in the Certificates have accounts similarly are required to make book-entry transfers and receive and transmit such payments on behalf of these respective holders.


      Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of holders of beneficial interests in the Certificates to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a Definitive Certificate for such Certificates.

      DTC has advised the Transferor that it will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement and the related Supplement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Transferor that it may take actions with respect to the Certificateholders' Interest that conflict with other of its actions with respect thereto.


      Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 36 currencies, including United States dollars. Cedel provides to Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), underwriters, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.


      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Euroclear Provisions"). The Euroclear Provisions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Provisions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "U.S. Federal Income Tax Consequences -- Foreign Investors." Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement and the related Supplement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

      Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES


      Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series will be issued as Definitive Certificates in fully registered certificated form to Certificate Owners or their nominees rather than to DTC or its nominee, only if (i) the Transferor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to such Series of Certificates, and the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Certificate Owners evidencing not less than 50% of the aggregate unpaid principal amount of the Certificates, advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Certificate Owners.


      Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing the Certificates and instructions for re-registration, the Trustee will issue the Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement and the related Supplement ("Holders").

      Distribution of principal and interest on the Certificates will be made by the Trustee directly to Holders in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement and the related Prospectus Supplement. Interest payments and principal payments will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee. The final payment on any Certificate (whether Definitive Certificates or Certificates registered in the name of Cede), however, will be made only upon presentation and surrender of such Certificate on the final payment date at such office or agency as is specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the fifth day of the month of the final distribution.

      Definitive Certificates will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

INTEREST

      Interest will accrue on the Certificates of a Series or Class offered hereby at the per annum rate either specified in or determined in the manner specified in the related Prospectus Supplement. Except as otherwise provided herein, collections of Finance Charge Receivables and certain other amounts allocable to the Certificateholders' Interest of a Series or Class offered hereby will generally be used to make interest payments to Certificateholders of such Series or Class on each Interest Payment Date specified in the related Prospectus Supplement; provided that after the commencement of an Early Amortization Period with respect to such Series, interest will be distributed to such Certificateholders monthly on each Special Payment Date. If the Interest Payment Dates for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to such Class) will be deposited in one or more Interest Funding Accounts and used to make interest payments to Certificateholders of such Series or Class on the following Interest Payment Date. If a Series has more than one Class of Certificates, each such Class may have a separate Interest Funding Account. Funds on deposit in an Interest Funding Account will be invested in Eligible Investments. Any earnings (net of losses and investment expenses) on funds in an Interest Funding Account will be paid to, or at the direction of, the Transferor except as otherwise specified in any Supplement. Interest with respect to the Certificates of each Series offered hereby will accrue and be calculated on the basis described in the related Prospectus Supplement.

PRINCIPAL

      The Certificates of each Series will have a Revolving Period during which collections of Principal Receivables and certain other amounts otherwise allocable to the Invested Amount of such Series will, (x) if such Series is a Principal Sharing Series, be treated as Shared Principal Collections and will be distributed to, or for the benefit of, the Certificateholders of other Series in such Group or, if not required for such purpose, the holders of the Transferor Certificates or deposited into the Special Funding Account or (y) if such Series is not a Principal Sharing Series, paid to the holders of the Transferor Certificates or deposited into the Special Funding Account, as more fully described in the related Prospectus Supplement. Unless an Early Amortization Period or Early Accumulation Period commences with respect to a Series, following the Revolving Period with respect to such Series, such Series will have either a Controlled Accumulation Period or a Controlled Amortization Period.

      During the Controlled Accumulation Period, if any, with respect to a Series, collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series (including Shared Principal Collections, if any, allocable to such Series) will be deposited on each Distribution Date in a Principal Funding Account and used to make principal distributions to the Certificateholders of such Series or any Class thereof when due. If so specified in the related Prospectus Supplement, the amount to be deposited in a Principal Funding Account for any Series offered hereby on any Distribution Date may, but will not necessarily, be limited to an amount equal to a Controlled Accumulation Amount specified in such Prospectus Supplement plus any existing deficit controlled accumulation amount arising from prior Distribution Dates. If the Prospectus Supplement for a Series so specifies, the amount to be deposited in the Principal Funding Account on a Distribution Date may be a variable amount. If a Series has more than one Class of Certificates, each Class may have a separate Principal Funding Account and Controlled Accumulation Amount and the Controlled Accumulation Period with respect to each class may commence on different dates. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to deposits of principal into such Principal Funding Accounts.

      Subject to certain conditions including those set forth below, upon written notice to the Trustee, the Servicer may elect to postpone the commencement of the Accumulation Period with respect to a Series, and to extend the length of the Revolving Period of such Series. The Servicer may make such election only if the Accumulation Period Length (determined as described below) is less than the number of months specified in the Prospectus Supplement for such Series. On each Determination Date, until the Accumulation Period begins, the Servicer will determine the "Accumulation Period Length," which is the number of months expected to be required to fully fund the Principal Funding Account no later than the Scheduled Payment Date for such Series, based on (a) the expected monthly collections of Principal Receivables expected to be distributable to the Certificateholders of all Series (unless such Series is not a Principal Sharing Series), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding twelve months and (b) the amount of principal expected to be distributable to Certificateholders of Series (which may exclude certain other Series) which are not expected to be in their Revolving Periods during the Accumulation Period of the Series in respect of which the Accumulation Period Length is being determined. If the Accumulation Period Length is less than the number of months specified in the Prospectus Supplement for such Series, the Servicer may, at its option, postpone the commencement of the Accumulation Period such that the number of months included in the Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Accumulation Period of a Series based on the Invested Amounts of certain other Series which are scheduled to be in their Revolving Periods during the Accumulation Period for such Series and on increases in the principal payment rate occurring after the Series Closing Date for such Series. The length of the Accumulation Period for any Series will not be less than one month. If the Accumulation Period of a Series is postponed in accordance with the foregoing, and if a Pay Out Event occurs after the date originally scheduled as the commencement of the Accumulation Period, it is probable that Certificateholders would receive some of their principal later than if the Accumulation Period had not been so postponed.

      During the Controlled Amortization Period, if any, with respect to a Series, collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series (including Shared Principal Collections, if any, allocable to such Series) will be used on each Distribution Date to make principal distributions to any Class of Certificateholders then scheduled to receive such distributions. If so specified in the related Prospectus Supplement, the amount to be distributed to Certificateholders of any Series offered hereby on any Distribution Date may, but will not necessarily, be limited to an amount equal to the Controlled Amortization Amount specified in such Prospectus Supplement plus any existing deficit controlled amortization amount arising from prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a different Controlled Amortization Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions.

      During the Early Accumulation Period, if any, with respect to a Series, collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series (including Shared Principal Collections, if any, allocated to such Series) will be deposited on each Distribution Date in a Principal Funding Account and used to make distributions of principal to the Certificateholders of such Series or Class on the Expected Final Payment Date. The amount to be deposited in the Principal Funding Account will not be limited to any Controlled Deposit Amount.

      During the Early Amortization Period with respect to a Series, collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series (including Shared Principal Collections, if any, allocable to such Series) will be distributed as principal payments to the applicable Certificateholders monthly on each Distribution Date beginning with the first Special Payment Date. During the Early Amortization Period with respect to a Series, distributions of principal to Certificateholders of such Series will not be subject to any Controlled Deposit Amount or Controlled Distribution Amount. In addition, upon the commencement of the Early Amortization Period, any funds on deposit in a Principal Funding Account with respect to such Series will be paid to the Certificateholders of the relevant Class or Series on the first Special Payment Date.

      Funds on deposit in any Principal Funding Account established with respect to a Class or Series offered hereby will be invested in Eligible Investments and may be subject to a guarantee or guaranteed investment contract or a deposit account or other mechanism specified in the related Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Class of Certificates offered hereby at the end of a Controlled Accumulation Period or Early Accumulation Period with respect thereto, such Class may be subject to a maturity liquidity facility or a deposit account or other similar mechanism specified in the relevant Prospectus Supplement.

PAY OUT EVENTS AND REINVESTMENT EVENTS

      The Revolving Period with respect to a Series will continue through the date specified in the applicable Prospectus Supplement and the Controlled Amortization Period or Controlled Accumulation Period will begin at such time, unless a Pay Out Event or Reinvestment Event occurs. The Early Amortization Period with respect to such Series will commence when a Pay Out Event occurs or is deemed to occur and the Early Accumulation Period will occur when a Reinvestment Event occurs or is deemed to occur. A "Pay Out Event" will occur with respect to all Series upon the occurrence of an Insolvency Event with respect to the Transferor. A Pay Out Event may occur with respect to any specific Series upon the occurrence of any event specified in the related Prospectus Supplement. Such events may include (i) the Trust becoming subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) the failure by the Transferor to make any payment or deposit required under the Pooling and Servicing Agreement within a specified period of the date such payment or deposit is required to be made, (iii) the breach of specified covenants, representations or warranties contained in the Pooling and Servicing Agreement, after any applicable notice and cure period (and, if so specified in the related Prospectus Supplement, only to the extent such breach has a material adverse effect on the related Certificateholders),
(iv) the failure by the Transferor to make a required designation of Additional Accounts for the Trust within a specified time after the date such addition is required to be made, (v) a reduction in the Series Adjusted Portfolio Yield below the rates, and for the period, specified in the related Prospectus Supplement and (vi) the occurrence of a Servicer Default. The Early Amortization Period with respect to a Series will commence on the day on which a Pay Out Event occurs or is deemed to occur with respect thereto. If an Early Amortization Period commences, monthly distributions of principal to the Certificateholders of such Series will begin on the Distribution Date in the Monthly Period following the Monthly Period in which such Pay Out Event occurs (such Distribution Date and each following Distribution Date with respect to such Series, a "Special Payment Date"). Any amounts on deposit in a Principal Funding Account or an Interest Funding Account with respect to such Series at such time will be distributed on such first Special Payment Date to the Certificateholders of such Series. If, because of the occurrence of a Pay Out Event, the Early Amortization Period begins earlier than the scheduled commencement of a Controlled Amortization Period or prior to an Expected Final Payment Date, Certificateholders will begin receiving distributions of principal earlier than they otherwise would have and such distributions will not be subject to the Controlled Deposit Amount or the Controlled Distribution Amount. As a result, the average life of the Certificates may be reduced or increased. If a Series has more than one Class of Certificates, each Class may have different Pay Out Events which, in the case of any Series of Certificates offered hereby, will be described in the related Prospectus Supplement.

      A particular Series may have no Pay Out Events or only limited Pay Out Events, but may have in lieu thereof specified events ("Reinvestment Events") that end the reinvestment of the Trust in new Receivables and apply available collections of Principal Receivables to the purchase of Eligible Investments. A Reinvestment Event may include all or some of the events that constitute Pay Out Events for other Series. The Early Accumulation Period with respect to a Series will commence on the day on which a Reinvestment Event occurs or is deemed to occur with respect thereto. If a Series has more than one Class of Certificates, each Class may have different Reinvestment Events (or may have only Pay Out Events) which, in the case of any Series of Certificates offered hereby, will be described in the related Prospectus Supplement.

      In addition to the consequences of a Pay Out Event or Reinvestment Event discussed above, if an Insolvency Event shall occur, immediately on the day of such event the Transferor will cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such event. Under the terms of the Pooling and Servicing Agreement, as soon as possible but in any event within 15 days, the Trustee will publish a notice of the occurrence of the Insolvency Event stating that the Trustee intends to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner unless instructions otherwise are received within a specified period from Certificateholders holding Certificates evidencing more than 50% of the Invested Amount of each Series of Certificates issued and outstanding (or, with respect to any Series with two or more Classes, 50% of the Invested Amount of each Class) and each Enhancement Invested Amount and possibly the vote of other persons specified in the Supplement for a Series and, for a Series offered hereby, the related Prospectus Supplement to the effect that such Certificateholders disapprove of the liquidation of Receivables and wish to continue having Principal Receivables transferred to the Trust as before such Insolvency Event. The Trustee will sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as collections on the Receivables and applied as provided above and in each Prospectus Supplement.

      If the only Pay Out Event or Reinvestment Event to occur with respect to any Series is the bankruptcy of the Transferor, the Trustee may not be permitted to suspend transfers of Receivables to the Trust, and the instructions to sell the Receivables may not be given effect.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES


      The Servicer's compensation for its servicing activities and reimbursement for its expenses is a monthly servicing fee (the "Servicing Fee"). The Servicing Fee will be allocated among the Transferor's Interest (the "Transferor Servicing Fee"), the holders of any Participations and Certificateholders of each Series. The portion of the Servicing Fee allocable to each Series of Certificates on any Distribution Date (the "Monthly Servicing Fee") will generally be equal to one-twelfth of the product of (a) the applicable servicing fee percentage with respect to such Series and (b) the Invested Amount (as it may be adjusted in accordance with the related Supplement) of such Series with respect to the related Monthly Period. A portion of the Monthly Servicing Fee with respect to a particular Series may be payable from Interchange allocated to such Series as specified in the related Supplement and, for a Series offered hereby, the related Prospectus Supplement. For any Monthly Period, the portion of the Monthly Servicing Fee payable from Interchange with respect to any Series will be an amount equal to the portion of collections of Finance Charge Receivables allocated to the Certificateholders' Interest of such Series with respect to such Monthly Period that is attributable to Interchange (the "Servicer Interchange"); provided, however, that Servicer Interchange for a Monthly Period may not exceed one-twelfth of the product of (i) the Series Adjusted Invested Amount, as of the last day of such Monthly Period and
(ii) a percentage specified in the Prospectus Supplement for such Series. In the case of any insufficiency of Servicer Interchange with respect to any Monthly Period, a portion of the Monthly Servicing Fee with respect to such Monthly Period will not be paid to the extent of such insufficiency and in no event shall the Trust, the Trustee, the holders of any Participations or the Certificateholders be liable for the share of the Servicing Fee to be paid out of Servicer Interchange.

      The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee, paying Agent, transfer Agent and registrar and independent accountants and other fees which are not expressly stated in the Pooling and Servicing Agreement to be payable by the Trust or the Transferor other than Federal, state and local income and franchise taxes, if any, of the Trust.


TERMINATION OF THE TRUST

      The Trust and the respective obligations and responsibilities of the Transferor, the Servicer and the Trustee created pursuant to the Pooling and Servicing Agreement (other than the obligation of the Trustee to make payments to Investor Certificateholders as hereinafter set forth) shall terminate upon the earlier of (i) December 31, 2029, (ii) at the option of the Transferor, the day following the Distribution Date on which the Invested Amount for each Series is zero and (iii) the day an Insolvency Event has occurred.


            DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT

CONVEYANCE OF RECEIVABLES


      On the Initial Series Issuance Date, PFR acquired approximately $1,870,000,000 aggregate principal amount of Receivables, of which approximately $1,190,000,000 aggregate principal amount of receivables were conveyed to PFR by BKB and approximately $680,000,000 aggregate principal amount of receivables were conveyed to PFR by Harris. Immediately upon giving effect to such transactions PFR conveyed approximately $1,846,000,000 aggregate principal amount of Receivables (the "Initial Receivables") to the Transferor, which in turn transferred the Initial Receivables to the Trust. The Initial Receivables constituted all of the Eligible Receivables acquired by PFR from BKB and Harris on the Initial Series Issuance Date. Pursuant to the Transferor Purchase Agreement, PFR will sell and assign to the Transferor for assignment to the Trust all of its interests in the Receivables then existing under the Accounts and all Receivables thereafter created under the Accounts, all Recoveries and Interchange allocable to the Trust, and the proceeds of all of the foregoing. PFR may also sell and assign from time to time to the Transferor for conveyance to the Trust Receivables in designated Additional Accounts, and the Transferor may from time to time sell and assign to the Trust its interest in Participation Interests, all Recoveries and Interchange allocable to the Trust and the proceeds of all of the foregoing.

      On each Series Closing Date, the Trustee will authenticate and deliver one or more certificates representing the Series or Class of Certificates, in each case against payment to the Transferor of the net proceeds of the sale of the Certificates. In the case of the Initial Series Issuance Date, the Trustee will deliver to the Transferor the Transferor Certificate, representing the Transferor's Interest.

      In connection with the transfers of the Receivables, each Account Originator will indicate in its respective computer records that the applicable Receivables have been conveyed from such party to PFR. PFR will indicate in its computer records that the Receivables have conveyed from PFR to the Transferor and the Transferor will indicate in its records that the Receivables have been conveyed from the Transferor to the Trust. In addition, the Transferor will provide or cause to be provided to the Trustee a computer file or a microfiche list containing a true and complete list showing for each Account, as of the applicable date of designation, (i) its account number, (ii) the aggregate amount outstanding in such Account and (iii) except in the case of New Accounts, the aggregate amount of Principal Receivables in such Account. The Transferor will retain and will not deliver to the Trustee any other records or agreements relating to the Accounts or the Receivables. Except as set forth above, the records and agreements relating to the Accounts and the Receivables will not be segregated from those relating to other credit card accounts and receivables, and the physical documentation relating to the Accounts or Receivables will not be stamped or marked to reflect the transfer of Receivables to the Transferor or the Trust. The Transferor will file UCC financing statements with respect to the transfer of the Receivables from the Transferor to the Trust meeting the requirements of applicable state law. See "Risk Factors" and "Certain Legal Aspects of the Receivables."


      As described below under "-- Additions of Accounts or Participation Interests," the Transferor has the right (subject to certain limitations and conditions), and in some circumstances is obligated, to require PFR to designate from time to time Additional Accounts to be included as Accounts and to convey to the Transferor (for conveyance by the Transferor to the Trust) all Receivables in such Additional Accounts, whether such Receivables are then existing or thereafter created. Each such Additional Account must be an Eligible Account. In respect of any designation of Additional Accounts, the Transferor will follow the procedures set forth in the preceding paragraph, except the list will show information for such Additional Accounts as of the date such Additional Accounts are identified and selected. Aggregate Addition Accounts will be selected by the Transferor in a manner which it reasonably believes will not be materially adverse to the Certificateholders. The Transferor has the right (subject to certain conditions described below under "-- Additions of Accounts or Participation Interests") to convey Participation Interests to the Trust. In addition, the Transferor may (under certain circumstances and subject to certain limitations and conditions) remove the Participation Interests and the Receivables in certain Accounts as described below under "-- Removal of Accounts."

REPRESENTATIONS AND WARRANTIES


      The Transferor makes representations and warranties to the Trust in the Pooling and Servicing Agreement relating to the Accounts and the Receivables as of each Series Issuance Date (or as of the related addition date with respect to Additional Accounts) to the effect, among other things, that as of each applicable date of designation, (a) each Account was an Eligible Account, (b) each of the Receivables then existing in the Initial Accounts or in the Additional Accounts, as applicable, is an Eligible Receivable and (c) thereafter, on the date of creation of any new Receivable, such Receivable is an Eligible Receivable. If the Transferor breaches any representation and warranty described in this paragraph in any material respect and such breach remains uncured for 60 days, or such longer period as may be agreed to by the Trustee and the Servicer, after the earlier to occur of the discovery of such breach by the Transferor or receipt of written notice of such breach by the Transferor and such breach has a material adverse effect on the Certificateholders' Interest in such Receivable, all Receivables with respect to the Account affected ("Ineligible Receivables") will be reassigned to the Transferor on the terms and conditions set forth below and such Account shall no longer be included as an Account.

      "Eligible Receivable" means each receivable, or interest therein as contemplated by each Purchase Agreement, (a) which has arisen under an Eligible Account, (b) which was created in compliance in all material respects with all requirements of law applicable to the related Account Originator at the time of the creation of such Receivable and which was created pursuant to a credit card agreement which complies in all material respects with all requirements of law applicable to the related Account Originator at the time of the creation of such receivable and the requirements of law applicable to Holdings with respect to such Receivable, (c) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained, effected or given in connection with the creation of such Receivable or the execution, delivery, creation and performance by the related Account Originator of the related credit card agreements pursuant to which such Receivable was created have been duly obtained or given and are in full force and effect, (d) as to which at the time of its transfer to the Trust, the Transferor or the Trust will have good and marketable title, free and clear of all liens, encumbrances, charges and security interests (other than any lien for municipal or other local taxes if such taxes are not then due and payable or if the Transferor is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto), (e) which is the legal, valid and binding payment obligation of the related cardholder enforceable against such cardholder in accordance with its terms, subject to certain bankruptcy or insolvency related exceptions, (f) which is not at the time of its transfer to the Trust subject to any right of rescission, setoff, counterclaim or defense (including the defense of usury), other than certain bankruptcy and insolvency related defenses, and (g) which constitutes either an "account" or a "general intangible" under the applicable UCC as then in effect.

      An Ineligible Receivable will be reassigned to the Transferor on or before the end of the Monthly Period in which such reassignment obligation arises by the Transferor directing the Servicer to deduct the portion of such Ineligible Receivable which is a Principal Receivable from the aggregate amount of the Principal Receivables used to calculate the Transferor Amount. In the event that the exclusion of the principal portion of an Ineligible Receivable from the calculation of the Transferor Amount would cause the Transferor Amount to be less than the Required Transferor Amount, on the Distribution Date following the Monthly Period in which such reassignment obligation arises the Transferor will make a deposit into the Special Funding Account in immediately available funds in an amount equal to the amount by which the Transferor Amount would be reduced below the Required Transferor Amount. The reassignment of any Ineligible Receivable to the Transferor, and the obligation of the Transferor to make any deposits into the Special Funding Account as described in this paragraph, is the sole remedy respecting any breach of the representations and warranties described in the preceding paragraph with respect to such Receivable available to the Certificateholders or the Trustee on behalf of Certificateholders. PFR will agree, in the Transferor Purchase Agreement, to repurchase from the Transferor any Ineligible Receivables which shall be reassigned to the Transferor and to provide the Transferor any amounts necessary to enable the Transferor to make the deposit referred to above. The term "Transferor Amount" means at any time of determination, an amount equal to the sum of (i) total aggregate amount of Principal Receivables in the Trust plus (ii) the amount on deposit in the Special Funding Account at such time plus (iii) the aggregate principal amount on deposit in the Principal Funding Account and the Pre-Funding Account for each Series minus (iv) the aggregate Invested Amounts for all outstanding Series at such time.

      The Transferor also makes representations and warranties to the Trust to the effect, among other things, that as of each Series Issuance Date it is a corporation validly existing under the laws of the State of Delaware, it has the authority to consummate the transactions contemplated by the Pooling and Servicing Agreement and each Supplement and will further represent to the Trust on each Series Issuance Date and, with respect to the Additional Accounts, as of each addition date (a) the Pooling and Servicing Agreement and each Supplement constitutes a valid, binding and enforceable agreement of the Transferor and (b) the Pooling and Servicing Agreement and each Supplement constitutes either a valid sale, transfer and assignment to the Trust of all right, title and interest of the Transferor in the Receivables, whether then existing or thereafter created and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the Certificateholders) and in Recoveries and Interchange allocable to the Trust or the grant of a first priority perfected security interest under the applicable UCC in such Receivables and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the Certificateholders) and in Recoveries and Interchange allocable to the Trust, which is effective as to each Receivable then existing on such date. In the event of a material breach of any of the representations and warranties described in this paragraph that has a material adverse effect on the Certificateholders' Interest in the Receivables or the availability of the proceeds thereof to the Trust (which determination will be made without regard to whether funds are then available pursuant to any Series Enhancement), either the Trustee or Certificateholders holding Certificates evidencing not less than 50% of the aggregate unpaid principal amount of all outstanding Certificates, by written notice to the Transferor and the Servicer (and to the Trustee if given by the Certificateholders), may direct the Transferor to accept the reassignment of the Receivables in the Trust within 60 days of such notice, or within such longer period specified in such notice. The Transferor will be obligated to accept the reassignment of such Receivables on the Distribution Date following the Monthly Period in which such reassignment obligation arises. Such reassignment will not be required to be made, however, if at the end of such applicable period, the representations and warranties shall then be true and correct in all material respects and any material adverse effect caused by such breach shall have been cured. The price for such reassignment will be an amount equal to the sum of the amounts specified therefor with respect to each Series in the related Supplement. The payment of such reassignment price in immediately available funds, will be considered a payment in full of the Certificateholders' Interest and such funds will be distributed upon presentation and surrender of the Certificates. If the Trustee or Certificateholders give a notice as provided above, the obligation of the Transferor to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to Certificateholders or the Trustee on behalf of Certificateholders. See "Description of the Purchase Agreements -- Representations and Warranties."


      It is not required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with each of the Transferor's representations and warranties or for any other purpose. In addition, it is not anticipated or required that the Trustee will make any initial or periodic general examination of the Servicer for the purpose of establishing the compliance by the Servicer with its representations or warranties or the performance by the Servicer of its obligations under the Pooling and Servicing Agreement, any Supplement or for any other purpose. The Servicer, however, will deliver to the Trustee on or before March 31 of each calendar year an opinion of counsel with respect to the validity of the interest of the Trust in and to the Receivables and certain other components of the Trust.

TRANSFEROR CERTIFICATES


      The Transferor Certificate represents the undivided interest in the Trust not represented by the Certificates or any Participation issued and outstanding under the Trust or the rights, if any, of any providers of enhancement to receive payments from the Trust. The Transferor will initially own the Transferor Certificate. The Transferor's Interest at any time represents the right to the Trust Assets in excess of the Certificateholders' Interest, the interest of any holder of a Participation and Enhancement Invested Amounts of all Series then outstanding. The Transferor Amount will fluctuate as the amount of the Principal Receivables held by the Trust changes from time to time. In addition, the Transferor intends to cause the issuance of Series from time to time and any such issuance will have the effect of decreasing the Transferor Amount to the extent of the initial Invested Amount of such Series. The Pooling and Servicing Agreement provides that the Transferor may exchange a portion of the Transferor Certificate for one or more additional certificates (each, a "Supplemental Certificate") for transfer or assignment to a person designated by the Transferor upon the execution and delivery of a supplement to the Pooling and Servicing Agreement (which supplement shall be subject to the amendment section of the Pooling and Servicing Agreement to the extent that it amends any of the terms of the Pooling and Servicing Agreement; see "-- Amendments"); provided, that (a) the Rating Agency Condition is satisfied for such exchange, (b) such exchange will not result in any Adverse Effect and the Transferor shall have delivered to the Trustee an officer's certificate to the effect that the Transferor reasonably believes that such exchange will not, based on the facts known to such officer at the time of such certification, have an Adverse Effect, (c) the Transferor shall have delivered to the Trustee a Tax Opinion (as defined herein) with respect to such exchange and (d) the aggregate amount of Principal Receivables in the Trust as of the date of such exchange will be greater than the Required Minimum Principal Balance as of such date. Any subsequent transfer or assignment of a Supplemental Certificate by a person other than the Transferor will be subject to the condition set forth in clause
(c) above. On the Initial Series Issuance Date, the Transferor issued to one of its affiliates a Supplemental Certificate representing the excess of the Transferor Amount over a minimum retained Transferor Amount representing at least 2.0% of the aggregate Invested Amount of all Series.


ADDITIONS OF ACCOUNTS OR PARTICIPATION INTERESTS


      The Transferor has the right under the Transferor Purchase Agreement to require PFR to designate from time to time Additional Accounts to be included as Accounts. PFR will convey to the Transferor, which in turn will convey to the Trust, its interest in all Receivables arising from the Additional Accounts, whether such Receivables are then existing or thereafter created, subject to the following conditions, among others: (i) each such Additional Account must be an Eligible Account; and (ii) except for the addition of New Accounts (a) the selection of the Aggregate Addition Accounts is done in a manner which it reasonably believes will not result in an Adverse Effect; and (b) except for the addition of New Accounts, the Rating Agency Condition shall have been satisfied. "Adverse Effect" means any action that will result in the occurrence of a Pay Out Event or Reinvestment Event or materially adversely affect the amount or timing of distributions to the Certificateholders of any Series or Class. The Transferor will be obligated to require PFR to designate Additional Accounts (to the extent available) if (a) the aggregate amount of Principal Receivables in the Trust on the last business day of any calendar month is less than the Required Minimum Principal Balance as of such last day or (b) the Transferor Amount on the last business day of any calendar month is less than the Required Transferor Amount as of such last day. In lieu of adding Additional Accounts, the Transferor may convey Participation Interests to the Trust. Participation Interests may, for example, include rights in transferors' interests in, or certain credit card backed securities issued by, other trusts which have as their primary assets revolving credit card receivables originated or purchased by an Account Originator. There are currently no Participation Interests held by the Trust and Participation Interests may be added to the Trust only if the requirements of the Securities Act applicable thereto have been satisfied including, that such Participation Interests either have been registered under the Securities Act and, if purchased from an affiliate of an underwriter in the original distribution, the Participation Interests are purchased in the secondary market at least three months after the sale of any unsold allotments from the original distribution, or that such Participation Interests are entitled to an exemption from the registration requirements of the Securities Act and have been acquired by the Registrant following the expiration of any holding period applicable thereto under the Securities Act. In addition, Participation Interests may be added to the Trust only if the Rating Agency Condition has been satisfied, such addition will not result in an Adverse Effect and such addition will not cause an Insolvency Event to occur. "Required Minimum Principal Balance" as of any date of determination means the sum of the numerator used in the Principal Allocation Percentage for each Series outstanding on such date minus the amount on deposit in the Special Funding Account minus the amount on deposit in the Principal Funding Account for each Series outstanding on such date minus the amount on deposit in the Pre-Funding Account for each Series outstanding on such date. The "Series Invested Amount" for a Series will be the amount set forth in the related Supplement and, for each Series offered hereby, in the related Prospectus Supplement for such Series, but will generally equal the initial Invested Amount for a Series.

      Each Additional Account must be an Eligible Account at the time of its designation. However, since Additional Accounts or Participation Interests created after the Initial Series Issuance Date may not have been a part of the portfolio of accounts of PFR as of the Initial Series Issuance Date, they may not be of the same credit quality as the Initial Accounts because such Additional Accounts or Participation Interests may have been originated at a later date using credit criteria different from those which were applied to the Initial Accounts or may have been acquired from another credit card issuer or entity who had different credit criteria. Consequently, the performance of such Additional Accounts or Participation Interests may be better or worse than the performance of the Initial Accounts.


REMOVAL OF ACCOUNTS

      Subject to the conditions set forth in the next succeeding sentence, the Transferor may on any day of any Monthly Period, but shall not be obligated to, acquire all Receivables and proceeds thereof with respect to Removed Accounts and Participation Interests. The Transferor is permitted to designate and require reassignment to it of the Receivables from Removed Accounts and Participation Interests only upon satisfaction of the following conditions: (i) the Transferor shall have delivered to the Trustee a computer file or microfiche list containing a true and complete list of all Removed Accounts, such Accounts to be identified by, among other things, account number and their aggregate amount of Principal Receivables; (ii) the Transferor shall have delivered an officer's certificate to the Trustee to the effect that (a) either (x) no selection procedure reasonably believed by the Transferor to be materially adverse to the interests of the Certificateholders or the Transferor was utilized in removing the Removed Accounts from among any pool of Accounts of a similar type or (y) a random selection procedure was used by the Transferor in selecting the accounts to be removed and
(b) in the reasonable belief of Transferor such removal will not have an Adverse Effect; and (iii) the Transferor shall have delivered prior written notice of the removal to each Rating Agency, the Trustee and the Servicer and prior to the date on which such Receivables are to be removed the Rating Agency Condition shall have been satisfied with respect to such removal. The foregoing conditions may be amended with the consent of each Rating Agency but without the consent of Certificateholders if such amendment is required to comply with any accounting or regulatory restrictions to which the Trust, the Transferor, Holdings PFR or any Account Originator may become subject.

DISCOUNT OPTION

      The Pooling and Servicing Agreement provides that the Transferor may at any time and from time to time, but without any obligation to do so, designate a specified fixed or variable percentage based on a formula (the "Discount Percentage") of the amount of Receivables arising in all or any specified portion of the Accounts on and after the date such designation becomes effective that otherwise would have been treated as Principal Receivables to be treated as Finance Charge Receivables (the "Discount Option Receivables"). Although there can be no assurance that the Transferor will do so, such designation may occur because the Transferor determines that the exercise of the discount option is needed to provide a sufficient yield on the Receivables to cover interest and other amounts due and payable from collections of Finance Charge Receivables or to avoid the occurrence of a Pay Out Event or Reinvestment Event relating to the reduction of the average yield on the portfolio of Accounts in the Trust, if the related Supplement provides for such a Pay Out Event or Reinvestment Event. After any such designation, pursuant to the Pooling and Servicing Agreement, the Transferor may, without notice to or consent of the Certificateholders, from time to time reduce or withdraw the Discount Percentage; provided, however, that such reduction or withdrawal will occur only if the Transferor delivers to the Trustee and, in connection with certain Series, providers of Series Enhancement a certificate of an authorized representative to the effect that, in the reasonable belief of the Transferor, such reduction or withdrawal would not have adverse regulatory or other accounting implications for the Transferor. The Transferor must provide 30 days' prior written notice to the Servicer, the Trustee, each Rating Agency and, in connection with certain Series, providers of Series Enhancement of any such designation or reduction or withdrawal, and such designation or reduction or withdrawal will become effective on the date specified therein only if
(a) the Transferor has delivered to the Trustee and any such providers of Series Enhancement a certificate of an authorized representative to the effect that, based on the facts known to such representative at the time, the Transferor reasonably believes that such designation or reduction or withdrawal will not at the time of its occurrence cause a Pay Out Event or Reinvestment Event or an event that, with notice or the lapse of time or both, would constitute a Pay Out Event or Reinvestment Event, to occur with respect to any Series and (b) the Transferor has received written notice from each Rating Agency that such designation or reduction or withdrawal will satisfy the Rating Agency Condition. On the Date of Processing of any collections on or after the date the exercise of the discount option takes effect, the product of (i) a fraction the numerator of which is the amount of Discount Option Receivables and the denominator of which is the amount of all of the Principal Receivables (including Discount Option Receivables) at the end of the prior Monthly Period and
(ii) collections of Receivables that arise in the Accounts on such day on or after the date such option is exercised that otherwise would be Principal Receivables will be deemed collections of Finance Charge Receivables and will be applied accordingly, unless otherwise provided in the related Prospectus Supplement. Any such designation would result in an increase in the amount of collections of Finance Charge Receivables, a reduction in the balance of Principal Receivables and a reduction in the Transferor Amount.

YIELD SUPPLEMENT ACCOUNT

      If so specified in the Prospectus Supplement for any Series the Servicer will establish and maintain an account in the name of the Trustee, on behalf of the Trust, with an Eligible Institution for the benefit of the Certificateholders of such Series. Amounts on deposit in the Yield Supplement Account (together with investment earnings thereon) will be released and deposited into the Collection Account in the amounts and at the times specified in the Prospectus Supplement for such Series. Each such deposit into the Collection Account will be treated as collections of Finance Charge Receivables allocable to the Certificates of the related Series. The Yield Supplement Account for any Series will be funded with proceeds from the offering of the related Investor Certificates.

PREMIUM OPTION

      The Pooling and Servicing Agreement provides that the Transferor may at any time and from time to time, but without any obligation to do so, designate a specified fixed or variable percentage based on a formula as specified in the related Prospectus Supplement (the "Premium Percentage") of the amount of Receivables arising in all or any specified portion of the Accounts on and after the date such designation becomes effective that otherwise would have been treated as Finance Charge Receivables to be treated as Principal Receivables (the "Premium Option Receivables"). After any such designation, pursuant to the Pooling and Servicing Agreement, the Transferor may, without notice to or consent of the Certificateholders, from time to time reduce or withdraw the Premium Percentage; provided, however, that such reduction or withdrawal will occur only if the Transferor delivers to the Trustee and, in connection with certain Series, providers of Series Enhancement a certificate of an authorized representative to the effect that, in the reasonable belief of the Transferor, such reduction or withdrawal would not have adverse regulatory or other accounting implications for the Transferor. The Transferor must provide 30 days' prior written notice to the Servicer, the Trustee, each Rating Agency and any such provider of Series Enhancement of any such designation or reduction or withdrawal, and such designation or reduction or withdrawal will become effective on the date specified therein only if (a) the Transferor has delivered to the Trustee and any such providers of Series Enhancement a certificate of an authorized representative to the effect that, based on the facts known to such representative at the time, the Transferor reasonably believes that such designation or reduction or withdrawal will not at the time of its occurrence cause a Pay Out Event or Reinvestment Event or an event that, with notice or the lapse of time or both, would constitute a Pay Out Event or Reinvestment Event, to occur with respect to any Series and (b) the Transferor has received written notice from each Rating Agency that such designation or reduction or withdrawal will satisfy the Rating Agency Condition. On the Date of Processing of any collections on or after the date the exercise of the premium option takes effect, the product of (i) a fraction the numerator of which is the amount of Premium Option Receivables and the denominator of which is the amount of all of the Finance Charge Receivables (including Premium Option Receivables) at the end of the prior Monthly Period and (ii) collections of Receivables that arise in the Accounts on such day on or after the date such option is exercised that otherwise would be Finance Charge Receivables will be deemed collections of Principal Receivables and will be applied accordingly, unless otherwise provided in the related Prospectus Supplement. Any such designation would result in an increase in the amount of collections of Principal Receivables and a lower portfolio yield with respect to collections of Finance Charge Receivables than would otherwise occur. The Transferor might exercise this option because an increase in the amount of collections of Principal Receivables could result in a faster repayment of principal to Certificateholders during an Amortization Period or accumulation of principal during an Accumulation Period.

INDEMNIFICATION

      The Pooling and Servicing Agreement provides that the Servicer will indemnify the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of certain of the Servicer's actions or omissions with respect to the Trust pursuant to the Pooling and Servicing Agreement.




      Except as provided in the preceding paragraph, the Pooling and Servicing Agreement provides that neither the Transferor nor the Servicer nor any of their respective directors, officers, employees or agents will be under any other liability to the Trust, the Trustee, the Certificateholders, any Credit Enhancer or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Pooling and Servicing Agreement. However, neither the Transferor nor the Servicer will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of the Transferor, the Servicer or any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.


      In addition, the Pooling and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of Certificateholders with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder.

COLLECTION AND OTHER SERVICING PROCEDURES

      Pursuant to the Pooling and Servicing Agreement, the Servicer is responsible for servicing, collecting, enforcing and administering the Receivables in accordance with customary and usual procedures for servicing credit card receivables, but in any event at least comparable with the policies and procedures and the degree of skill and care applied or exercised with respect to any other credit card receivables it, or its affiliates, service.


      Pursuant to the Additional Receivables Purchase Agreements, except as otherwise required by any requirement of law or as is deemed by the related Account Originator (or any successor thereto under such agreement) to be necessary in order for it to maintain its credit card business or a program operated by such credit card business on a competitive basis based on a good faith assessment by it of the nature of the competition in the credit card business or such program, an Account Originator will not take any action that will have the effect of reducing the Portfolio Yield to a level that could reasonably be expected to cause any Series to experience a Pay Out Event or Reinvestment Event based on the insufficiency of the Series Adjusted Portfolio Yield or take any action that would have the effect of reducing the Portfolio Yield to less than the highest Average Rate for any Group. The related Account Originator also covenants that unless required by law and except as provided above, such Account Originator will take no action with respect to the applicable credit card agreements or the applicable credit card guidelines that, at the time of such action, such Account Originator reasonably believes will have a material adverse effect on the Transferor or the Certificateholders.


      Servicing activities to be performed by the Servicer include collecting and recording payments, communicating with cardholders, investigating payment delinquencies, evaluating the increase of credit limits and the issuance of credit cards, providing billing and tax records to cardholders and maintaining internal records with respect to each Account. Managerial and custodial services performed by the Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by the Trustee pursuant to the Pooling and Servicing Agreement, maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian for the Trust and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee.


      The Pooling and Servicing Agreement provides that the Servicer may delegate its duties under that agreement to any entity that agrees to conduct such duties in accordance with the Pooling and Servicing
Agreement and the Credit Card Guidelines. Notwithstanding any such delegation the Servicer will continue to be liable for all of its obligations under the Pooling and Servicing Agreement.


NEW ISSUANCES


      The Pooling and Servicing Agreement provides that, pursuant to any one or more Supplements, the Transferor may direct the Trustee to authenticate from time to time new Series subject to the conditions described below (each such issuance, a "New Issuance"). Each New Issuance will have the effect of decreasing the Transferor Amount to the extent of the initial Invested Amount of such new Series. Under the Pooling and Servicing Agreement, the Transferor may designate, with respect to any newly issued Series: (a) its name or designation; (b) its initial principal amount (or method for calculating such amount) and its invested amount in the Trust (the "Invested Amount"), which is generally based on the aggregate amount of Principal Receivables in the Trust allocated to such Series, and its Series Invested Amount; (c) its certificate rate (or formula for the determination thereof); (d) the interest payment date or dates (each, an "Interest Payment Date") and the date or dates from which interest shall accrue; (e) the method for allocating collections to Certificateholders of such Series; (f) any bank accounts to be used by such Series and the terms governing the operation of any such bank accounts; (g) the percentage used to calculate the Monthly Servicing Fees; (h) the provider and terms of any form of Series Enhancement with respect thereto; (i) the terms on which the Certificates of such Series may be repurchased; (j) the Series Termination Date; (k) the number of Classes of Certificates of such Series, and if such Series consists of more than one Class, the rights and priorities of each such Class; (l) the extent to which the Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate or certificates may be exchanged, in whole or in part, for definitive certificates, and the manner in which any interest payable on such global certificate or certificates will be paid); (m) whether the Certificates of such Series may be issued in bearer form and any limitations imposed thereon; (n) the priority of such Series with respect to any other Series; (o) the Group, if any, in which such Series will be included; and (p) any other relevant terms (all such terms, the "Principal Terms" of such Series). None of the Transferor, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any Certificateholder of any outstanding Series to issue any additional Series. The Transferor may offer any Series to the public under a Prospectus Supplement or other Disclosure Document in transactions either registered under the Securities Act or exempt from registration thereunder, directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. See "Plan of Distribution." Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Transferor. The Transferor intends to offer, from time to time, additional Series.

      In addition to the foregoing, it is a condition to the issuance of each Series offered hereby, that on the related Series Issuance Date, the aggregate amount of Receivables which are more than 30-days past due, will not exceed 20% of the aggregate amount of Receivables in the Trust.


      The Pooling and Servicing Agreement provides that the Transferor may designate Principal Terms such that each Series has a Controlled Accumulation Period or a Controlled Amortization Period that may have a different length and begin on a different date than such periods for any other Series. Further, one or more Series may be in their Controlled Accumulation Period or Controlled Amortization Period while other Series are not. Moreover, each Series may have the benefits of Series Enhancement issued by enhancement providers different from the providers of Series Enhancement with respect to any other Series. Under the Pooling and Servicing Agreement, the Trustee shall hold any such Series Enhancement only on behalf of the Certificateholders of the Series to which such Series Enhancement relates. With respect to each such Series Enhancement, the Transferor may deliver a different form of Series Enhancement agreement. The Transferor also has the option under the Pooling and Servicing Agreement to vary among Series the terms upon which a Series may be repurchased by the Transferor. There is no limit to the number of New Issuances the Transferor may cause under the Pooling and Servicing Agreement. The Trust will terminate only as provided in the Pooling and Servicing Agreement. There can be no assurance that the terms of any Series might not have an impact on the timing and amount of payments received by a Certificateholder of another Series.

      Under the Pooling and Servicing Agreement and pursuant to a Supplement, a New Issuance may only occur upon the satisfaction of certain conditions provided in the Pooling and Servicing Agreement. The obligation of the Trustee to authenticate the Certificates of such new Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions: (a) on or before the fifth day immediately preceding the date upon which the New Issuance is to occur, the Transferor shall have given the Trustee, the Servicer and each Rating Agency written notice of such New Issuance and the date upon which the New Issuance is to occur; (b) the Transferor shall have delivered to the Trustee the related Supplement, in form satisfactory to the Trustee, executed by each party to the Pooling and Servicing Agreement other than the Trustee; (c) the Transferor shall have delivered to the Trustee any related Series Enhancement agreement executed by each of the parties to such agreement; (d) the Trustee shall have received confirmation from each Rating Agency that such New Issuance will satisfy the Rating Agency Condition; (e) the Transferor shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer, dated the date upon which the New Issuance is to occur, to the effect that the Transferor reasonably believes that such issuance will not, based on the facts known to such representative at the time of such certification, have an Adverse Effect; (f) the Transferor shall have delivered to the Trustee, each Rating Agency and certain providers of Series Enhancement an opinion of counsel acceptable to the Trustee that for Federal income tax purposes: (i) following such New Issuance the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation; (ii) such New Issuance will not adversely affect the tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance; (iii) such New Issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificateholders; and (iv) except as is otherwise provided in a Supplement with respect to any Series or Class thereof, the Certificates of such Series or the specified Classes thereof will be properly characterized as debt (an opinion of counsel to the effect referred to in clauses (i), (ii) (iii) with respect to any action is referred to herein as a "Tax Opinion"); (g) the aggregate amount of Principal Receivables plus the principal amount of any Participation Interest shall be greater than the Required Minimum Principal Balance as of the date upon which the New Issuance is to occur after giving effect to such issuance; and (h) any other conditions specified in any Supplement. Upon satisfaction of the above conditions, the Trustee shall execute the Supplement and issue to the Transferor the Certificates of such new Series for execution and redelivery to the Trustee for authentication.

      The Pooling and Servicing Agreement provides that, pursuant to any one or more supplements to the Pooling and Servicing Agreement (each, a "Participation Supplement"), the Transferor may direct the Trustee to issue on behalf of the Trust one or more participations (each, a "Participation"), to be delivered to or upon the order of the Transferor; provided that (a) the Rating Agency Condition shall have been satisfied with respect thereto, (b) the Transferor Amount (excluding the interest represented by any Supplemental Certificate) shall not be less than the Required Transferor Amount as of the date of, and after giving effect to, such issuance and (c) the Transferor shall have delivered to the Trustee and each Rating Agency a Tax Opinion, dated the date of such issuance, with respect to such issuance. Any Participation may be transferred or exchanged only upon satisfaction of the conditions described in clauses
(a) and (c) above. Each Participation will entitle its holder to a specified percentage (the "Participation Percentage") of all Collections of Principal Receivables and Finance Charge Receivables and any other Trust Assets to the extent specified in the Participation Supplement.

COLLECTION ACCOUNT


      The Servicer has established and maintains, or has caused to be established and maintains, for the benefit of the Certificateholders in the name of the Trustee, on behalf of the Trust, an account (the "Collection Account") with an Eligible Institution. "Eligible Institution" means any depository institution (which may be the Trustee) organized under the laws of the United States or any one of the states thereof, which at all times has a certificate of deposit rating acceptable to each Rating Agency or a long-term unsecured debt rating acceptable to each Rating Agency, except that no such rating will be required of an institution which maintains a trust fund in a fully segregated trust account with the corporate trust department of such institution as long as such institution maintains the credit rating of the applicable Rating Agency in one of its generic credit rating categories which signifies investment grade and is a member of the FDIC. Notwithstanding the preceding sentence, any institution the appointment of which satisfies the Rating Agency Condition will be an Eligible Institution. Funds in the Collection Account generally will be invested in (i) obligations issued or fully guaranteed by the United States of America or any instrumentality or agency thereof when such obligations are backed by the full faith and credit of the United States of America,
(ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depository institution authorities; provided that at the time of the Trust's investment or contractual commitment to invest therein, the short-term debt rating of such depository institution or trust company shall be in the highest rating category of the applicable Rating Agency, (iii) commercial paper or other short-term obligations having, at the time of the Trust's investment or a contractual commitment to invest, a rating in the highest rating category of the applicable Rating Agency, (iv) demand deposits, time deposits or certificates of deposit which are fully insured by the FDIC having, at the time of the Trust's investment therein, a rating in the highest rating category of the applicable Rating Agency, (v) bankers' acceptances issued by any depository institution or trust company described in (ii) above, (vi) money market funds having, at the time of the Trust's investment therein, a rating in the highest rating category of the applicable Rating Agency, (vii) time deposits, other than as referred to in (iv) above, with an entity, the commercial paper of such entity having a credit rating in the highest rating category of the applicable Rating Agency, (viii) certain repurchase agreements meeting the requirements set forth in the Pooling and Servicing Agreement, and (ix) any other investment if the Rating Agency Condition has been satisfied (collectively, "Eligible Investments"). Any earnings (net of losses and investment expenses) on funds in the Collection Account will be paid to the Transferor. The Servicer has the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the Pooling and Servicing Agreement and any Supplement.


ALLOCATIONS

      Pursuant to the Pooling and Servicing Agreement, during each Monthly Period the Servicer will allocate to each outstanding Series its Series Allocable Finance Charge Collections, Series Allocable Principal Collections and Series Allocable Defaulted Amount.


      "Series Adjusted Invested Amount" means, with respect to any Series and for any Monthly Period, the Series Invested Amount for such Series for such Monthly Period, less the excess, if any, of the cumulative amount (calculated in accordance with the terms of the related Supplement and, with respect to any Series offered hereby, the related Prospectus Supplement) of investor charge-offs allocable to the Invested Amount for such Series as of the last day of the immediately preceding Monthly Period over the aggregate reimbursement of such investor charge-offs as of such last day, or such lesser amount as may be provided in the Supplement for such Series and, with respect to any Series offered hereby, the related Prospectus Supplement.


      "Series Allocable Finance Charge Collections," "Series Allocable Principal Collections" and "Series Allocable Defaulted Amount" mean, with respect to any Series and for any Monthly Period, the product of (a) the Series Allocation Percentage and (b) the amount of collections of Finance Charge Receivables deposited in the Collection Account, the amount of collections of Principal Receivables deposited in the Collection Account and the amount of all Defaulted Amounts with respect to such Monthly Period, respectively.

      "Series Allocation Percentage" means, with respect to any Series and for any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Series Adjusted Invested Amount as of the last day of the immediately preceding Monthly Period plus the Series Required Transferor Amount as of the last day of the immediately preceding Monthly Period and the denominator of which is the Trust Adjusted Invested Amount plus the sum of all Series Required Transferor Amounts as of such last day.

      "Series Required Transferor Amount" means for any Series an amount specified in the Supplement for such Series and, for any Series offered hereby, the related Prospectus Supplement.

      "Trust Adjusted Invested Amount" means, with respect to any Monthly Period, the sum of the Series Adjusted Invested Amounts (as adjusted in any Supplement) for all outstanding Series plus the principal amount of any Participation then outstanding.

      The Servicer will then allocate amounts initially allocated to a particular Series between the Certificateholders' Interest and the Transferor's Interest for such Monthly Period as follows:

      (i) the Series Allocable Finance Charge Collections and the Series Allocable Defaulted Amount will at all times be allocated to the Invested Amount of a Series based on the Floating Allocation Percentage of such Series; and

      (ii) the Series Allocable Principal Collections will at all times be allocated to the Invested Amount of such Series based on the Principal Allocation Percentage of such Series.

      The "Floating Allocation Percentage" and the "Principal Allocation Percentage" with respect to any Series will be determined as set forth in the related Supplement and, with respect to each Series offered hereby, in the related Prospectus Supplement. Amounts not allocated to the Invested Amount of any Series as described above will be allocated to the Transferor's Interest.

GROUPS OF SERIES

      If so specified in the related Prospectus Supplement, the Certificates of a Series may be included in a Reallocation Group, which is a Group of Series subject to reallocations of collections of Finance Charge Receivables and other amounts or obligations among Series in such Group in the manner described below under "-- Reallocations Among Certificates of Different Series within a Reallocation Group." Collections of Finance Charge Receivables allocable to each Series in a Reallocation Group will be aggregated and made available for certain required payments for all Series in such Group. Consequently, the issuance of new Series in such Group may have the effect of reducing or increasing the amount of collections of Finance Charge Receivables allocable to the Certificates of other Series in such Group. See "Risk Factors -- Issuance of New Series." The Prospectus Supplement with respect to a Series offered hereby will specify whether such Series will be included in a Reallocation Group or another type of Group, whether any previously issued Series have been included in such a Group and whether any such Series or any previously issued Series may be removed from such a Group.

REALLOCATIONS AMONG CERTIFICATES OF DIFFERENT SERIES WITHIN A REALLOCATION
GROUP

      Group Investor Finance Charge Collections. Any Series offered hereby may, if so specified in the related Prospectus Supplement, be included in a Reallocation Group. Other Series issued in the future may also be included in such Group.

      The Servicer will calculate for each Monthly Period Group Investor Finance Charge Collections (as defined below) for a particular
Reallocation Group and on the following Distribution Date will allocate such amount among the Certificateholders' Interest (including any Enhancement Invested Amount) for all Series in such Group in the following priority:

         (i)   Group Investor Monthly Interest (as defined below);
         (ii)  Group Investor Default Amounts (as defined below);
         (iii) Group Investor Monthly Fees (as defined below);
         (iv)  Group Investor Additional Amounts (as defined below); and
         (v) the balance pro rata among each Series in such Group based on the current Invested Amount of each such Series.

      In the case of clauses (i), (ii), (iii) and (iv), if the amount of Group Investor Finance Charge Collections is not sufficient to cover each such amount in full, the amount available will be allocated among the Series in such Group pro rata, based on the claim that each Series has under the applicable clause. This means, for example, that if the amount of Group Investor Finance Charge Collections is not sufficient to cover Group Investor Monthly Interest, each Series in such Group will share such amount pro rata, and any Series in such Group with a claim with respect to monthly interest, overdue monthly interest and interest on such overdue monthly interest, if applicable, which is larger than the claim for such amounts for any other Series in such Group (due to a higher certificate rate) will receive a proportionately larger allocation than such other Series.

      The amount of Group Investor Finance Charge Collections allocated to the Certificateholders' Interest (including any Enhancement Invested Amount) for a particular Series offered hereby as described above is referred to herein as "Reallocated Investor Finance Charge Collections."

      "Group Investor Additional Amounts" means for any Distribution Date the sum of the amounts determined with respect to each Series in such Group equal to (a) an amount equal to the amount by which the Invested Amount of any Class of Certificates or any Enhancement Invested Amounts have been reduced as a result of investor charge-offs, subordination of principal collections and funding the investor default amount for any other Class of Certificates or Enhancement Invested Amounts of such Series and (b) if the related Supplement so provides, the amount of interest at the applicable certificate rate that has accrued on the amount described in the preceding clause (a).

      "Group Investor Default Amount" means for any Distribution Date the sum of the amounts determined with respect to each Series in such Group equal to the product of the Series Allocable Defaulted Amount for such Distribution Date and the applicable Floating Allocation Percentage for such Distribution Date.

      "Group Investor Finance Charge Collections" means for any
Distribution Date the aggregate amount of Investor Finance Charge
Collections for such Distribution Date for all Series in such Group.

      "Group Investor Monthly Fees" means for any Distribution Date the Monthly Servicing Fee for each Series in such Group, any Series
Enhancement fees and any other similar fees which are paid out of Reallocated Investor Finance Charge Collections for such Series pursuant to the applicable Supplement.

      "Group Investor Monthly Interest" means for any Distribution Date the sum of the aggregate amount of monthly interest, including overdue monthly interest and interest on such overdue monthly interest, if applicable, for all Series in such Group for such Distribution Date.

      Finance Charge Receivables may be allocated and reallocated among Series in a Group as described below.


      Step 1 - total collections of Finance Charge Receivables are allocated among Series based on the Series Allocation Percentage for each Series. The amounts allocated to each Series pursuant to this Step 1 are referred to as "Series Allocable Finance Charge Collections." See "-- Allocations" above.

      Step 2 - the amount of collections of Finance Charge Receivables allocable to the Invested Amount (including any Enhancement Invested Amount) of a Series (the "Investor Finance Charge Collections") is determined by multiplying Series Allocable Finance Charge Collections for each Series by the applicable Floating Allocation Percentages. See "-- Allocations" above.

      Step 3 - Investor Finance Charge Collections for all Series in a particular Reallocation Group (or Group Investor Finance Charge
Collections) are pooled for reallocation to each such Series.

      Step 4 - Group Investor Finance Charge Collections are reallocated to each Series in such Group based on the Series' respective claim with respect to interest payable on the Certificates or Enhancement Invested Amount (if any) of such Series, the Defaulted Amount allocable to the Certificateholders' Interest of such Series and the Monthly Servicing Fee and certain other amounts in respect to such Series. The excess is allocated pro rata among the Series in such Group based on their respective Invested Amounts.


SHARING OF EXCESS FINANCE CHARGE COLLECTIONS AMONG EXCESS ALLOCATION SERIES


      Any Series offered hereby may be designated as an Excess Allocation Series (including a Series in a Reallocation Group or other type of Group). Collections of Finance Charge Receivables and certain other amounts allocable to the Certificateholders' Interest of any Excess Allocation Series in excess of the amounts necessary to make required payments with respect to such Series (including payments to the provider of any related Series Enhancement) that are payable out of collections of Finance Charge Receivables (any such excess, the "Excess Finance Charge Collections") may be applied to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to any other Excess Allocation Series, pro rata based upon the amount of the shortfall with respect to amounts payable from collections of Finance Charge Receivables, if any, with respect to each other Excess Allocation Series; provided, however, that the sharing of Excess Finance Charge Collections among Excess Allocation Series will cease if the Transferor shall deliver to the Trustee a certificate of an authorized representative to the effect that, in the reasonable belief of the Transferor, the continued sharing of Excess Finance Charge Collections among Excess Allocation Series would have adverse regulatory implications with respect to the Transferor, Holdings or PFR. Following the delivery by the Transferor of any such certificate to the Trustee there will not be any further sharing of Excess Finance Charge Collections among such Series in any such Group. In all cases, any Excess Finance Charge Collections remaining after covering shortfalls with respect to all outstanding Excess Allocation Series will be paid to the holders of the Transferor Certificates. While any Series offered hereby may be designated as an Excess Allocation Series, there can be no assurance that
(a) any other Series will be designated as an Excess Allocation Series,
(b) there will be any Excess Finance Charge Collections with respect to any such other Series for any Monthly Period, (c) any agreement relating to any Series Enhancement will not be amended in such a manner as to increase payments to the providers of Series Enhancement and thereby decrease the amount of Excess Finance Charge Collections available from such Series or (d) the Transferor will not at any time deliver a certificate as described above. While the Transferor believes that, based upon applicable rules and regulations as currently in effect, the sharing of Excess Finance Charge Collections among Excess Allocation Series will not have adverse regulatory implications for it, Holdings, or PFR, there can be no assurance that this will continue to be true in the future.


SHARED PRINCIPAL COLLECTIONS

      If the Prospectus Supplement for the related Series provides that such Series is a Principal Sharing Series, collections of Principal Receivables for any Monthly Period allocated to the Certificateholders' Interest of any such Series will first be used to cover certain amounts described in the related Prospectus Supplement (including any required deposits into a Principal Funding Account or required distributions to Certificateholders of such Series in respect of principal). The Servicer will determine the amount of collections of Principal Receivables for any Monthly Period (plus certain other amounts described in the related Prospectus Supplement) allocated to such Series remaining after covering such required deposits and distributions and any similar amount remaining for any other Principal Sharing Series plus amounts specified in any Participation Supplement with respect to any Participation to be treated as shared principal collections (collectively, "Shared Principal Collections"). The Servicer will allocate the Shared Principal Collections to cover any principal distributions to Certificateholders and deposits to Principal Funding Accounts for any Principal Sharing Series that are either scheduled or permitted and that have not been covered out of collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series (collectively, "Principal Shortfalls"). If Principal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated pro rata among the applicable Series based on the respective Principal Shortfalls of such Series. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be allocated to the holders of the Transferor Certificates, provided that (a) such Shared Principal Collections will be distributed to the holders of the Transferor Certificates only to the extent that the Transferor Amount is greater than the Required Transferor Amount and (b) in certain circumstances described below under "-- Special Funding Account," such Shared Principal Collections will be deposited in the Special Funding Account. Any such reallocation of collections of Principal Receivables will not result in a reduction in the Invested Amount of the Series to which such collections were initially allocated. There can be no assurance that there will be any Shared Principal Collections with respect to any Monthly Period or that any Series will be designated as Principal Sharing Series.

PAIRED SERIES

      If so provided in the related Supplement, a Prior Series may be paired with a Paired Series issued by the Trust at or after the commencement of the Controlled Amortization Period or Controlled Accumulation Period for such Prior Series. As the Invested Amount of the Prior Series is reduced, the Invested Amount in the Trust of the Paired Series will increase by an equal amount. Upon payment in full of the Prior Series, the Invested Amount of such Paired Series will be equal to the Invested Amount paid to Certificateholders of such Prior Series. If a Pay Out Event or Reinvestment Event occurs with respect to the Prior Series or with respect to the Paired Series when the Prior Series is in a Controlled Amortization Period or Controlled Accumulation Period, the Series Allocation Percentage and the Principal Allocation Percentage for the Prior Series and the Series Allocation Percentage and the Principal Allocation Percentage for the Paired Series will be reset as provided in the related Prospectus Supplement and the Controlled Amortization Period, Controlled Accumulation Period, Early Amortization Period or Early Accumulation Period for such Series could be lengthened.

SPECIAL FUNDING ACCOUNT

      If, on any date, the Transferor Amount is less than or equal to the Required Transferor Amount, the Servicer shall not distribute to the holders of the Transferor Certificates any collections of Principal Receivables allocable to a Series or a Group that otherwise would be distributed to such holders, but shall deposit such funds in an account with an Eligible Institution established and maintained by the Servicer for the benefit of the Certificateholders of each Series, in the name of the Trustee, on behalf of the Trust, and bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders of each Series (the "Special Funding Account"). Funds on deposit in the Special Funding Account will be withdrawn and paid to the holders of the Transferor Certificates on any Distribution Date to the extent that, after giving effect to such payment, the Transferor Amount exceeds the Required Transferor Amount on such date; provided, however, that if a Controlled Accumulation Period, Early Accumulation Period, Controlled Amortization Period or Early Amortization Period commences with respect to any Series, any funds on deposit in the Special Funding Account will be released from the Special Funding Account, deposited in the Collection Account and treated as collections of Principal Receivables to the extent needed to make principal payments due to or for the benefit of the Certificateholders of such Series.

      Funds on deposit in the Special Funding Account will be invested by the Trustee, at the direction of the Servicer, in Eligible Investments. Any earnings (net of losses and investment expenses) earned on amounts on deposit in the Special Funding Account during any Monthly Period will be withdrawn from the Special Funding Account and treated as collections of Finance Charge Receivables with respect to such Monthly Period.


FUNDING PERIOD; PRE-FUNDING ACCOUNT

      For any Series of Certificates, the related Prospectus Supplement may specify that during a Funding Period, the Pre-Funding Amount will be held in a Pre-Funding Account pending the transfer of additional Receivables to the Trust or pending the reduction of the Invested Amounts of other Series issued by the Trust. The related Prospectus Supplement will specify the initial Invested Amount with respect to such Series, the Full Invested Amount and the date by which the Invested Amount is expected to equal the Full Invested Amount. The Invested Amount will increase as Receivables are delivered to the Trust or as the Invested Amounts of other Series of the Trust are reduced. The Invested Amount may also decrease due to the occurrence of a Pay Out Event with respect to such Series as provided in the related Prospectus Supplement.

      During the Funding Period, funds on deposit in the Pre-Funding Account for a Series of Certificates will be withdrawn and paid to the Transferor to the extent of any increases in the Invested Amount. If the Invested Amount does not for any reason equal the Full Invested Amount by the end of the Funding Period, any amount remaining in the Pre-Funding Account and any additional amounts specified in the related Prospectus Supplement will be payable to the Certificateholders of such Series in the manner and at such time as set forth in the related Prospectus Supplement.

      If so specified in the related Prospectus Supplement, funds in the Pre-Funding Account will be invested by the Trustee in Eligible Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, in connection with each Distribution Date during the Funding Period, investment earnings on funds in the Pre-Funding Account during the related Monthly Period will be withdrawn from the Pre-Funding Account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Collection Account for distribution in respect of interest on the Certificates of the related Series in the manner specified in the related Prospectus Supplement.


DEFAULTED RECEIVABLES; REBATES AND FRAUDULENT CHARGES


      "Defaulted Receivables" for any Monthly Period are Principal Receivables that were charged-off as uncollectible in such Monthly Period. The "Defaulted Amount" for any Monthly Period will be an amount (not less than zero) equal to (a) the excess, if any, of the amount of Defaulted Receivables for such Monthly Period over the Recoveries for such Monthly Period, minus (b) the amount of any Defaulted Receivables the assignment or reassignment of which the Transferor or the Servicer becomes obligated to accept during such Monthly Period (unless an event relating to bankruptcy, receivership or insolvency has occurred with respect to the Transferor or the Servicer, in which event the amount of such Defaulted Receivables will not be added to the sum so subtracted). Receivables in any Account will be charged-off as uncollectible in accordance with the credit card guidelines and the Servicer's customary and usual policies and procedures for servicing revolving credit card and other revolving credit account receivables comparable to the Receivables. The current policy of Holdings is to charge-off the receivables in an account when that account becomes 181 days delinquent (or sooner in the event of receipt of notice of death or bankruptcy of the cardholder), but such policy may change in the future to conform with regulatory requirements and applicable law.

      If the Servicer adjusts downward the amount of any Principal Receivable (other than Ineligible Receivables that have been, or are to be, reassigned to the Transferor) because of a rebate, refund, counterclaim, defense, error, fraudulent charge or counterfeit charge to a cardholder, or such Principal Receivable was created in respect of merchandise that was refused or returned by a cardholder or if the Servicer otherwise adjusts downward the amount of any Principal Receivable without receiving collections therefor or charging off such amount as uncollectible (any such downward adjustment, a "Dilution"), the amount of the Principal Receivables in the Trust with respect to the Monthly Period in which such adjustment takes place will be reduced by the amount of the adjustment. Furthermore, in the event that the exclusion of any such Receivables would cause the Transferor Amount at such time to be less than the Required Transferor Amount, the Transferor will be required to pay an amount equal to such deficiency into the Special Funding Account (any such payment, an "Adjustment Payment").


CREDIT ENHANCEMENT

      General. For any Series, Credit Enhancement may be provided with respect to one or more Classes thereof. Credit Enhancement with respect to one or more Classes of a Series offered hereby may include a letter of credit, a cash collateral account or guaranty, a spread account, a yield supplement account, a collateral interest, a surety bond, an insurance policy or any other form of credit enhancement described in the related Prospectus Supplement, or any combination of the foregoing. Credit Enhancement may also be provided to a Class or Classes of a Series or to a Series by subordination provisions which require distributions of principal or interest be made with respect to the Certificates of such Class or Classes or such Series before distributions are made to one or more Classes of such Series or to another Series (if the Supplement for such Series so provides). If so specified in the related Prospectus Supplement, any form of Credit Enhancement may be available to more than one Class or Series to the extent described therein.

      The presence of Credit Enhancement with respect to a Class is intended to enhance the likelihood of receipt by Certificateholders of such Class of the full amount of principal and interest with respect thereto and to decrease the likelihood that such Certificateholders will experience losses. However, unless otherwise specified in the related Prospectus Supplement, the Credit Enhancement, if any, with respect thereto will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur that exceed the amount covered by the Credit Enhancement or that are not covered by the Credit Enhancement, Certificateholders will bear their allocable share of such losses. In addition, if specific Credit Enhancement is provided for the benefit of more than one Class or Series, Certificateholders of any such Class or Series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of Certificateholders of other Classes or Series.


      If Credit Enhancement is provided with respect to a Series offered hereby, the related Prospectus Supplement will include a description of
(a) the amount payable under such Credit Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced and (d) any provisions of any agreement relating to such Credit Enhancement material to the Certificateholders of such Series. Additionally, in certain cases, the related Prospectus Supplement may set forth certain information with respect to the provider of any third-party Credit Enhancement (the "Credit Enhancer"), including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation or the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of a date specified in the Prospectus Supplement. If so described in the related Prospectus Supplement, Credit Enhancement with respect to a Series offered hereby may be available to pay principal of the Certificates of such Series following the occurrence of certain Pay Out Events or Reinvestment Events with respect to such Series. In such event, the Credit Enhancer will have an interest in certain cash flows in respect of the Receivables to the extent described in such Prospectus Supplement (an "Enhancement Invested Amount") and may be entitled to the benefit of the Trustee's security interest in the Receivables, in each case subordinated to the interest of the Certificateholders of such Series.


      Subordination. If so specified in the related Prospectus Supplement, one or more Classes of a Series offered hereby may be subordinated to one or more other Classes of such Series or a Series may be subordinated to another Series. If so specified in the related Prospectus Supplement, the rights of the holders of the subordinated Certificates to receive distributions of principal or interest on any payment date will be subordinated to such rights of the holders of the Certificates that are senior to such subordinated Certificates to the extent set forth in the related Prospectus Supplement. The related Prospectus Supplement will also set forth information concerning the amount of subordination of a Class or Classes of subordinated Certificates in a Series or of the subordinated Certificates of another Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such subordinated Certificates will be distributed to holders of Certificates that are senior to such subordinated Certificates. The amount of subordination will decrease whenever amounts otherwise payable to the holders of subordinated Certificates are paid to the holders of the Certificates that are senior to such subordinated Certificates.

      Letter of Credit. If so specified in the related Prospectus Supplement, a letter of credit with respect to a Series or Class of Certificates offered hereby may be issued by a bank or financial institution specified in the related Prospectus Supplement (the "L/C Issuer"). Subject to the terms and conditions specified in the related Prospectus Supplement, the L/C Issuer will be obligated to honor drawings under a letter of credit in an aggregate dollar amount (which may be fixed or may be reduced as described in the related Prospectus Supplement), net of unreimbursed payments thereunder, equal to the amount described in the related Prospectus Supplement. The amount available under a letter of credit will be reduced to the extent of the unreimbursed payments thereunder.

      Cash Collateral Account. If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by a guaranty (the "Cash Collateral Guaranty") secured by the deposit of cash or certain Eligible Investments in an account (the "Cash Collateral Account") reserved for the beneficiaries of the Cash Collateral Guaranty or by a Cash Collateral Account alone. The amount available pursuant to the Cash Collateral Guaranty or the Cash Collateral Account will be the lesser of amounts on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments are made to beneficiaries of the Cash Collateral Guaranty from the Cash Collateral Account or from the Cash Collateral Account directly.

      Reserve Account. If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the establishment of a reserve account (the "Reserve Account"). The Reserve Account may be funded, to the extent provided in the related Prospectus Supplement, by an initial cash deposit, the retention of certain periodic distributions of principal or interest otherwise payable to one or more Classes of Certificates, including the subordinated Certificates, or both, or the provision of a letter of credit, guarantee insurance policy other form of credit or any combination thereof. The Reserve Account will be established to assure the subsequent distribution of principal or interest on the Certificates of such Series or Class thereof in the manner provided in the related Prospectus Supplement.

      Yield Supplement Account. If so specified in the related Prospectus Supplement the Servicer will establish and maintain a Yield Supplement Account for the benefit of the Certificateholders of such Series. Amounts on deposit in the Yield Supplement Account (together with investment earnings thereon) will be released and deposited into the Collection Account in the amounts and at the times specified in the Prospectus Supplement for such Series. Each such deposit into the Collection Account will be treated as collections of Finance Charge Receivables allocable to the Certificates of the related Series. The Yield Supplement Account for any Series will be funded with the proceeds from offering of the related Investor Certificates.

      Collateral Interest. If so specified in the related Prospectus Supplement, support for a Series of Certificates or one or more Classes thereof may be provided initially by an uncertificated, subordinated interest in the Trust (the "Collateral Interest") in an amount initially equal to a percentage of the Certificates of such Series specified in the Prospectus Supplement. References to Enhancement Invested Amounts herein include Collateral Interests, if any.

      Surety Bond or Insurance Policy. If so specified in the related Prospectus Supplement, insurance with respect to a Series or Class of Certificates offered hereby may be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the related Prospectus Supplement.

      If so specified in the related Prospectus Supplement, a surety bond may be purchased for the benefit of the holders of any Series or Class of Certificates offered hereby to assure distributions of interest or principal with respect to such Series or Class of Certificates in the manner and amount specified in the related Prospectus Supplement.

      Spread Account. If so specified in the related Prospectus Supplement, support for a Series or one or more Classes of a Series offered hereby may be provided by the periodic deposit of certain available excess cash flow from the Trust Assets into a spread account intended to assure the subsequent distributions of interest and principal on the Certificates of such Class or Series in the manner specified in the related Prospectus Supplement.

INTEREST RATE SWAPS AND RELATED CAPS, FLOORS AND COLLARS

      The Trustee on behalf of the Trust may enter into interest rate swaps and related caps, floors and collars to minimize the risk to Certificateholders from adverse changes in interest rates (collectively, "Swaps").

      An interest rate Swap is an agreement between two parties ("counterparties") to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate Swap. In the typical Swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more referenced interest rates such as the London Interbank Offered Rate ("LIBOR"), a specified bank's prime rate, or U.S. Treasury Bill rates. Interest rate Swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate (such as LIBOR) for a floating rate obligation based upon another referenced interest rate (such as U.S. Treasury Bill rates).

      The Swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized Swap documentation. Caps, floors and collars are more recent innovations, and they are less liquid than other Swaps. There can be no assurance that the Trust will be able to enter into or offset Swaps at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of Swaps may provide for termination under certain circumstances, there can be no assurance that the Trust will be able to terminate or offset a Swap on favorable terms.

SERVICER COVENANTS

      In the Pooling and Servicing Agreement, the Servicer has agreed as to each Receivable and related Account that it will: (a) duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivables or the related Accounts, and will maintain in effect all qualifications required and comply in all material respects with all requirements of law in order to service the Receivables and Accounts, the failure to maintain or comply with which would have a material adverse effect on the Certificateholders; (b) not permit any rescission or cancellation of the Receivables except as ordered by a court of competent jurisdiction or other governmental authority; (c) do nothing to impair the rights of the Certificateholders in the Receivables or the related Accounts; and (d) not reschedule, revise or defer payments due on the Receivables except in accordance with its guidelines for servicing receivables.

      Under the terms of the Pooling and Servicing Agreement, all Receivables in an Account will be assigned and transferred to the Servicer and such Account will no longer be included as an Account if the Servicer discovers, or receives written notice from the Trustee, that any covenant of the Servicer set forth above has not been complied with in all material respects and such noncompliance has not been cured within 60 days (or such longer period as may be agreed to by the Trustee and the Transferor) thereafter and has a material adverse effect on the Certificateholders' Interest in such Receivables. Such assignment and transfer will be made when the Servicer deposits an amount equal to the amount of such Receivables in the Collection Account on the business day preceding the Distribution Date following the Monthly Period during which such obligation arises. This transfer and assignment to the Servicer constitutes the sole remedy available to the Certificateholders if such covenant or warranty of the Servicer is not satisfied and the Trust's interest in any such assigned Receivables will be automatically assigned to the Servicer.

CERTAIN MATTERS REGARDING THE SERVICER


      The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement except (i) upon determination that the performance of such duties is no longer permissible under applicable law or (ii) if such obligations and duties are assumed by any entity that has satisfied the Rating Agency Condition. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling and Servicing Agreement. Notwithstanding the foregoing, Holdings may assign part or all of its obligations and duties as Servicer under the Pooling and Servicing Agreement to an affiliate of Holdings as long as Holdings shall have fully guaranteed the performance of such obligations and duties under the Pooling and Servicing Agreement.


      Any person into which, in accordance with the Pooling and Servicing Agreement, the Transferor or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Transferor or the Servicer is a party, or any person succeeding to the business of the Transferor or the Servicer, will be the successor to the Transferor or the Servicer, as the case may be, under the Pooling and Servicing Agreement.

SERVICER DEFAULT

      In the event of any Servicer Default (as defined below), either the Trustee or Certificateholders holding Certificates evidencing more than 50% of the aggregate unpaid principal amount of all Certificates, by written notice to the Servicer (and to the Trustee if given by the Certificateholders) (a "Termination Notice"), may terminate all of the rights and obligations of the Servicer, as Servicer, under the Pooling and Servicing Agreement and in and to the Receivables and the proceeds thereof and the Trustee will appoint a new Servicer (a "Service Transfer"). The rights and interest of the Transferor under the Pooling and Servicing Agreement in the Transferor's Interest will not be affected by any Termination Notice or Service Transfer. If within 60 days of receipt of a Termination Notice the Trustee does not receive any bids from eligible servicers to act as successor Servicer and receives an officer's certificate from the Transferor to the effect that the Servicer cannot in good faith cure the Servicer Default which gave rise to the Termination Notice, the Trustee shall grant a right of first refusal to the Transferor which would permit the Transferor at its option to purchase the Certificateholders' Interest on the Distribution Date in the next calendar month. The purchase price for the Certificateholders' Interest shall be equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Supplement, and for any Certificates offered hereby, in the Prospectus Supplement.

      The Trustee will as promptly as possible, after the giving of a Termination Notice, appoint a successor Servicer and if no successor Servicer has been appointed by the Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all rights, authority, power and obligations of the Servicer under the Pooling and Servicing Agreement will be vested in the Trustee. Prior to any Service Transfer, the Trustee will seek to obtain bids from potential servicers meeting certain eligibility requirements set forth in the Pooling and Servicing Agreement to serve as a successor Servicer for servicing compensation not in excess of the Servicing Fee plus any amounts payable to the Transferor pursuant to the Pooling and Servicing Agreement.

      A "Servicer Default" refers to any of the following events:


         (a) failure by the Servicer to make any payment, transfer or deposit, or to give instructions to the Trustee to make any payment, transfer or deposit, on the date the Servicer is required to do so under the Pooling and Servicing Agreement or any Supplement, which is not cured within a five business day grace period;

         (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer in the Pooling and Servicing Agreement or any Supplement which has an Adverse Effect and which continues unremedied for a period of 60 days after written notice, or the Servicer assigns its duties under the Pooling and Servicing Agreement, except as specifically permitted thereunder;

         (c) any representation, warranty or certification made by the Servicer in the Pooling and Servicing Agreement, in any Supplement or in any certificate delivered pursuant to the Pooling and Servicing Agreement or any Supplement proves to have been incorrect in any material respect when made, which has an Adverse Effect on the rights of the Certificateholders of any Series, and which Adverse Effect continues for a period of 60 days after written notice; or

         (d) the occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Servicer.


      Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for a period of ten business days after the applicable grace period or referred to under clauses (b) or (c) for a period of 60 business days after the applicable grace period, will not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement and the Servicer must provide the Trustee, the Transferor and any provider of Series Enhancement prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

EVIDENCE AS TO COMPLIANCE


      The Pooling and Servicing Agreement provides that on or before August 31 of each calendar year or such other date as specified in the related Prospectus Supplement, the Servicer will cause a firm of independent certified public accountants (who may also render other services to the Servicer or the Transferor and any affiliates thereof) to furnish a report to the effect that such accounting firm has made a study and evaluation of the Servicer's internal accounting controls relative to the servicing of the Accounts and that, on the basis of such examination, such firm is of the opinion that, assuming the accuracy of reports by the Servicer's third party agents, the system of internal accounting controls in effect on the date of such statement relating to servicing procedures performed by the Servicer, taken as a whole, was sufficient for the prevention and detection of errors and irregularities in amounts that would be material to the financial statements of the Servicer and that such servicing was conducted in compliance with the sections of the Pooling and Servicing Agreement during the period covered by such report (which shall be the period from July 1 (or for the initial period, the relevant Series Issuance Date) of the preceding calendar year to and including June 30 of such calendar year), except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement.


      The Pooling and Servicing Agreement provides for delivery to the Trustee on or before August 31 of each calendar year or such other date as specified in the related Prospectus Supplement, of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fully performed its obligations under the Pooling and Servicing Agreement throughout the preceding year, or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

AMENDMENTS

      The Pooling and Servicing Agreement and any Supplement may be amended from time to time (including in connection with the issuance of a Supplemental Certificate, addition of a Participation Interest, allocation of assets in the Trust to a Series or Group, or to change the definition of Monthly Period, Determination Date or Distribution Date) by the Servicer, the Transferor and the Trustee, and without the consent of the Certificateholders of any Series, provided that (i) an opinion of counsel for the Transferor is addressed and delivered to the Trustee to the effect that the conditions precedent to any such amendment have been satisfied, (ii) the Transferor shall have delivered to the Trustee a certificate of an officer of the Transferor to the effect that the Transferor reasonably believes that such amendment will not have an Adverse Effect and (iii) the Rating Agency Condition shall have been satisfied with respect thereto.

      The Pooling and Servicing Agreement or any Supplement may be amended by the Transferor, the Servicer and the Trustee with the consent of the Certificateholders evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the Certificates of all affected Series for which the Transferor has not delivered an officer's certificate stating that there will be no Adverse Effect, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or any Supplement or of modifying in any manner the rights of Certificateholders. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, deposits or distributions on any Certificate without the consent of each Certificateholder, (b) (i) change the definition or the manner of calculating the Certificateholders' Interest or the Invested Amount or (ii) reduce the aforesaid percentage of the aggregate unpaid principal amount of the Certificates the holders of which are required to consent to any such amendment, in each case without the consent of each Certificateholder or
(c) adversely affect the rating of any Series or Class by a Rating Agency without the consent of the holders of Certificates of such Series or Class evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the Certificates of such Series or Class. Promptly following the execution of any amendment to the Pooling and Servicing Agreement (other than an amendment described in the preceding paragraph), the Trustee will furnish written notice of the substance of such amendment to each Certificateholder. Notwithstanding the foregoing, any Supplement executed in connection with the issuance of one or more new Series of Certificates will not be considered an amendment to the Pooling and Servicing Agreement.

LIST OF CERTIFICATEHOLDERS


      Upon written request of any Holder or group of Holders of Certificates of any Series or of all outstanding Series of record holding Certificates evidencing not less than 10% of the aggregate unpaid principal amount of the Certificates of such Series or all Series, as applicable, the Trustee will afford such Holder or Holders of Certificates access during business hours to the current list of Certificateholders of such Series or of all outstanding Series, as the case may be, for purposes of communicating with other Holders of Certificates with respect to their rights under the Pooling and Servicing Agreement. See "Description of the Certificates -- Book-Entry Registration" and "-- Definitive Certificates."


      The Pooling and Servicing Agreement does not provide for any annual or other meetings of Certificateholders.

THE TRUSTEE


      The Bank of New York will act as trustee under the Pooling and Servicing Agreement. The corporate trust office of The Bank of New York is located at 101 Barclay Street, New York, New York 10286. The Transferor and the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee or the Transferor may hold Certificates in their own names; however, any Certificates so held shall not be entitled to participate in any decisions made or instructions given to the Trustee by the Certificateholders as a group. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.



                  DESCRIPTION OF THE PURCHASE AGREEMENTS


PFR PURCHASE AGREEMENTS

      On the Initial Series Issuance Date, each of BKB and Harris entered into three separate receivables purchase agreements with PFR providing for the sale by BKB or Harris, as applicable, to PFR of all of its right, title and interest in and to the (i) receivables in existence on the Initial Series Issuance Date which were not more than 29 days past due as of the Initial Series Issuance Date (the "Current Initial Receivables Purchase Agreement"), (ii) receivables in existence on the Initial Series Issuance Date which were at least 30 days past due as of the Initial Series Issuance Date and certain other receivables which were otherwise impaired (the "Overdue Initial Receivables Purchase Agreement" and together with the Current Initial Receivables Purchase Agreement, the "Initial Receivables Purchase Agreements") and (iii) all receivables arising in the Accounts (including any Additional Accounts) originated by BKB or Harris, as applicable, which arise after the Initial Series Issuance Date (the "Additional Receivables Purchase Agreements"). Each of BKB and Harris entered into separate assignment and assumption agreements with PFR (each an "Assignment and Assumption Agreement" and together with the Initial Receivables Purchase Agreements and the Additional Receivables Purchase Agreements, the "PFR Purchase Agreements"), pursuant to which (i) each of BKB and Harris assigned to PFR all of their respective right, title and interest in, to and under the receivables subject to the applicable Initial Receivables Purchase Agreement and (ii) PFR assumed all obligations with respect to such receivables. In connection with such sale of receivables to PFR, each of BKB and Harris have indicated in its respective computer records that the subject receivables have been sold to PFR. In addition, each of BKB and Harris will provide to PFR a computer file or a microfiche list containing a true and complete list showing each Account owned by BKB or Harris, as applicable, identified by account number and by total outstanding balance of the related receivables on the applicable date of designation or addition date for Additional Accounts, as the case may be. Each of BKB and Harris, as seller, under the applicable PFR Purchase Agreement, filed UCC financing statements meeting the requirements of applicable state law in each of the jurisdictions in which the books and records relating to the Accounts are maintained with respect to the Receivables. See "Risk Factors -- Characteristics as a Sale; Insolvency and Receivership Risks" and "Certain Legal Aspects of the Receivables."

      Under the Additional Receivables Purchase Agreements, each newly originated Additional Account will, subject to certain conditions, be deemed to be an Account. Each of BKB and Harris are required under their respective Additional Receivables Purchase Agreement to take all actions necessary to comply, or to enable PFR to comply, with the requirements under the Transferor Purchase Agreement relating to Additional Accounts.

      Representations and Warranties; Initial Receivables Purchase Agreements. In each Initial Receivables Purchase Agreement, each of BKB and Harris represents and warrants to PFR that, as of the Initial Series Issuance Date, (a) each Initial Receivables Purchase Agreement constitutes a valid and binding obligation of BKB or Harris, as applicable; (b) it is the sole owner of all right, title and interest in, to and under all of the receivables sold by it to PFR, and has the right, power and authority to sell and transfer the subject receivables to PFR;
(c) the receivables sold by it to PFR are not subject to any assignment, lien, charge, encumbrance or security interest, except as specified in the related cardholder agreements (other than the right of cardholders to assert claims and defenses pursuant to applicable laws); (d) to the best of its knowledge, the related Accounts are not subject to claims, offsets or adjustments and represent the legal, valid and binding obligations of the cardholders (other than the right of cardholders to assert claims and defenses pursuant to applicable laws); (e) it is in compliance with the applicable cardholder agreements , except where the failure to so comply would not have a material adverse effect on the Receivables; and (f) it is licensed to participate in programs offered by Visa and MasterCard to the full extent necessary to generate the subject receivables.

      Representations and Warranties; Assignment and Assumption Agreements. Each of BKB and Harris represents and warrants to PFR in their respective Assignment and Assumption Agreement, that as of the Initial Series Issuance Date, (a) the Assignment and Assumption Agreement and each of the related Initial Receivables Purchase Agreements constitute a valid and binding obligation of BKB or Harris, as applicable; (b) each of the Receivables conveyed by it to PFR is free and clear of any lien (other than liens permitted under the Pooling and Servicing Agreement) of any person claiming through or under BKB or Harris, as applicable, and each of their respective affiliates; (c) the Assignment and Assumption Agreement and the related Additional Receivables Purchase Agreements each constitutes a valid sale, transfer and assignment to PFR of all right, title and interest of BKB or Harris, as applicable, in its respective Receivables and the proceeds thereof and the Interchange and Recoveries payable pursuant thereto, or if such is not the case, such agreements constitute a grant of a first priority perfected security interest in such property to PFR; (d) each Account designated by BKB or Harris, as applicable, as an Eligible Account, is an Eligible Account; (e) each subject Receivable then existing and designated as an Eligible Receivable is an Eligible Receivable; and (f) no event of insolvency has occurred with respect to BKB or Harris, as applicable, and the transfer of the subject Receivables has not been made in contemplation of the occurrence thereof.

      Representations and Warranties; Additional Receivables Purchase Agreements Each of BKB and Harris represents and warrants to PFR in their respective Additional Receivables Purchase Agreement that (a) as of the date of the Additional Receivables Purchase Agreement and as of each date of designation of Additional Accounts thereunder, it is duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the Additional Receivables Purchase Agreement; (b) the Additional Receivables Purchase Agreement constitutes a valid and binding obligation of BKB or Harris, as applicable; (c) each of the Receivables conveyed by it to PFR is free and clear of any lien (except for liens permitted under the Pooling and Servicing Agreement) of any person claiming through or under BKB or Harris, as applicable, or any of their respective affiliates; (d) the Additional Receivables Purchase Agreement constitutes a valid sale, transfer and assignment to PFR of all right, title and interest of each of BKB or Harris, as applicable, in their respective Receivables and the proceeds thereof and the Interchange and Recoveries payable pursuant thereto, or if the Additional Receivables Purchase Agreement does not constitute a sale of such property, then it constitutes a grant of a first priority perfected security interest in such property to PFR; (e) as of the Initial Series Issuance Date and as of each date of designation of Additional Accounts under the Additional Receivables Purchase Agreement, each Additional Account will be an Eligible Account; and (f) as of the Initial Series Issuance Date and as of each date of designation of Additional Accounts under the Additional Receivables Purchase Agreement, each Receivable generated thereunder is, on such date of designation, an Eligible Receivable.


TRANSFEROR PURCHASE AGREEMENT


      Sale of Receivables. Pursuant to the Transferor Purchase Agreement, PFR sells to the Transferor all its right, title and interest in and to
(i) all of the Eligible Receivables acquired by PFR from the Account Originators and all of the Eligible Receivables created in the Accounts following the date of the Transferor Purchase Agreement and (ii) the Eligible Receivables in each Additional Account designated from time to time for inclusion as an Account as of the date of such designation, whether such Eligible Receivables shall then be existing or shall thereafter be created.

      In connection with such sale of the Receivables to the Transferor, PFR indicates in its computer records that the Receivables have been sold to PFRF by it and PFRF will indicate in its files that such Receivables will be sold or transferred by it to the Trust. In addition, PFR will provide or cause to be provided to the Transferor a computer file or a microfiche list containing a true and complete list showing each Account identified by account number and by total outstanding balance of the related Receivables on the applicable Series date of designation or addition date for Additional Accounts, as the case may be. The records of PFR and agreements relating to the Receivables will be marked to evidence such sale or transfer. PFR, as debtor/seller, and PFR files or causes to be filed UCC financing statements meeting the requirements of applicable state law in each of the jurisdictions in which the books and records relating to the Accounts are maintained with respect to the Receivables. See "Risk Factors -- Characteristics as a Sale; Insolvency and Receivership Risks" and "Certain Legal Aspects of the Receivables."


      Pursuant to the Transferor Purchase Agreement, the Transferor will, subject to certain conditions, if the designation of Additional Accounts is required under the Pooling and Servicing Agreement, designate
Additional Accounts to be included as Accounts under the Transferor Purchase Agreement. See "Description of the Pooling and Servicing
Agreement -- Additions of Accounts or Participation Interests."


      Representations and Warranties. In the Transferor Purchase Agreement, PFR represents and warrants to the Transferor to the effect that, among other things, (a) as of the date of the Transferor Purchase Agreement and as of each date of designation of Additional Accounts under the Transferor Purchase Agreement, it is duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the Transferor Purchase Agreement, (b) as of the Initial Series Issuance Date and as of each date of designation of Additional Accounts under the Transferor Purchase Agreement, each Additional Account will be an Eligible Account and (c) as of the Initial Series Issuance Date and as of each date of designation of Additional Accounts under the Transferor Purchase Agreement, each Receivable generated thereunder is, on such date of designation, an Eligible Receivable. Any representation and warranty set forth in the Transferor Purchase Agreement which results in the requirement that the Transferor accept retransfer of an Ineligible Receivable, then PFR will be obligated to repurchase such Ineligible Receivable from the Transferor on the date of such retransfer. The purchase price for any such Ineligible Receivable will be the principal amount thereof plus applicable finance charges.

      PFR also represents and warrants to the Transferor that, among other things, as of the date of the Transferor Purchase Agreement and as of each date of designation of Additional Accounts (a) the Transferor Purchase Agreement constitutes a valid and binding obligation of PFR and
(b) the Transferor Purchase Agreement constitutes a valid sale to the Transferor of all right, title and interest of PFR in and to the Receivables then existing and thereafter created in the Accounts and in the proceeds thereof, or if the Transferor Purchase Agreement does not constitute a sale of such property, then it constitutes a grant of a first priority perfected security interest in such property to the Transferor. If the breach of any of the representations and warranties described in this paragraph results in the obligation of the Transferor under the Pooling and Servicing Agreement to accept retransfer of the Receivables, PFR will repurchase the Receivables retransferred to the Transferor for an amount of cash at least equal to the amount of cash the Transferor is required to deposit under the Pooling and Servicing Agreement in connection with such retransfer.

FORMATION TRANSACTIONS; ACCOUNT ORIGINATION

      Contribution Agreements. Pursuant to the Contribution Agreements, on the Initial Series Issuance Date, each of BKB and Harris contributed to Holdings all of their respective rights under the credit card accounts in the Partners First Portfolio, except (i) the related cardholder agreements, (ii) all rights to create, enforce and collect the receivables and any other amounts owing under the Partners First Portfolio and (iii) all rights to amend and modify the related cardholder agreements (collectively, the "Retained Rights"). Under the Contribution Agreements and the Assistance Agreements, Holdings has the right to designate the financial institutions that will exercise the Retained Rights with respect to the Partners First Portfolio. On the Initial Series Issuance Date, Holdings designated BKB and Harris as the Account Originators with respect to the credit card accounts in the Partners First Portfolio originated by BKB or Harris, respectively. Some time prior to the end of March 1998, each of BKB and Harris will remain Account Originators and will exercise the Retained Rights with respect to the Accounts originated by BKB and Harris, as applicable. In March 1998, Holdings will designate BKB as the sole Account Originator with respect to the existing credit card accounts in the Partners First Portfolio, including the Accounts. Harris will continue to be an Account Originator with respect to new credit card accounts originated by it, including any New Accounts. Prior to the establishment of the Bank, Holdings may designate other financial institutions as Account Originators, and any such Account Originators would originate credit card accounts into the Partners First Portfolio. In addition, it is anticipated that upon the establishment or acquisition by Holdings of the Bank, Holdings will designate the Bank as the sole Account Originator with respect to the credit card accounts in the Partners First Portfolio, including the Accounts and any New Accounts, and, in connection therewith, each of BKB and Harris will cease to be an Account Originator. As an Account Originator, the Bank would also originate credit card accounts. However, none of the credit card accounts originated by the Bank or any other Account Originator may be designated as Accounts and none of the related receivables may be transferred to the Trust unless certain conditions, including the Rating Agency Condition, are satisfied. ; however, any such credit card accounts may only be designated as an Account and the related Receivables may only be included in the Trust, if certain conditions, including the Rating Agency Condition, are satisfied.

      Assistance Agreements. Pursuant to the Assistance Agreements, each of BKB and Harris appointed Holdings as its sole and exclusive agent to exercise all of its rights and perform all of its obligations with respect to the credit card accounts in the Partners First Portfolio originated by BKB and Harris, as applicable, except for the power to determine the terms under which new credit card accounts will be originated, whether to extend credit under the credit card accounts and to effect Interchange settlement. In connection with such appointment, Holdings authorized each of BKB and Harris to use, on a non-exclusive basis, Holdings' rights under the credit card accounts in the Partners First Portfolio and related assets including certain proprietary information related thereto, to the extent necessary for each of BKB and Harris to perform the forgoing functions. In its capacity as agent under the Assistance Agreements, Holdings will perform certain functions including, making recommendations with respect to the Credit Card Guidelines, administering the Credit Card Guidelines, managing the Partners First Portfolio, arranging for the billing and collection of any receivables arising thereunder, and otherwise servicing and administering the credit card accounts in the Partners First Portfolio and the related receivables.

      Under the rules of the VISA and MasterCard associations, only certain financial institutions may directly issue credit cards and advance credit under the credit card accounts which bear the names and service marks of VISA or MasterCard. The Assistance Agreements were required in connection with the designation of BKB and Harris as Account Originators because Holdings is not a financial institution. On a going forward basis the Bank and other financial institutions, if any, designated by Holdings as Account Originators, will enter into assistance agreements with Holdings in the form of, or substantially similar to, the Assistance Agreement executed by each of BKB and Harris.

LIMITATIONS ON LIABILITY

      In the event of a breach of a representation or warranty by BKB or Harris under their respective Purchase Agreements or Assignment and Assumption Agreements, BKB or Harris, as applicable, will be liable to PFR for damages. Holdings has agreed to indemnify BKB and Harris for any losses suffered by BKB or Harris, as applicable, resulting from damages payable to PFR in respect of a breach by BKB or Harris of any of their respective representations or warranties under the applicable Assignment and Assumption Agreement, to the extent that BKB or Harris, as applicable, would not have suffered such losses under the Initial Purchase Agreements, and except for any such losses caused by the gross negligence or willful misconduct of BKB or Harris, as applicable. In each of the Assistance Agreements, Holdings agrees to indemnify BKB and Harris for any losses suffered by BKB or Harris, as applicable, resulting from, among other things, damages payable to PFR in respect of a breach by BKB or Harris, of any of their respective representations or warranties under the Additional Receivables Purchase Agreements, except to the extent caused by the gross negligence or wilful misconduct of BKB or Harris, as applicable. Under the Additional Receivables Purchase Agreements, the liability of BKB and Harris for any breach of any representation or warranty is limited to the amount of any recovery by BKB or Harris, as applicable, from Holdings pursuant to Holdings' obligation to indemnify BKB and Harris.



                 CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES


      Under the PFR Purchase Agreements, the Account Originators sell the Receivables to PFR. Under the Transferor Purchase Agreement, PFR sells the Eligible Receivables it purchased from the Account Originators to the Transferor. Under the Pooling and Servicing Agreement, the Transferor, in turn, transfers the Eligible Receivables to the Trust. Each Account Originator, PFR and the Transferor represents and warrants that its respective transfers constitute valid sales and assignments of all of its respective right, title and interest in and to the Receivables subject to the Purchase Agreement to which it is a party. The Transferor also represents and warrants that, if the transfer of Receivables by the Transferor to the Trust is deemed to create a security interest under the UCC, there exists a valid, subsisting and enforceable first priority perfected security interest in the Receivables in existence at the time of the formation of the Trust or at the date of designation of any Additional Accounts, as the case may be, in favor of the Trust and a valid, subsisting and enforceable first priority perfected security interest in the Receivables created thereafter in favor of the Trust on and after their creation, in each case until termination of the Trust. For a discussion of the Trust's rights arising from these representations and warranties not being satisfied, see "Description of the Pooling and Servicing Agreement -- Representations and Warranties."

      Each Account Originator, PFR and the Transferor represents that the Receivables are "accounts" or "general intangibles" for purposes of the UCC. Both the sale of accounts and the transfer of accounts as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions and the filing of an appropriate financing statement or statements is required to perfect the interest of the Trust in the Receivables. If a transfer of general intangibles is deemed to create a security interest rather than a sale, Article 9 of the UCC applies and filing an appropriate financing statement or statements is also required in order to perfect the security interest of the Trust. Financing statements covering the Receivables will be filed under the UCC to protect the Transferor and the Trust if any of the transfers under the Purchase Agreements or the Pooling and Servicing Agreements are deemed to be subject to the UCC. If a transfer of general intangibles is deemed to be a sale, then the UCC is not applicable and no further action under the UCC is required to protect the Trust's interest from third parties.

      There are certain limited circumstances under the UCC in which prior or subsequent transferees of Receivables coming into existence after the Initial Series Issuance Date could have an interest in such Receivables with priority over the Trust's interest. A tax or other government lien or other nonconsensual lien on property of an Account Originator, PFR or the Transferor arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable. Furthermore, if the FDIC were appointed as a conservator or receiver of an Account Originator, the conservator's or receiver's administrative expenses may also have priority over the interest of the Trust in such related Receivables. Under the Purchase Agreements, however, each Account Originator and PFR warrants that it has transferred the Receivables free and clear of the lien of any third party. In addition, each Account Originator and PFR covenants that it will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than pursuant to the Purchase Agreement to which it is a party.


CERTAIN MATTERS RELATING TO INSOLVENCY

      The Transferor will not engage in any activities except purchasing accounts receivable from PFR, forming trusts, transferring such accounts receivable to such trusts, issuing notes or certificates and engaging in activities incident to, or necessary or convenient to accomplish, the foregoing. The Transferor has no intention of filing a voluntary petition under the United States Bankruptcy Code or any similar applicable state law so long as the Transferor is solvent and does not reasonably foresee becoming insolvent.


      Each Account Originator and PFR has represented and warranted in the Purchase Agreements to which it is a party that the transfer of Receivables pursuant such Purchase Agreement is a valid sale of the Receivables or if not a sale of the Receivables, a grant of a first priority perfected security interest in the Receivables. In addition, each Account Originator, PFR and the Transferor have treated and will treat the transaction described in the Purchase Agreement to which it is a party as sales of the Receivables. Each Account Originator has taken or will take all actions that are required under the UCC to perfect PFR's interest in the Receivables conveyed to PFR by such Account Originator. PFR has taken or will take all actions that are required under the UCC to perfect the Transferor's ownership interest in the Receivables. However, in the event of an insolvency, receivership or conservatorship of an Account Originator, it is possible that a receiver or conservator could attempt to recharacterize the transfer by such Account Originator as a pledge of the subject Receivables rather than a true sale. The Federal Deposit Insurance Act ("FDIA"), as amended by FIRREA, which became effective August 9, 1989, sets forth certain powers that the FDIC could exercise if it were appointed as conservator or receiver of an Account Originator. Among other things, the FDIA grants such a conservator or receiver the power to repudiate contracts of, and to request a stay of up to 90 days of any judicial action or proceeding involving, an Account Originator. In the event that PFR were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables from PFR to the Transferor should be recharacterized as a pledge of such Receivables to secure a borrowing from such debtor, then delays in payments of collections of Receivables to the Transferor (and therefore to the Trust and to Certificateholders) could occur and (should the court rule in favor of any such trustee, debtor in possession or creditor) reductions in the amount of such payments could result.

      To the extent that (i) an Account Originator granted a security interest in the Receivables, (ii) the interest was validly perfected before the insolvency of the Account Originator, (iii) the interest was not taken or granted in contemplation of the Account Originator's insolvency or with the intent to hinder, delay or defraud the Account Originator or its respective creditors, (iv) the applicable Purchase Agreement is continuously a record of such Account Originator and (v) the applicable Purchase Agreement represents a bona fide and arm's length transaction undertaken for adequate consideration in the ordinary course of business, such valid perfected security interest of PFR should be enforceable (to the extent of PFR's "actual direct compensatory damages") notwithstanding the insolvency of, or the appointment of a receiver or conservator for, the Account Originator and payments to the Trust with respect to the Receivables (up to the amount of such damages) should not be subject to an automatic stay of payment or to recovery by the FDIC as conservator or receiver of the Account Originator. If, however, the FDIC were to require the Transferor to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, or the conservator or receiver were to request a stay of proceedings with respect to the Account Originator as provided under FIRREA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. The FDIA does not define the term "actual direct compensatory damages." On April 10, 1990, the RTC, formerly a sister agency of the FDIC, adopted a statement of policy (the "RTC Policy Statement") with respect to the payment of interest on collateralized borrowings. The RTC Policy Statement states that interest on such borrowings will be payable at the contract rate up to the date of the redemption or payment by the conservator, receiver, or the trustee of an amount equal to the principal owed plus the contract rate of interest up to the date of such payment or redemption, plus any expenses of liquidation if provided for in the contract, to the extent secured by the collateral. In a 1993 case involving zero- coupon bonds, however, a federal district court held that the RTC was instead obligated to pay bondholders the fair market value of repudiated bonds as of the date of repudiation. The FDIC itself has not adopted a policy statement on payment of interest on collateralized borrowings.

      In the event of an insolvency, receivership or conservatorship of an Account Originator, and a creditor or conservator of the Account Originator were to request a court to order that the Account Originator should be substantively consolidated with the Transferor, delays in payments on the Certificates and possible reductions in such payments could result. In addition, in the event of an insolvency, receivership, conservatorship or bankruptcy of PFR, and a creditor or trustee-in-bankruptcy of PFR or PFR itself, as debtor in possession, were to request a court to order that PFR should be substantively consolidated with the Transferor, delays in payments on the Certificates and possible reductions in such payments could result.

      The Transferor will take all actions that are required under the UCC to perfect the Trust's interest in the Receivables and the Transferor has warranted to the Trust that the Trust will have a first priority security interest therein and, with certain exceptions, in the proceeds thereof. Nevertheless, a tax or government lien or other nonconsensual lien on property of the Transferor arising prior to the time a Receivable is conveyed to the Trust may have priority over the interest of the Trust in such Receivable. The Transferor has been structured such that (i) the voluntary or involuntary application for relief under Bankruptcy Code or similar applicable state laws, and (ii) the substantive consolidation of the Transferor and PFR are unlikely. The Transferor is a separate, special purpose subsidiary, the certificate of incorporation of which provides that it shall not file a voluntary petition for relief under Bankruptcy Code without the unanimous affirmative vote of all of its directors. Pursuant to the Pooling and Servicing Agreement, the Trustee covenants that it will not at any time institute against the Transferor any bankruptcy, reorganization or other proceedings under any Federal or state bankruptcy or similar law. In addition, certain other steps will be taken to avoid the Transferor's becoming a debtor in a bankruptcy case. Notwithstanding such steps, if the Transferor were to become a debtor in a bankruptcy case, and a bankruptcy trustee for the Transferor or a creditor of the Transferor or the Transferor itself were to take the position that the transfer of the Receivables from the Transferor to the Trust should be recharacterized as a pledge of such Receivables, then delays in payments on the Certificates and possible reductions in the amount of such payments could result.

      Upon the appointment of a bankruptcy trustee, receiver or conservator or upon the commencement of a bankruptcy, receivership, conservatorship or similar proceeding with respect to PFRF, the Servicer will promptly give notice thereof to the Trustee and a Pay Out Event or Reinvestment Event may occur with respect to a Series (or all of the Series). Pursuant to the Pooling and Servicing Agreement, newly created Receivables will not be transferred to the Trust on and after any such appointment or voluntary liquidation. In the event of an Insolvency Event, the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, unless within a specified period of time Certificateholders representing undivided interests aggregating more than 50% of the Invested Amount of each Series of Certificates issued and outstanding (or, with respect to any Series with two or more Classes, 50% of the Invested Amount of each Class) and possibly certain other persons specified in the Supplement for a Series instruct otherwise (assuming that the bankruptcy trustee, conservator or receiver does not order such a sale despite such instructions). The proceeds from the sale of the Receivables would be treated as collections of the Receivables and deposited into the Collection Account and after distribution of such amounts the Trust will terminate. This procedure could be delayed, as described above. In addition, upon the occurrence of a Pay Out Event or Reinvestment Event, if a trustee in bankruptcy, a conservator or receiver is appointed for the Transferor and no Pay Out Event or Reinvestment Event other than such conservatorship or receivership or bankruptcy or insolvency of the Transferor exists, the bankruptcy trustee, conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Early Amortization Period or Early Accumulation Period and may be able to require that new Principal Receivables be transferred to the Trust. In addition, the trustee, receiver or conservator for the Transferor may have the power to cause early sale of the Receivables and the early payment of the Certificates or to prohibit the continued transfer of Receivables to the Trust. See "Description of the Certificates -- Pay Out Events and Reinvestment Events."

      While Holdings is the Servicer, cash collections held by Holdings may, subject to certain conditions, be commingled and used for the benefit of Holdings prior to each Distribution Date and, in the event of the bankruptcy, insolvency, receivership or conservatorship of Holdings or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected security interest in such collections and accordingly, be entitled to such collections. Holdings will be allowed to make monthly rather than daily deposits of collections to the Collection Account if Holdings obtains a commercial paper rating of at least A-1 and P-1 (or its equivalent) by the applicable Rating Agency, or Holdings makes other arrangements that satisfy the Rating Agency Condition. Unless otherwise provided in the related Prospectus Supplement, if any of the foregoing conditions are not satisfied, then Holdings will, within five business days, commence the deposit of collections directly into the Collection Account within two business days of the Date of Processing.

      In the event of a Servicer Default relating to the bankruptcy or insolvency of the Servicer, and no Servicer Default other than such bankruptcy or insolvency related Servicer Default exists, the bankruptcy trustee or the Servicer as debtor in possession, or the conservator or receiver, as the case may be, may have the power to prevent either the Trustee or the Certificateholders from appointing a successor Servicer. See "Description of the Pooling and Servicing Agreement -- Servicer Default."


CONSUMER PROTECTION LAWS


      The relationship of the cardholder and credit card issuer is extensively regulated by Federal and state consumer protection laws. With respect to credit cards issued by the Account Originator, the most significant federal laws include the Federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Billing, Electronic Funds Transfer, Fair Credit Reporting and Fair Debt Collection Practices Acts. These statutes impose various disclosure requirements either before or when an Account is opened, or both, and at the end of monthly billing cycles, and, in addition, limit cardholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and regulate practices followed in collections. In addition, cardholders are entitled under these laws to have payments and credits applied to the credit card account promptly and to request prompt resolution of billing errors. Congress and the states may enact new laws and amendments to existing laws to regulate further the credit card industry. The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee from the Transferor (as the applicable Account Originator's assignee) with respect to obligations arising before transfer of the Receivables to the Trust or as the party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against the obligation to pay the amount of Receivables owing. All Receivables that were not created in compliance in all material respects with the requirements of such laws (if such noncompliance has a material adverse effect on the Certificateholders' interest therein) will be reassigned to the Transferor and ultimately back to PFR. The Servicer has also agreed in the Pooling and Servicing Agreement to indemnify the Trust, among other things, for any liability arising from such violations. For a discussion of the Trust's rights if the Receivables were not created in compliance in all material respects with applicable laws, see "Description of the Pooling and Servicing Agreement -- Representations and Warranties."


      Application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders if such laws result in any Receivables being charged off as uncollectible. See "Description of the Pooling and Servicing Agreement -- Defaulted Receivables; Rebates and Fraudulent Charges."

PROPOSED LEGISLATION

      Congress and the states may enact new laws and amendments to existing laws to regulate further the credit card industry or to reduce finance charges or other fees or charges applicable to credit card accounts. The potential effect of any such legislation could be to reduce the yield on the Accounts. If such yield is reduced, a Pay Out Event or Reinvestment Event could occur, and the Early Amortization Period or Early Accumulation Period would commence. See "Description of the Certificates -- Pay Out Events and Reinvestment Events."


                   U.S. FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      The following discussion, summarizing certain anticipated Federal income tax consequences of the purchase, ownership and disposition of the Certificates of a Series, is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), proposed, temporary and final Treasury regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the Federal income tax laws that may be relevant to Certificate Owners of a Series in light of their personal investment circumstances or to certain types of Certificate Owners of a Series subject to special treatment under the Federal income tax laws (for example, banks and life insurance companies). PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, OR DISPOSITION OF INTERESTS IN CERTIFICATES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, FOREIGN COUNTRY, OR OTHER TAXING JURISDICTION.

CHARACTERIZATION OF THE CERTIFICATES AS INDEBTEDNESS

      Unless otherwise specified in the related Prospectus Supplement, special tax counsel to the Transferor ("Special Tax Counsel") specified in such Prospectus Supplement will, upon issuance of a Series of Certificates, issue an opinion to the Transferor based on the assumptions and qualifications set forth in the opinion that the Certificates of such Series that are offered pursuant to a Prospectus Supplement (the "Offered Certificates;" and for purposes of this section "U.S. Federal Income Tax Consequences" the term "Certificate Owner" refers to a holder of a beneficial interest in an Offered Certificate) will be treated as indebtedness for Federal income tax purposes. However, opinions of counsel are not binding on the Internal Revenue Service (the "IRS") and there can be no assurance that the IRS could not successfully challenge this conclusion.


      The Transferor expresses in the Pooling and Servicing Agreement its intent that for Federal, state and local income or franchise tax purposes, the Offered Certificates of each Series will be indebtedness secured by the Receivables. The Transferor agrees and each Certificateholder and Certificate Owner, by acquiring an interest in an Offered Certificate, agrees or will be deemed to agree to treat the Offered Certificates of such Series as indebtedness for Federal, state and local income or franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Pooling and Servicing Agreement, the Transferor expects to treat such transaction, for regulatory and financial accounting purposes, as a sale of an ownership interest in the Receivables and not as a debt obligation.


      In general, whether for Federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for Federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Unless otherwise set forth in a Prospectus Supplement, it is expected that, as set forth in its opinion, Special Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Receivables has not been transferred to the Certificate Owners.

      In some instances, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Unless otherwise specified in a Prospectus Supplement, it is expected that Special Tax Counsel will advise that the rationale of those cases will not apply to the transaction evidenced by a Series of Certificates, because the form of the transaction, as reflected in the operative provisions of the documents, either is not inconsistent with the characterization of the Offered Certificates of such Series as debt for Federal income tax purposes or otherwise makes the rationale of those cases inapplicable to this situation.

TAXATION OF INTEREST INCOME OF CERTIFICATEHOLDERS

      As set forth above, it is expected that, unless otherwise specified in a Prospectus Supplement, Special Tax Counsel will issue an opinion to the Transferor that the Offered Certificates will constitute indebtedness for Federal income tax purposes, and accordingly, interest thereon will be includible in income by Certificate Owners as ordinary income when received (in the case of a cash basis taxpayer) or accrued (in the case of an accrual basis taxpayer) in accordance with their respective methods of tax accounting. Interest received on the Offered Certificates may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

      While it is not anticipated that the Offered Certificates will be issued at a greater than de minimis discount, under applicable Treasury regulations (the "Regulations") the Offered Certificates may nevertheless be deemed to have been issued with original issue discount ("OID"). This could be the case, for example, if interest payments for a Series are not treated as "qualified stated interest" because the IRS determines that
(i) no reasonable legal remedies exist to compel timely payment and (ii) the Offered Certificates do not have terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency. The Regulations provide that, for purposes of the foregoing test, the possibility of nonpayment due to default, insolvency, or similar circumstances, is ignored. Although this does not directly apply to the Offered Certificates (because they have no actual default provisions) the Transferor intends to take the position that, because nonpayment can occur only as a result of events beyond its control (principally, loss rates and payment delays on the Receivables substantially in excess of those anticipated), nonpayment is a remote contingency. Based on the foregoing, and on the fact that generally interest will accrue on the Offered Certificates at a "qualified floating rate," the Transferor intends to take the position that interest payments on the Offered Certificates constitute qualified stated interest. If, however, interest payments for a Series were not classified as "qualified stated interest," all of the taxable income to be recognized with respect to the Offered Certificates would be includible in income as OID but would not be includible again when the interest is actually received.

      If the Offered Certificates are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the Regulations, the following rules will apply. The excess of the "stated redemption price at maturity" of an Offered Certificate over the original issue price (in this case, the initial offering price at which a substantial amount of the Offered Certificates are sold to the public) will constitute OID. A Certificate Owner must include OID in income as interest over the term of the Offered Certificate under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. In the case of a debt instrument as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument (a "Prepayable Instrument"), the periodic accrual of OID is determined by taking into account both the prepayment assumptions used in pricing the debt instrument and the prepayment experience. If this provision applies to a Class of Certificates (which is not clear), the amount of OID which will accrue in any given "accrual period" may either increase or decrease depending upon the actual prepayment rate. Accordingly, each Certificate Owner should consult its own tax advisor regarding the impact to it of the OID rules if the Offered Certificates are issued with OID. Under the Regulations, a holder of a Certificate issued with de minimis OID must include such OID in income proportionately as principal payments are made on a Class of Certificates.

      A holder who purchases an Offered Certificate at a discount from its adjusted issue price may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Offered Certificate, and for the deferral of interest deductions with respect to debt incurred to acquire or carry the Offered Certificate.

      A subsequent holder who purchases an Offered Certificate at a premium may elect to amortize and deduct this premium over the remaining term of the Offered Certificate in accordance with rules set forth in
Section 171 of the Code.

SALE OF A CERTIFICATE

      In general, a Certificate Owner will recognize gain or loss upon the sale, exchange, redemption, or other taxable disposition of an Offered Certificate measured by the difference between (i) the amount of cash and the fair market value of any property received (other than amounts attributable to, and taxable as, accrued interest) and (ii) the Certificate Owner's tax basis in the Offered Certificate (as increased by any OID or market discount previously included in income by the holder and decreased by any deductions previously allowed for amortizable bond premium and by any payments reflecting principal or OID received with respect to such Certificate). Subject to the market discount rules discussed above and to the holding requirement for preferential capital gain treatment, any such gain or loss generally will be such capital gain, provided that the Offered Certificate was held as a capital asset and provided, further, that if the rules applicable to Prepayable Instruments apply, any OID not previously accrued will be treated as ordinary income. The maximum ordinary income rate for individuals, estates, and trusts exceeds the maximum such capital gains rate for such taxpayers. In addition, capital losses generally may be used only to offset capital gains.

TAX CHARACTERIZATION OF THE TRUST

      The Pooling and Servicing Agreement permits the issuance of Classes of Certificates that are treated for Federal income tax purposes either as indebtedness or as an interest in a partnership. Accordingly, the Trust could be characterized either as (i) a security device to hold Receivables securing the repayment of the Certificates of all Series or
(ii) a partnership in which the Transferor and certain classes of Certificateholders are partners, and which has issued debt represented by other Classes of Certificates (including, unless otherwise specified in a Supplement, the Offered Certificates). In connection with the issuance of Certificates of any Series, Special Tax Counsel will render an opinion to the Transferor, based on the assumptions and qualifications set forth therein, that under then current law, the issuance of the Certificates of such Series will not cause the Trust to be characterized for Federal income tax purposes as an association (or publicly traded partnership) taxable as a corporation.

      The opinion of Special Tax Counsel with respect to Offered Certificates and the Trust will not be binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus and a related Prospectus Supplement constitutes a sale of the Receivables (or an interest therein) to the Certificate Owners of one or more Series or Classes and that the proper classification of the legal relationship between the Transferor and some or all of the Certificate Owners or Certificateholders of one or more Series resulting from the transaction is that of a partnership (including a publicly traded partnership) or a publicly traded partnership taxable as a corporation. Unless otherwise specified in a Prospectus Supplement for a Series, the Transferor intends to treat the certificates of each Series that are sold to investors as indebtedness for Federal income tax purposes and intends to treat any Participation as a shared ownership interest in the Receivables, rather than an interest in a partnership. Accordingly, the Transferor currently does not intend to file the Federal income tax reports that would apply if any Class of Certificates or any Participation was treated as an interest in a partnership or corporation (unless, as is permitted by the Pooling and Servicing Agreement, an interest in the Trust is issued or sold that is intended to be classified as an interest in a partnership).

      If the Trust were treated in whole or in part as a partnership in which some or all Certificate Owners of one or more Series were partners, that partnership could be classified as a publicly traded partnership taxable as a corporation. A partnership will be classified as a publicly traded partnership taxable as a corporation if equity interests therein are traded on an "established securities market," or are "readily tradeable" on a "secondary market" or its "substantial equivalent" unless certain exceptions apply. One such exception would apply if the Trust is not engaged in a "financial business" and 90% or more of its income consists of interest and certain other types of passive income. Because Treasury regulations do not clarify the meaning of a "financial business" for this purpose, it is unclear whether this exception applies. The Transferor intends to take measures designed to reduce the risk that the Trust could be classified as a publicly traded partnership taxable as a corporation by reason of trading of interests in the Trust other than the Offered Certificates and other certificates with respect to which an opinion is rendered that such certificates constitute debt for Federal income tax purposes. Although the Transferor expects that such measures would be successful, there can be no absolute assurance that the Trust could not become a publicly traded partnership, because certain of the actions necessary to comply with such exceptions are not fully within the control of the Transferor.


      If a transaction were treated as creating a partnership between the Transferor and the Certificate Owners or Certificateholders of one or more Series, the partnership itself would not be subject to Federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the Certificate Owners or Certificateholders of such Series, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Certificate Owner could differ if the Offered Certificates were held to constitute partnership interests, rather than indebtedness. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Offered Certificates. Finally, all or a portion of any taxable income allocated to a Certificate Owner that is a pension, profit-sharing or employee benefit plan or other tax exempt entity (including an individual retirement account) might, under certain circumstances, constitute "unrelated business taxable income" which generally would be taxable to the holder under the Code. Partnership characterization also may have adverse state and local income or franchise tax consequences for a Certificate Owner.


      If it were determined that a transaction created an entity classified as an association or as a publicly traded partnership taxable as a corporation, the Trust would be subject to Federal income tax at corporate income tax rates on the income it derives from the Receivables, which would reduce the amounts available for distribution to the Certificate Owners, possibly including Certificate Owners of a Class that is treated as indebtedness. Such classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to Certificate Owners. Cash distributions to the Certificate Owners (except any Class not recharacterized as an equity interest) generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits.

FASIT

      Certain provisions of the Code provide for the creation of a new type of entity for federal income tax purposes, the "financial asset securitization investment trust" ("FASIT"). While these provisions became effective September 1, 1997, many technical issues concerning FASITs must be addressed by Treasury regulations (which have not yet been issued). The Pooling and Servicing Agreement may be amended in accordance with the provisions thereof to provide that the Transferor may cause a FASIT election to be made for the Trust if the Transferor delivers to the Trustee an opinion of counsel to the effect that, for Federal income tax purposes, (i) the issuance of FASIT regular interests will not adversely affect the tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (ii) following such issuance the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and (iii) such issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificateholder or the Trust.

FOREIGN INVESTORS

      As set forth above, it is expected that Special Tax Counsel will render an opinion, upon issuance, that the Offered Certificates will be treated as debt for U.S. Federal income tax purposes. The following information describes the U.S. Federal income tax treatment of investors that are not U.S. persons ("Foreign Investors") if the Offered Certificates are treated as debt. The term "Foreign Investor" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for U.S. Federal income tax purposes, regardless of its source or (iv) a trust the income of which is includible in gross income for U.S. Federal income tax purposes, regardless of its source or, for tax years beginning after December 31, 1996 (and, if a trustee so elects, for tax years ending after August 20, 1996), a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of such trust.


      Interest, including OID, paid to a Foreign Investor will be subject to U.S. withholding taxes at a rate of 30% unless (x) the income is "effectively connected" with the conduct by such Foreign Investor of a trade or business in the United States evidenced by IRS Form 4224, signed by the Certificate Owner or such owner's Agent, claiming exemption from withholding of tax on income effectively connected with the conduct of a trade or business in the United States; (y) the Foreign Investor delivers IRS Form 1001, signed by the Certificate Owner or such Certificate Owner's Agent, claiming exemption from withholding under an applicable tax treaty; or (z) the Foreign Investor and each securities clearing organization, bank, or other financial institution that holds the Offered Certificates on behalf of the customer in the ordinary course of its trade or business, in the chain between the Certificate Owner and the U.S. person otherwise required to withhold the U.S. tax, complies with applicable identification requirements and, in addition (i) the non-U.S. Certificate Owner does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Transferor entitled to vote (or of a profits or capital interest of the Trust if characterized as a partnership), (ii) the non-U.S. Certificate Owner is not a controlled foreign corporation that is related to the Transferor (or a trust treated as a partnership) through stock ownership,
(iii) the non-U.S. Certificate Owner is not a bank receiving interest described in Code Section 881(c)(3)(A), (iv) such interest is not contingent interest described in Code Section 871(h)(4), and (v) the non-U.S. Certificate Owner does not bear certain relationships to any holder of the Exchangeable Transferor Certificate other than the Transferor or any holder of the Certificates of any Series not properly characterized as debt. Applicable identification requirements generally will be satisfied if there is delivered to a securities clearing organization (i) IRS Form W-8 signed under penalties of perjury by the Certificate Owner, stating that the Certificate Owner is not a U.S. person and providing such Certificate Owner's name and address. In the case of (x), (y) or (z) the appropriate form will be effective provided that (a) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (b) none of the entities receiving the form has actual knowledge that the Certificate Owner is a U.S. person.

      Recently finalized Treasury regulations (the "Withholding Regulations") could affect the procedures to be followed by a Foreign Investor in complying with United States Federal withholding, backup withholding and information reporting rules. The Proposed Regulations are not currently effective but will be effective for payments made after December 31, 1998. Prospective investors are urged to consult their tax advisors regarding the effect, if any, of the Proposed Regulations on the purchase, ownership, and disposition of the Offered Certificates.


      A Certificate Owner that is a nonresident alien or foreign corporation will not be subject to U.S. Federal income tax on gain realized upon the sale, exchange, or redemption of an Offered Certificate, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States, (ii) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange, or redemption occurs, and
(iii) in the case of gain representing accrued interest, the conditions described in the second preceding paragraph are satisfied.

      If the interests of the Certificate Owners of a Series were reclassified as interests in a partnership (not taxable as a corporation), such recharacterization could cause a Foreign Investor to be treated as engaged in a trade or business in the United States. In such event the Certificate Owner of such Series would be required to file a Federal income tax return and, in general, would be subject to Federal income tax, including branch profits tax in the case of a Certificateholder that is a corporation, on its net income from the partnership. Further, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the sum, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. Federal income tax liability.


DEFEASANCE

      The Certificates are subject to Defeasance in certain circumstances. It is not clear under the existing authorities whether Defeasance would, for federal income tax purposes, result in a deemed taxable sale or exchange of the Certificates in exchange for the amounts deposited in the Principal Funding Account and the Reserve Account as a result of the Defeasance; however, if such a sale or exchange were deemed to occur, each Certificateholder would thereafter be deemed to own its pro rata share of the assets in which such amount is invested, and would be required to report its taxable income on such basis.



                         STATE AND LOCAL TAXATION


      General. State income tax consequences to each Certificateholder will depend upon the provisions of the state tax laws to which the Certificateholder is subject. Most states modify or adjust the taxpayer's Federal taxable income to arrive at the amount of income potentially subject to state tax. Resident individuals generally pay state tax on 100% of such state-modified income, while corporations and other taxpayers generally pay state tax only on that portion of state-modified income assigned to the taxing state under the state's own apportionment and allocation rules. Because each state's tax law is different, it is impossible to predict the tax consequences to the Certificateholders in all of the state taxing jurisdictions in which they are already subject to tax. Certificateholders are urged to consult their own tax advisors with respect to state taxes.

      Illinois. Some of the activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place in Illinois. Illinois imposes an income tax on corporations doing business in Illinois measured by their net income apportioned to Illinois. This discussion is based upon present provisions of Illinois law and regulations, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No opinion of counsel or ruling from the Illinois Department of Revenue will be sought on any of the issues discussed below.

      Assuming (i) the Certificates are treated as indebtedness and (ii) the Trust is not a taxable entity for Federal income tax purposes, this treatment will also apply for Illinois tax purposes. Pursuant to this treatment, Certificateholders not otherwise subject to Illinois tax would not become subject to such tax solely because of their ownership of the Certificates. Certificateholders already subject to taxation in Illinois as corporations, however, could be required to pay tax on the income generated from ownership of the Certificates.

      In the alternative, if the Certificates are treated as interests in a partnership (not taxable as a corporation) for Federal income tax purposes, the same treatment would also apply for Illinois tax purposes. In such case, Illinois could view the partnership as doing business in Illinois, and the entity (or the Certificateholders) could be subject to Illinois income and personal property replacement taxes. Such taxes could reduce amounts available for distribution to Certificateholders. Also, a Certificateholder not otherwise subject to taxation in Illinois could become subject to Illinois income taxes as a result of its mere ownership of Certificates.

      If the Certificates are instead treated as ownership interests in a "publicly traded partnership" taxable as a corporation, then the entity could be subject to Illinois income taxes. Such taxes could reduce amounts available for distribution to Certificateholders. While there is no authority directly on point, a Certificateholder not otherwise subject to tax in Illinois should not become subject to Illinois taxes as a result of its mere ownership of such an interest.

      Finally, even if the Certificates are properly classified as debt obligations for Federal Income tax purposes, they might be treated as debt obligations of an entity owned by the Seller and the holders of any other interest in the Trust (including any Collateral Interest). That entity could be subject to Illinois income taxes. Such taxes could reduce amounts available for distribution to Certificateholders. A Certificateholder not otherwise subject to tax in Illinois would not become subject to Illinois taxes as a result of its mere ownership of Certificates.

      Massachusetts. Some of the activities to be undertaken by the Servicer in servicing the Receivables will take place in Massachusetts. This discussion is based upon present provisions of Massachusetts law and regulations, and applicable judicial and ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Massachusetts Department of Revenue.

      Assuming the Certificates are treated as indebtedness and the Trust is treated as a security device for Federal income tax purposes, this treatment will also apply for Massachusetts tax purposes. Pursuant to this treatment, the Trust will not be subject to Massachusetts income tax and Certificateholders not otherwise subject to Massachusetts tax would not become subject to such tax solely because of their ownership of Certificates.

      Alternatively, if any of the Certificates or any other interests in the Trust (including any Collateral Interest) were treated as interests in a partnership for Federal income tax purposes, the same treatment would apply for Massachusetts tax purposes. In such case, Massachusetts could view the partnership as a corporate trust doing business in Massachusetts, and the Trust could be subject to Massachusetts income tax at a rate of up to 12% on its net income apportioned to Massachusetts. Such tax could reduce amounts available for distribution to Certificateholders. A Certificateholder not otherwise subject to taxation in Massachusetts would not become subject to Massachusetts income taxes as a result of its mere ownership of Certificates.

      Other States. There can be no assurance that other states will not claim that the Servicer has undertaken activities in such states. If such a claim were made, no assurances can be given as to whether the Certificates would be treated as indebtedness or the Trust would be taxable by any particular state.



                           ERISA CONSIDERATIONS

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA and prohibits certain transactions between a plan and parties in interest with respect to such plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of such plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

      Plan fiduciaries must determine whether the acquisition and holding of the Certificates of a Series and the operations of the Trust would result in direct or indirect prohibited transactions under ERISA and the Code. The operations of the Trust could result in prohibited transactions if Benefit Plans that purchase the Certificates of a Series are deemed to own an interest in the underlying assets of the Trust. There may also be an improper delegation of the responsibility to manage Benefit Plan assets if Benefit Plans that purchase the Certificates are deemed to own an interest in the underlying assets of the Trust.

      Pursuant to a final regulation (the "Final Regulation") issued by the Department of Labor ("DOL") concerning the definition of what constitutes the "plan assets" of an employee benefit plan subject to ERISA or Section 4975 of the Code, or an individual retirement account ("IRA") (collectively referred to as "Benefit Plans"), the assets and properties of certain entities in which a Benefit Plan makes an equity investment could be deemed to be assets of the Benefit Plan in certain circumstances. Accordingly, if Benefit Plans purchase Certificates of a Series, the Trust could be deemed to hold plan assets unless one of the exceptions under the Final Regulation is applicable to the Trust.


      The Final Regulation only applies to the purchase by a Benefit Plan of an "equity interest" in an entity. Assuming that interests in Certificates of a Series are equity interests in the Trust, the Final Regulation contains an exception that provides that if a Benefit Plan acquires a "publicly-offered security," the issuer of the security is not deemed to hold plan assets. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the offering and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the Benefit Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

      In addition, the Final Regulation provides that if a Benefit Plan invests in an "equity interest" of an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Benefit Plan's assets include both the equity interest and an undivided interest in each of the entity's underlying assets, unless it is established that equity participation by "benefit plan investors" is not "significant" or that another exception applies. Under the Final Regulation, equity participation in an entity by "benefit plan investors" is "significant" on any date if, immediately after the most recent acquisition of any equity interest in the entity (other than a publicly-offered class of equity), 25% or more of the value of any class of equity interests in the entity (other than a publicly-offered class) is held by "benefit plan investors." For purposes of this determination, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee with respect to such assets (or any affiliate of such person) is disregarded. The term "benefit plan investor" is defined in the Final Regulation as
(a) any employee benefit plan (as defined in Section 3(3) of ERISA), whether or not it is subject to the provisions of Title I of ERISA, (b) any plan described in Section 4975(e)(1) of the Code and (c) any entity whose underlying assets include plan assets by reason of any such plan's investment in the entity.

      It is anticipated that interests in the Certificates of a Series will meet the criteria of publicly-offered securities as set forth above. The underwriters expect (although no assurances can be given) that interests in certain Classes of Certificates of each Series, as specified in the related Prospectus Supplement, will be held by at least 100 independent investors at the conclusion of the offering for such Series; there are no restrictions imposed on the transfer of interests in the Certificates of such Classes of such Series; and interests in the Certificates of such Classes of such Series will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act.

      If interests in the Certificates of a Series fail to meet the criteria of publicly-offered securities and investment by benefit plan investors is or becomes significant so that the Trust's assets are deemed to include assets of Benefit Plans that are Certificateholders, transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to such Benefit Plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable. In addition, the Transferor or any underwriter of such Series may be considered to be a party in interest, disqualified person or fiduciary with respect to an investing Benefit Plan. Accordingly, an investment by a Benefit Plan in Certificates may be a prohibited transaction under ERISA and Section 4975 of the Code unless such investment is subject to a statutory or administrative exemption. Thus, for example, if a participant in any Benefit Plan is a cardholder of one of the Accounts, under DOL interpretations the purchase of interests in Certificates by such plan could constitute a prohibited transaction. Five class exemptions issued by the DOL that could apply in such event are DOL Prohibited Transaction Exemption ("PTE") 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts) and 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers). There is no assurance that these exemptions, even if all of the conditions specified therein are satisfied, or any other exemption will apply to all transactions involving the Trust's assets.


      IN LIGHT OF THE FOREGOING, FIDUCIARIES OF A BENEFIT PLAN CONSIDERING THE PURCHASE OF INTERESTS IN CERTIFICATES OF ANY SERIES SHOULD CONSULT THEIR OWN COUNSEL AS TO WHETHER THE ASSETS OF THE TRUST WHICH ARE REPRESENTED BY SUCH INTERESTS WOULD BE CONSIDERED PLAN ASSETS, AND WHETHER, UNDER THE GENERAL FIDUCIARY STANDARDS OF INVESTMENT PRUDENCE AND DIVERSIFICATION, AN INVESTMENT IN CERTIFICATES OF ANY SERIES IS APPROPRIATE FOR THE BENEFIT PLAN TAKING INTO ACCOUNT THE OVERALL INVESTMENT POLICY OF THE BENEFIT PLAN AND THE COMPOSITION OF THE BENEFIT PLAN'S INVESTMENT PORTFOLIO. In addition, fiduciaries should consider the consequences that would apply if the Trust's assets were considered plan assets, the applicability of exemptive relief from the prohibited transaction rules and whether all conditions for such exemptive relief would be satisfied.


      In particular, insurance companies considering the purchase of interests in Certificates of any Series should consult their own employee benefits counsel or other appropriate counsel with respect to the United States Supreme Court's decision in John Hancock Mutual Life Insurance Co.
v. Harris Trust & Savings Bank, 510 U.S. 86 (1993) ("John Hancock"), and the applicability of PTE 95-60. In John Hancock, the Supreme Court held that assets held in an insurance company's general account may be deemed to be "plan assets" under certain circumstances; however, PTE 95-60 may exempt some of the transactions that could occur as the result of the acquisition and holding of interests in Certificates of a Series by an insurance company general account from the penalties normally associated with prohibited transactions. Accordingly, investors should analyze whether John Hancock and PTE 95-60 or any other exemption may have an impact with respect to their purchase of the Certificates of any Series.


      In addition, insurance companies considering the purchase of Certificates using assets of a general account should consult their own employee benefits counsel or other appropriate counsel with respect to the effect of the Small Business Job Protection Act of 1996 which added a new Section 401(c) to ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the DOL is required to issue final regulations (the "General Account Regulations") not later than December 31, 1997 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are intended to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or Federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 may result on the basis of a claim that the assets of the general account of an insurance company constitute the plan assets of any Benefit Plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Benefit Plan invested in a separate account.


                           PLAN OF DISTRIBUTION

      The Transferor may sell Certificates (a) through underwriters or dealers, (b) directly to one or more purchasers, or (c) through agents. The related Prospectus Supplement will set forth the terms of the offering of any Certificates offered hereby, including, without limitation, the names of any underwriters, the purchase price of such Certificates and the proceeds to the Transferor from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

      If underwriters are used in a sale of any Certificates of a Series offered hereby, such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the related Prospectus Supplement, the obligations of the underwriters to purchase such Certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Certificates if any of such Certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      Certificates may also be sold directly by the Transferor or through agents designated by the Transferor from time to time. Any agent involved in the offer or sale of Certificates will be named, and any commissions payable by the Transferor to such agent will be set forth, in the related Prospectus Supplement. Unless otherwise indicated in the related Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

      Any underwriters, agents or dealers participating in the distribution of Certificates may be deemed to be underwriters, and any discounts or commissions received by them on the sale or resale of Certificates may be deemed to be underwriting discounts and commissions, under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Transferor and the Bank to indemnification by the Transferor and the Bank against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be affiliates or customers of, engage in transactions with, or perform services for, the Transferor and the Bank or their affiliates in the ordinary course of business.


                              LEGAL MATTERS

      Certain legal matters and Federal income tax matters relating to the issuance of the Certificates will be passed upon for the Transferor and the Trust by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters will be passed upon for the Underwriters by the counsel named in the Prospectus Supplement.



                          INDEX OF DEFINED TERMS

Terms                                                                Page(s)


Account Originator.......................................................9
Accounts.....................................................1, 12, 39, 82
Accumulation Period Length..............................................53
Additional Accounts.....................................................38
Additional Receivables Purchase Agreements..............................78
Adjustment Payment......................................................71
Adverse Effect......................................................37, 60
Aggregate Addition......................................................38
Aggregate Addition Accounts.............................................37
Assignment and Assumption Agreement.....................................78
Assistance Agreement.....................................................9
Average Rate............................................................34
Bank        ............................................................10
BankBoston  ............................................................47
Bankmont    ............................................................47
Benefit Plans...........................................................92
Billing Cycle...........................................................43
BKB         ..........................................................1, 8
BKB Portfolio...........................................................39
Cash Collateral Account.................................................73
Cash Collateral Guaranty................................................73
Cede        .........................................................6, 49
Cedel       ............................................................17
Cedel Participants......................................................51
Certificate Owner.......................................................85
Certificate Owners.......................................................6
Certificate Rate.........................................................6
Certificateholders.......................................................6
Certificateholders' Interest............................................13
Certificates.............................................................1
Class       .............................................................1
Code        ............................................................85
Collateral Interest.....................................................73
Collection Account......................................................65
Commission  .............................................................6
Contribution Agreement...................................................8
Controlled Accumulation Amount..........................................20
Controlled Accumulation Period..........................................19
Controlled Amortization Amount..........................................21
Controlled Amortization Period..........................................21
Controlled Deposit Amount...............................................20
Controlled Distribution Amount..........................................21
Cooperative ............................................................51
counterparties..........................................................74
Credit Card Guidelines..................................................10
Credit Enhancement......................................................25
Credit Enhancer.........................................................72
Current Initial Receivables Purchase Agreement..........................78
Date of Processing......................................................26
Defaulted Amount........................................................71
Defaulted Receivables...................................................71
Definitive Certificates.................................................49
Depositaries............................................................49
Depository  ............................................................49
Determination Date......................................................26
Dilution    ............................................................71
Disclosure Document.....................................................15
Discount Option Receivables.............................................61
Discount Percentage.....................................................61
Distribution Date.......................................................25
DOL         ............................................................92
DTC         .............................................................6
Early Accumulation Period...............................................20
Early Amortization Period...............................................21
Eligible Account........................................................38
Eligible Institution....................................................65
Eligible Investments....................................................66
Eligible Receivable.....................................................58
Enhancement Invested Amount.........................................13, 72
ERISA       ............................................................92
Euroclear   ............................................................18
Euroclear Operator......................................................51
Euroclear Participants..................................................51
Euroclear Provisions....................................................51
Excess Allocation Series................................................22
Excess Finance Charge Collections.......................................69
Exchange Act.............................................................6
Expected Final Payment Date.............................................18
FAMIS       ........................................................41, 47
FASIT       ............................................................89
FDC         ........................................................28, 41
FDIA        ............................................................82
FDIC        ............................................................29
FDR         .........................................................8, 39
FICO        ............................................................42
Final Regulation........................................................92
Finance Charge Receivables..............................................17
FIRREA      ............................................................29
First Annapolis.........................................................47
Floating Allocation Percentage..........................................67
Foreign Investors.......................................................89
Full Invested Amount....................................................24
Funding Period..........................................................24
General Account Regulations.............................................94
Group       ............................................................13
Group Investor Additional Amounts.......................................68
Group Investor Default Amount...........................................68
Group Investor Finance Charge Collections...............................68
Group Investor Monthly Fees.............................................68
Group Investor Monthly Interest.........................................68
Harris      ..........................................................1, 9
Harris Portfolio........................................................39
Holders     ............................................................52
Holdings    ..........................................................8, 9
Indirect Participants...................................................49
Ineligible Receivables..................................................57
Initial Accounts........................................................16
Initial Receivables.................................................12, 56
Initial Receivables Purchase Agreements.................................78
Initial Series Issuance Date.............................................8
Insolvency Event........................................................31
Interchange ........................................................13, 45
Interest Funding Account................................................18
Interest Payment Date...................................................64
Invested Amount.........................................................64
Investor Finance Charge Collections.....................................68
IRA         ............................................................92
IRS         ............................................................85
John Hancock............................................................94
L/C Issuer  ............................................................72
LIBOR       ............................................................74
Master Formation Agreement..............................................47
MasterCard  ............................................................12
Minimum Monthly Payment.................................................43
Monthly Period..........................................................14
Monthly Servicing Fee...................................................56
New Accounts............................................................38
New Issuance............................................................64
notional    ............................................................74
Offered Certificates....................................................85
OID         ............................................................86
Overdue Initial Receivables Purchase Agreement..........................78
Paired Series...........................................................23
Participants............................................................49
Participation.......................................................15, 65
Participation Interests.................................................13
Participation Percentage................................................65
Participation Supplement............................................15, 65
Partners First Portfolio.................................................9
Pay Out Event...........................................................54
PFR         .............................................................8
PFR Purchase Agreement..................................................11
PFR Purchase Agreements.................................................78
PFRF        ..........................................................1, 8
Pooling and Servicing Agreement..........................................1
Portfolio Yield.........................................................34
Pre-Funding Account.....................................................24
Pre-Funding Amount......................................................24
Premium Option Receivables..............................................62
Premium Percentage......................................................62
Prepayable Instrument...................................................87
Principal Allocation Percentage.....................................23, 67
Principal Commencement Date.............................................18
Principal Funding Account...............................................20
Principal Receivables...................................................17
Principal Sharing Series................................................22
Principal Shortfalls....................................................69
Principal Terms.........................................................64
Prior Series............................................................23
Prospectus Supplement....................................................1
PTE         ............................................................93
Purchase Agreements.....................................................11
Rating Agency...........................................................26
Rating Agency Condition.................................................37
Reallocated Investor Finance Charge Collections.........................68
Reallocation Group......................................................23
Receivables .........................................................1, 12
Record Date ............................................................49
Recoveries  ........................................................12, 46
Regulations ............................................................86
Reinvestment Events.....................................................55
Removed Accounts........................................................16
Required Minimum Principal Balance......................................60
Required Transferor Amount..............................................14
Reserve Account.........................................................73
Retained Rights .....................................................9, 80
Revolving Period........................................................19
RTC         ............................................................29
RTC Policy Statement....................................................83
Securities Act...........................................................6
Series      ..........................................................1, 8
Series Adjusted Invested Amount.........................................66
Series Allocable Defaulted Amount.......................................66
Series Allocable Finance Charge Collections.........................66, 68
Series Allocable Principal Collections..................................66
Series Allocation Percentage............................................66
Series Closing Date.....................................................19
Series Cut-Off Date.....................................................19
Series Enhancement......................................................13
Series Invested Amount..................................................60
Series Required Transferor Amount.......................................66
Series Termination Date.................................................19
Service Transfer........................................................75
Servicer    ..........................................................1, 8
Servicer Default........................................................75
Servicer Interchange....................................................56
Servicing Fee........................................................8, 56
Shared Principal Collections............................................69
Special Funding Account.................................................70
Special Payment Date....................................................55
Special Tax Counsel.....................................................85
Supplement..............................................................15
Supplemental Certificate................................................59
Supplemental Certificates...............................................15
Swaps       ............................................................74
Tax Opinion ............................................................65
Termination Notice......................................................75
Transfer Date...........................................................26
Transferor  ..........................................................1, 8
Transferor Amount...................................................14, 58
Transferor Certificate..................................................15
Transferor Certificates.................................................15
Transferor Purchase Agreement...........................................11
Transferor Servicing Fee................................................56
Transferor's Interest...................................................14
Trust       ..........................................................1, 8
Trust Adjusted Invested Amount..........................................67
Trust Assets............................................................12
Trust Portfolio.........................................................39
Trustee     ..........................................................1, 8
U.S. Federal Income Tax Consequences....................................85
UCC         ............................................................30
UJB         ............................................................41
VISA        ............................................................12
Withholding Regulations.................................................90
Yield Supplement Account................................................17




                                 PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.


Registration Fee.............................................    $303.03
Printing and Engraving.......................................
Trustee's Fees...............................................
Legal Fees and Expenses......................................
Accountant's Fees and Expenses...............................
Rating Agency Fees...........................................
Miscellaneous Fees...........................................





  Total
-----------------






ITEM 15.  INDEMNIFICATION OF OFFICERS AND MANAGERS

      Section 11 of the Registrant's Limited Liability Company Agreement ("Section 11") provides that no person shall be personally liable to the Registrant or its member for monetary damages for breach of fiduciary duty as a manager; provided, however, that the foregoing does not eliminate or limit the liability of a manager (i) for any breach of the manager's duty of loyalty to the Registrant or its member, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iii) for any transaction from which the manager derived an improper personal benefit. The right of indemnification provided in Section 11 is not exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, and will be applicable to matters otherwise within its scope whether or not such matters arose or arise before or after the adoption of Section 11. Without limiting the generality or the effect of the foregoing, the Registrant may enter into one or more agreements with any person, which provide for indemnification greater or different than that provided in Section 11. No repeal or modification of Section 11 by the member of the Registrant may adversely affect any right or protection of a manager of the Registrant existing by virtue of Section 11 at the time of such repeal or modification.

      Section 18-108 of the Delaware Limited Liability Company Act provides that Delaware limited liability companies may indemnify any manager or other person from any and all claims whatsoever.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


      (a)   Exhibits
1.1   Form of Underwriting Agreement.*
3.1   Limited Liability Company Agreement of Partner First Receivables
      Funding, LLC
4.1 Pooling and Servicing Agreement and related agreements as exhibits thereto among Holdings, the Transferor and the Trustee.
4.2   Form of Series Supplement among Holdings, the Transferor and the
      Trustee.**
4.3   Form of Prospectus Supplement.**
4.4 Merger Agreement between Partner First Receivables Funding, LLC and Partner First Receivables Funding Corporation
4.5 Receivables Purchase Agreement between Partners First Receivables, LLC and Partners First Receivables Funding, LLC.*
5.1 Form of opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to legality. *
8.1 Form of opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to tax matters.*
10.1 Master Agreement for the Formation of a Limited Liability Company among BankBoston Corporation, Bankmont Financial Corp., Harris, and First Annapolis Consulting, Inc.
10.2  Contribution Agreement between BKB and Holdings.
10.3  Receivables Purchase and Sale Agreement between BKB and PFR.
10.4  Overdue Receivables Purchase and Sale Agreement between BKB and PFR.
10.5  Receivables Purchase Agreement between BKB and PFR.
10.6  Assignment and Assumption Agreement between BKB and PFR.
10.7  Contribution Agreement between Harris and Holdings.
10.8  Receivables Purchase and Sale Agreement between Harris and PFR.
10.9  Overdue Receivables Purchase and Sale Agreement between Harris and
      PFR.
10.10 Receivables Purchase Agreement between Harris and PFR.
10.11 Assignment and Assumption Agreement between Harris and PFR.
10.12 Servicing Agreement between First Data Resources, Inc. and Partners First Holdings, LLC.
10.13 Assistance Agreement between the BKB and Holdings.
10.14 Assistance Agreement between the Harris and Holdings.
23.1  Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in its opinion, filed as Exhibit 5.1).*
23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in its opinions filed as Exhibit 8.1).*
24    Power of Attorney.
99.1  Letter to the Securities and Exchange Commission of Kathleen
      McGillicuddy.
99.2  Letter to the Securities and Exchange Commission of Rhanna Kidwell.
99.3  Letter to the Securities and Exchange Commission of William Parent.
--------------------
*  To be filed by amendment
** Previously filed.


(b)   Financial Statements


All financial statements, schedules and historical financial information have been omitted as they are not applicable.

ITEM 17.  UNDERTAKINGS

The undersigned Registrant hereby undertakes as follows:


(i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (a)(i) and (a)(ii) will not apply if the information required to be included in a post-effective amendment by those sub-paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(iv) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



                                SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Arundel, State of Maryland, on February 19, 1998.


                                   PARTNERS FIRST RECEIVABLES FUNDING, LLC
                                                   (Registrant)

                                   By  /s/ John R. Soderlund
                                      ------------------------------------
                                      Name:  John R. Soderlund
                                      Title: Chairman


      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned does hereby constitute and appoint each of Jeff H. Slawsky, John R. Soderlund, Terence F. Browne and Mark J. Norwicz his true and lawful attorney-in-fact and agent, each with full power of substitution, for him and on his behalf to sign, execute and file this Registration Statement and any or all amendments (including, without limitation, post-effective amendments and any amendment or Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact and agents may lawfully do or cause to be done.

      Pursuant to the Requirements of the Securities Act of 1933, this Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                 PARTNERS FIRST RECEIVABLES FUNDING, LLC

SIGNATURE                      TITLE
---------                      -----
/s/ John R. Soderlund
------------------------
John R. Soderlund              Chairman                  February  19, 1998
                               (Principal Executive
                               Officer) and Manager

/s/ Jeff H. Slawsky
------------------------
Jeff H. Slawsky                President and Manager     February  19, 1998

/s/ Mark J. Norwicz
------------------------
Mark J. Norwicz                Treasurer and Manager     February  19, 1998
                               (Principal Financial
                                  Officer
                               Principal Accounting
                                  Officer)

/s/ Terence F. Browne
-------------------------
Terence F. Browne              Secretary and Manager     February  19, 1998




                              EXHIBIT INDEX

Exhibit No.          Description
-----------          -----------
      1.1       Form of Underwriting Agreement.*


      3.1       Limited Liability Company Agreement of
                Partners First Receivables Funding, LLC

      4.1       Pooling and Servicing Agreement and
                related agreements as exhibits thereto
                among Holdings, the Transferor and the
                Trustee.

      4.2 Form of Series Supplement among Holdings, the Transferor and the Trustee.**

      4.3       Form of Prospectus Supplement.**

      4.4       Merger Agreement between Partner First
                Receivables Funding, LLC and Partner
                First Receivables Funding Corporation.

      4.5       Receivables Purchase Agreement between
                Partners First Receivables, LLC and
                Partners First Receivables Funding, LLC.*

      5.1       Form of opinion of Skadden, Arps, Slate,
                Meagher & Flom LLP with respect to
                legality.*

      8.1       Form of opinion of Skadden, Arps, Slate,
                Meagher & Flom LLP with respect to tax
                matters.*

    10.1 Master Agreement for the Formation of a Limited Liability Company among BankBoston Corporation, Bankmont Financial Corp., Harris, and First Annapolis Consulting, Inc.

    10.2        Contribution Agreement between BKB and
                Holdings.

    10.3        Receivables Purchase and Sale Agreement
                between BKB and PFR.

    10.4        Overdue Receivables Purchase and Sale
                Agreement between BKB and PFR.

    10.5        Receivables Purchase Agreement between
                BKB and PFR.

    10.6        Assignment and Assumption Agreement
                between BKB and PFR.

    10.7        Contribution Agreement between Harris
                and Holdings.

    10.8        Receivables Purchase and Sale Agreement
                between Harris and PFR.

    10.9        Purchase Receivables Purchase and Sale
                Agreement between Harris and PFR.

    10.10       Receivables Purchase Agreement between
                Harris and PFR.

    10.11       Assignment and Assumption Agreement
                between Harris and Holdings.

    10.12       Servicing Agreement between First Data
                Resources,Inc. and Partners First
                Holdings, LLC.

    10.13       Assistance Agreement between BKB and
                Holdings.

    10.14       Assistance Agreement between Harris and
                Holdings.

    23.1        Consent of Skadden, Arps, Slate, Meagher
                & Flom LLP (included in its opinion filed as Exhibit 5.1).

    23.2        Consent of Skadden, Arps, Slate, Meagher
                & Flom LLP (included in its opinion filed as Exhibit 8.1).

    24          Power of Attorney

    99.1        Letter to the Securities and Exchange
                Commission of Kathleen McGillicuddy.

    99.2        Letter to the Securities and Exchange
                Commission of Rhanna Kidwell.

    99.3        Letter to the Securities and Exchange
                Commission of William Parent.
 --------------------
 * To be filed by amendment.
** Previously filed.